UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MDU Resources Group, Inc.

(Name of Registrant as Specified In Its Charter)

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1200 West Century Avenue	Terry D. Hildestad
President and
Chief Executive Officer
Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

March 9, 2012

To Our Stockholders:

Please join us for the 2012 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 24, 2012, at 11:00 a.m., Central Daylight Saving Time, at 909 Airport Road, Bismarck, North Dakota.

The formal matters are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We also will have a brief report on current matters of interest. Lunch will be served following the meeting.

We were pleased with the stockholder response for the 2011 Annual Meeting at which 88.07 percent of the common stock was represented in person or by proxy. We hope for an even greater representation at the 2012 meeting.

You may vote your shares by telephone, by the Internet, or by returning the enclosed proxy card. Representation of your shares at the meeting is very important. We urge you to submit your proxy promptly.

Brokers may not vote your shares on two of the three matters to be presented if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead, (1) call (701) 530-1000 to request an admission ticket(s), (2) bring a statement from their bank or broker showing proof of stock ownership as of February 24, 2012, to the annual meeting, and (3) present their admission ticket(s) and photo identification, such as a driver’s license. Directions to the meeting will be included with your admission ticket.

I hope you will find it possible to attend the meeting.

Sincerely yours,

Terry D. Hildestad

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

MDU RESOURCES GROUP, INC.
1200 West Century Avenue

Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 2012

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on April 24, 2012

The 2012 Notice of Annual Meeting and Proxy Statement and 2011 Annual Report
to Stockholders are available at www.mdu.com/proxymaterials.

March 9, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota, on Tuesday, April 24, 2012, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

(1)	Election of ten directors nominated by the board of directors for one-year terms;

(2)	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent auditors for 2012;

(3)	Advisory vote to approve the compensation of the company’s named executive officers; and

(4)	Transaction of any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The board of directors has set the close of business on February 24, 2012, as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting.

All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead, (1) call (701) 530-1000 to request an admission ticket(s), (2) bring a statement from their bank or broker showing proof of stock ownership as of February 24, 2012, to the annual meeting, and (3) present their admission ticket(s) and photo identification, such as a driver’s license. Directions to the meeting will be included with your admission ticket. We look forward to seeing you.

By order of the Board of Directors,

Paul K. Sandness
Secretary

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Page

Notice of Annual Meeting of Stockholders

Proxy Statement	1

Voting Information	1

Item 1. Election of Directors	3

Director Nominees	3

Item 2. Ratification of Independent Auditors	10

Accounting and Auditing Matters	10

Item 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	11

Executive Compensation	12

Compensation Discussion and Analysis	12

Compensation Committee Report	33

Summary Compensation Table for 2011	34

Grants of Plan-Based Awards in 2011	36

Outstanding Equity Awards at Fiscal Year-End 2011	40

Pension Benefits for 2011	41

Nonqualified Deferred Compensation for 2011	44

Potential Payments upon Termination or Change of Control	45

Director Compensation for 2011	53

Information Concerning Executive Officers	56

Security Ownership	57

Related Person Transaction Disclosure	58

Corporate Governance	58

Section 16(a) Beneficial Ownership Reporting Compliance	64

Other Business	64

Shared Address Stockholders	64

2013 Annual Meeting of Stockholders	65

Exhibit A – Companies that Participated in the Compensation Surveys used by Towers Perrin (Towers Watson)	A-1

Exhibit B – Companies Surveyed using Equilar, Inc. – MDU Resources Group, Inc. – Chief Executive Officer Competitive Analysis Measuring Long-Term Incentive Compensation and Supplemental Income Security Plan Benefits

B-1

Exhibit C – Companies Surveyed using Equilar, Inc. – Fidelity Exploration & Production Company – Chief Executive Officer Competitive Analysis Measuring Base Salary, Target Annual Cash Compensation, and Target Total Direct Compensation

C-1

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT

The board of directors of MDU Resources Group, Inc. is furnishing this proxy statement beginning March 9, 2012, to solicit your proxy for use at our annual meeting of stockholders on April 24, 2012.

We will pay the cost of soliciting your proxy and reimburse brokers and others for forwarding proxy material to you. Okapi Partners LLC additionally will solicit proxies for approximately $7,000 plus out-of-pocket expenses.

The Securities and Exchange Commission’s e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders as an alternative to mailing full sets of proxy materials except upon request. For 2012, we have elected to use the Securities and Exchange Commission’s full set delivery option, which means that while we are posting our proxy materials online, we are also mailing a full set of our proxy materials to our stockholders. We believe that mailing a full set of proxy materials will help ensure that a majority of outstanding shares of our common stock are present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a full set of proxy materials in the mail for this year’s annual meeting. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

VOTING INFORMATION

Who may vote? You may vote if you owned shares of our common stock at the close of business on February 24, 2012. You may vote each share that you owned on that date on each matter presented at the meeting. As of February 24, 2012, we had 188,830,529 shares of common stock outstanding entitled to one vote per share.

What am I voting on? You are voting on:

•	election of ten directors nominated by the board of directors for one-year terms

•	ratification of the appointment of Deloitte & Touche LLP as the company’s independent auditors for 2012

•	advisory vote to approve the compensation of the company’s named executive officers and

•	any other business that is properly brought before the meeting.

What vote is required to pass an item of business? A majority of our outstanding shares of common stock entitled to vote must be present in person or represented by proxy to hold the meeting.

If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on items 1 and 3 if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

MDU Resources Group, Inc. Proxy Statement	1

Proxy Statement

Item 1 – Election of Directors
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.

Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.

Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Item 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for 2012
Approval of Item 2 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes “against” the proposal.

Item 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
Approval of Item 3 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item. Abstentions will count as votes “against” the item. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors and “for” items 2 and 3.

How do I vote? There are three ways to vote by proxy:

•	by calling the toll free telephone number on the enclosed proxy card

•	by using the Internet as described on the enclosed proxy card or

•	by returning the enclosed proxy card in the envelope provided.

You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. Follow their instructions.

Can I revoke my proxy? Yes. You can revoke your proxy by:

•	filing written revocation with the corporate secretary before the meeting

•	filing a proxy bearing a later date with the corporate secretary before the meeting or

•	revoking your proxy at the meeting and voting in person.

2	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

All nominees for director are nominated to serve one-year terms, until the annual meeting of stockholders in 2013 and until their respective successors are elected and qualified, or until their earlier resignation, removal from office, or death.

We have provided information below about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, business experience, and service on other boards of directors, including any other directorships held during the past five years. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as a director of MDU Resources Group, Inc. at the time we file our proxy statement, in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of ours.

Director Nominees

Thomas Everist	Director Since 1995
Age 62	Compensation Committee

Mr. Everist has served as president and chairman of The Everist Company, Sioux Falls, South Dakota, an aggregate, concrete, and asphalt production company, since April 15, 2002. He has been a managing member of South Maryland Creek Ranch, LLC, a land development company, since June 2006, and president of SMCR, Inc., an investment company, since June 2006. He was previously president and chairman of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 15, 2002. He held a number of positions in the aggregate and construction industries prior to assuming his current position with The Everist Company. He is a director of Showplace Wood Products, Sioux Falls, South Dakota, a custom cabinets manufacturer, and has been a director of Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films since 1996, and its chairman of the board since April 1, 2009. Mr. Everist has been a director of Everist Genomics, Inc., Ann Arbor, Michigan, which provides solutions for personalized medicines, since May 2002, was a director of Angiologix Inc., Mountain View, California, a medical diagnostic device company, from July 2010 through October 2011 when it was acquired by Everist Genomics, Inc., and has been a director of Bell, Inc., Sioux Falls, South Dakota, a manufacturer of folding cartons and packages, since April 2011.

Mr. Everist attended Stanford University where he received a bachelor’s degree in mechanical engineering and a master’s degree in construction management. He is active in the Sioux Falls community and currently serves as a director on the Sanford Health Foundation, a non-profit charitable health services organization. From July 2001 to June 2006, he served on the South Dakota Investment Council, the state agency responsible for prudently investing state funds.

The board concluded that Mr. Everist should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of MDU Resources Group, Inc.’s earnings is derived from its construction services and aggregate mining businesses. Mr. Everist has considerable business experience in this area, with more than 38 years in the aggregate and construction materials industry. He has also demonstrated success in his business and leadership skills, serving as president and chairman of his companies for over 24 years. We value other public company board service. Mr. Everist has experience serving as a director and now chairman of another public company, which enhances his contributions to our board. His leadership skills and experience with his own companies and on other boards enable him to be an effective board member and compensation committee chairman. Mr. Everist is our longest serving board member, providing 17 years of board experience as well as extensive knowledge of our business.

MDU Resources Group, Inc. Proxy Statement	3

Proxy Statement

Karen B. Fagg	Director Since 2005
Age 58	Nominating and Governance Committee
Compensation Committee

Ms. Fagg served as vice president of DOWL LLC, d/b/a DOWL HKM, an engineering and design firm, from April 2008 until her retirement on December 31, 2011. Ms. Fagg was president from April 1, 1995 through March 2008, and chairman and majority owner from June 2000 through March 2008 of HKM Engineering, Inc., Billings, Montana, an engineering and physical science services firm. HKM Engineering, Inc. merged with DOWL LLC on April 1, 2008. Ms. Fagg was employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988 and from 1993 to April 1995. She served as vice president of operations and corporate development director. From 1989 through 1992, Ms. Fagg served a four-year term as director of the Montana Department of Natural Resources and Conservation, Helena, Montana, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; regulating oil and gas exploration and production; and administering several grant and loan programs.

Ms. Fagg has a bachelor’s degree in mathematics from Carroll College in Helena, Montana. She served on the board for St. Vincent’s Healthcare from October 2003 until October 2009, including a term as board chair, on the board of Deaconess Billings Clinic Health System from 1994 to 2002, as a member of the Board of Trustees of Carroll College from 2005 through 2010, and on the board of advisors of the Charles M. Bair Family Trust from 2008 to July 2011, including a term as board chair. She has been a member of the board of directors of the Billings Chamber of Commerce since July 2009 and a member of the Billings Catholic School Board since December 2011. She is also a member of the Montana State University Engineering Advisory Council, whose responsibilities include evaluating the mission and goals of the College of Engineering and assisting in the development and implementation of the college’s strategic plan. From 2002 through 2006, she served on the Montana Board of Investments, the state agency responsible for prudently investing state funds. From 2001 to 2005, she served on the board of Montana State University’s Advanced Technology Park. From 1998 to 2007, she served on the ZooMontana Board and as vice chair from 2005 to 2006.

Ms. Fagg submitted a letter of resignation to the board of directors when she retired from DOWL LLC in accordance with our Director Resignation upon Change of Job Responsibility policy. The board decided that Ms. Fagg should continue to serve as a director and be renominated to serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Construction and engineering, energy, and the responsible development of natural resources are all important aspects of our business. Ms. Fagg has business experience in all these areas, including 17 years of construction and engineering experience at DOWL HKM and its predecessor, HKM Engineering, Inc., where she served as vice president, president, and chairman. Ms. Fagg has also had 14 years of experience in energy research and development at MSE, Inc., where she served as vice president of operations and corporate development director, and four years focusing on stewardship of natural resources as director of the Montana Department of Natural Resources and Conservation. In addition to her industry experience, Ms. Fagg brings to our board 13 years of business leadership and management experience as president and chairman of her own company, as well as knowledge and experience acquired through her service on a number of Montana state and community boards.

Terry D. Hildestad	Director Since 2006
Age 62	President and Chief Executive Officer

Mr. Hildestad was elected president and chief executive officer and a director of the company effective August 17, 2006. He had served as president and chief operating officer from May 1, 2005 until August 17, 2006. Prior to that, he served as president and chief executive officer of our subsidiary, Knife River Corporation, from 1993 until May 1, 2005. He began his career with the company in 1974 at Knife River Corporation, where he served in several operating positions before becoming its president. He additionally serves as an executive officer and as chairman of the company’s principal subsidiaries and of the managing committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.

Mr. Hildestad has a bachelor’s degree from Dickinson State University and has completed the Advanced Management Program at Harvard School of Business. Mr. Hildestad is a member of the U.S. Bancorp Western North Dakota Advisory Board of Directors.

The board concluded that Mr. Hildestad should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. As chief executive officer of MDU Resources Group, Inc., Mr. Hildestad is the only officer of the company to sit on our board, consistent with our past practice. With over 37 years of significant, hands-on experience at our company, Mr. Hildestad has a deep knowledge and understanding of MDU Resources Group, Inc., its operating

4	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

companies and its lines of business. Mr. Hildestad has demonstrated his leadership abilities and his commitment to our company since he was elected president and chief executive officer and a director in 2006 and prior to that time through his long service as chief operating officer of the company and as president and chief executive officer at Knife River Corporation, our construction materials and contracting subsidiary. The board also believes that Mr. Hildestad’s leadership abilities, integrity, values, and good judgment make him well-suited to serve on our board, particularly in this challenging economic environment.

A. Bart Holaday	Director Since 2008
Age 69	Audit Committee
Nominating and Governance Committee

Mr. Holaday headed the Private Markets Group of UBS Asset Management and its predecessor entities for 15 years prior to his retirement in 2001, during which time he managed more than $19 billion in investments. Prior to that he was vice president and principal of the InnoVen Venture Capital Group, a venture capital investment firm. He was founder and president of Tenax Oil and Gas Corporation, an onshore Gulf Coast exploration and production company, from 1980 through 1982. He has four years of senior management experience with Gulf Oil Corporation, a global energy and petrochemical company, and eight years of senior management experience with the federal government, including the Department of Defense, Department of the Interior, and the Federal Energy Administration. He is currently the president and owner of Dakota Renewable Energy Fund, LLC, which invests in small companies in North Dakota. He is a member of the investment advisory board of Commons Capital LLC, a venture capital firm; is a director of Hull Investments, LLC, a private entity that combines nonprofit activities and investments; is a member of the board of directors of Adams Street Partners, LLC, a private equity investment firm, Alerus Financial, a financial services company, Jamestown College, the United States Air Force Academy Endowment (chairman), the Falcon Foundation (director and former vice president), which provides scholarships to Air Force Academy applicants, the Center for Innovation Foundation at the University of North Dakota (chairman and trustee) and the University of North Dakota Foundation; and is chairman and chief executive officer of the Dakota Foundation, a nonprofit foundation that fosters social entrepreneurship. He is a past member of the board of directors of the National Venture Capital Association, Walden University, and the U.S. Securities and Exchange Commission advisory committee on the regulation of capital markets.

Mr. Holaday has a bachelor’s degree in engineering sciences from the U.S. Air Force Academy. He was a Rhodes Scholar, earning a bachelor’s degree and a master’s degree in politics, philosophy, and economics from Oxford University. He also earned a law degree from George Washington Law School and is a Chartered Financial Analyst. In 2005, he was awarded an honorary Doctor of Letters from the University of North Dakota.

The board concluded that Mr. Holaday should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. has significant operations in the natural gas and oil industry where Mr. Holaday has knowledge and experience. He founded and served as president of Tenax Oil and Gas Corporation. He has four years experience in senior management with Gulf Oil Corporation and 16 years of experience managing private equity investments, including investments in oil and gas, as the head of the Private Markets Group of UBS Asset Management and its predecessor organizations. This business experience demonstrates his leadership skills and success in the oil and gas industry. Mr. Holaday brings to the board his extensive finance and investment experience as well as his business development skills acquired through his work at UBS Asset Management, Tenax Oil and Gas Corporation, Gulf Oil Corporation, and several private equity investment firms. This will enhance the knowledge of the board and provide useful insights to management in connection not only with our natural gas and oil business, but with all of our businesses.

Dennis W. Johnson	Director Since 2001
Age 62	Audit Committee

Mr. Johnson is chairman, chief executive officer and president of TMI Corporation, and chairman and chief executive officer of TMI Systems Design Corporation, TMI Transport Corporation, and TMI Storage Systems Corporation, all of Dickinson, North Dakota, manufacturers of casework and architectural woodwork. He has been employed at TMI since 1974 serving as president or chief executive officer since 1982. Mr. Johnson is serving his twelfth year as president of the Dickinson City Commission. He served as a director of the Federal Reserve Bank of Minneapolis from 1993 to 1998. He is a past member and chairman of the Theodore Roosevelt Medora Foundation.

MDU Resources Group, Inc. Proxy Statement	5

Proxy Statement

Mr. Johnson has a bachelor of science degree in electrical and electronics engineering, as well as a master of science degree in industrial engineering from North Dakota State University. He has served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chairperson), the Decorative Laminate Products Association, the North Dakota Technology Corporation, St. Joseph Hospital Life Care Foundation, St. John Evangelical Lutheran Church, Dickinson State University Foundation, the executive operations committee of the University of Mary Harold Schafer Leadership Center, the Dickinson United Way, and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm. He also served on North Dakota Governor Sinner’s Education Action Commission, the North Dakota Job Service Advisory Council, the North Dakota State University President’s Advisory Council, North Dakota Governor Schafer’s Transition Team, and chaired North Dakota Governor Hoeven’s Transition Team. He has received numerous awards including the 1991 Regional Small Business Person of the Year Award and the Greater North Dakotan Award.

The board concluded that Mr. Johnson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Johnson has over 37 years of experience in business management, manufacturing, and finance, and has demonstrated his success in these areas, holding positions as chairman, president, and chief executive officer of TMI for 29 years, as well as through his prior service as a director of the Federal Reserve Bank of Minneapolis. His finance experience and leadership skills enable him to make valuable contributions to our audit committee, which he has chaired for eight years. As a result of his service on a number of state and local organizations in North Dakota, Mr. Johnson has significant knowledge of local, state, and regional issues involving North Dakota, a state where we have significant operations and assets.

Thomas C. Knudson	Director Since 2008
Age 65	Compensation Committee

Mr. Knudson has been president of Tom Knudson Interests since its formation on January 14, 2004. Tom Knudson Interests provides consulting services in energy, sustainable development, and leadership. Mr. Knudson began employment with Conoco Oil Company (Conoco) in May 1975 and retired in 2004 from Conoco’s successor, ConocoPhillips, as senior vice president of human resources and government affairs and communications. Mr. Knudson served as a member of ConocoPhillips’ management committee. His diverse career at Conoco and ConocoPhillips included engineering, operations, business development, and commercial assignments. He was the founding chairman of the Business Council for Sustainable Development in both the United States and the United Kingdom. He has been a director of Bristow Group Inc. since June 2004 and its chairman of the board of directors since August 2006, and was a director of Natco Group Inc. from April 2005 to November 2009 and Williams Partners LP from November 2005 to September 2007. Bristow Group Inc. is a leading provider of helicopter services to the offshore oil industry. Natco Group Inc. is a leading manufacturer of oil and gas processing equipment. Williams Partners LP owns natural gas gathering, transportation, processing, and treating assets, and also has natural gas liquids fractionating and storage assets.

Mr. Knudson has a bachelor’s degree in aerospace engineering from the U.S. Naval Academy and a master’s degree in aerospace engineering from the U.S. Naval Postgraduate School. He served as a naval aviator, flying combat missions in Vietnam, and was a lieutenant commander in 1974 when he was honorably discharged. He has served as an adjunct professor at the Jones Graduate School of Management at Rice University. Mr. Knudson has served on the boards of a number of petroleum industry associations, Covenant House Texas, The Houston Museum of Natural Science, and Alpha USA/Houston. He has served on the National Council of Methodist Neurological Institute since October 2011 and as a Trustee of the Episcopal Seminary of the Southwest, Austin, Texas, since January 2012.

The board concluded that Mr. Knudson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of our earnings is derived from natural gas and oil production and the transportation, storage, and gathering of natural gas. Mr. Knudson has extensive knowledge and experience in this industry as a result of his prior employment with Conoco and ConocoPhillips, as well as through his service on the boards of Natco Group Inc. and Williams Partners LP. Mr. Knudson has a broad background in engineering, operations, and business development, as well as service on the management committee at Conoco and ConocoPhillips, which bring additional experience and perspective to our board. His service as senior vice president of human resources at ConocoPhillips makes him an excellent fit for our compensation committee. Sustainable business development is also an important aspect of our business, and Mr. Knudson, as the founding chairman of the Business Council for Sustainable Development, brings to our board significant experience and knowledge in this area. Mr. Knudson also has significant knowledge of local, state, and regional issues involving Texas, a state where we have important operations and assets.

6	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Richard H. Lewis	Director Since 2005
Age 62	Audit Committee
Nominating and Governance Committee

Mr. Lewis has been the managing general partner of Brakemaka LLLP, a private investment partnership for managing family investments, and president of the Lewis Family Foundation since August 2004. Mr. Lewis serves as chairman of the board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business. He also serves as a director of Colorado State Bank and Trust and on the senior advisory board of TPH Partners, L.P., a private equity fund with an energy only focus. Mr. Lewis founded Prima Energy Corporation, a natural gas and oil exploration and production company, in 1980 and served as chairman and chief executive officer of the company until its sale in July 2004. During his tenure, Prima Energy was named to Forbes Magazine’s 200 Best Small Companies in America list seven times and was ranked the No. 1 Colorado public company for the decade of the 1990s in terms of market return. Mr. Lewis represented natural gas producers on a panel that studied electric restructuring in Colorado and has testified before Congressional committees on industry matters. He worked in private practice as a certified public accountant for eight years, now on inactive status, prior to founding Prima Energy.

Mr. Lewis has a bachelor’s degree in finance and accounting from the University of Colorado. He served as a board member on the Colorado Oil and Gas Association from November 1999 to November 2009, including a term as its president. In 2000, Mr. Lewis was inducted into the Ernst & Young Entrepreneur of the Year Hall of Fame and in 2004 was inducted into the Rocky Mountain Oil and Gas Hall of Fame. Mr. Lewis serves as a board director and as the chairman of the development board of Colorado Uplift, a non-profit organization whose mission is to build long-term, life-changing relationships with urban youth. He also serves on the Board of Trustees of Alliance for Choice in Education, which provides scholarships to inner city youth. He has also served on the Board of Trustees of the Metro Denver YMCA, the Advisory Council to the Leeds School of Business at the University of Colorado, and as a director for the Partnership for the West.

The board concluded that Mr. Lewis should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. derives a significant portion of its earnings from natural gas and oil production, one of our business segments. Mr. Lewis has extensive business experience, recognized excellence, and demonstrated success in this industry through almost 25 years at his company, Prima Energy Corporation, and ten years on the board of the Colorado Oil and Gas Association. In addition to his industry experience, he brings investment experience to our board through his service on the senior advisory board of TPH Partners, L.P., an energy-only private equity fund. As a certified public accountant and a director of Colorado State Bank and Trust, Mr. Lewis also contributes significant finance and accounting knowledge to our board and audit committee. Mr. Lewis also brings to the board his knowledge of local, state, and regional issues involving Colorado and the Rocky Mountain region, where we have important operations.

Patricia L. Moss	Director Since 2003
Age 58	Compensation Committee
Nominating and Governance Committee

Ms. Moss served as the president and chief executive officer of Cascade Bancorp, a financial holding company in Bend, Oregon, from 1998 to January 3, 2012. She served as the chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1993 to January 3, 2012, serving also as president from 1993 to 2003. From 1987 to 1998, Ms. Moss served as chief operating officer, chief financial officer, and corporate secretary of Cascade Bancorp. Ms. Moss has been a director of Cascade Bancorp since 1993 and a director of Bank of the Cascades since 1998 and was elected vice chairman of both boards effective January 3, 2012. Ms. Moss also serves as a director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses within Oregon.

Ms. Moss graduated magna cum laude with a bachelor of science degree in business administration from Linfield College in Oregon and did master’s studies at Portland State University. She received commercial banking school certification at the ABA Commercial Banking School at the University of Oklahoma. She served as a director of the Oregon Business Council, whose mission is to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the Cascades Campus Advisory Board of the Oregon State University; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial and hardwood products, and other specialty products; the Aquila Tax Free Trust of Oregon, a mutual fund created especially for the benefit of Oregon residents; Clear Choice Health Plans Inc., a multi-state insurance company; and as a director and chair of the St. Charles Medical Center.

MDU Resources Group, Inc. Proxy Statement	7

Proxy Statement

In August 2009, the Federal Deposit Insurance Corporation and the Oregon Division of Finance and Corporate Securities entered into a consent agreement with Bank of the Cascades that requires the bank to develop and adopt a plan to maintain the capital necessary for it to be “well-capitalized,” to improve its lending policies and its allowance for loan losses, to increase its liquidity, to retain qualified management, and to increase the participation of its board of directors in the affairs of the bank. In October 2009, the bank’s parent, Cascade Bancorp, entered into a written agreement with the Federal Reserve Bank of San Francisco and the Oregon Division relating largely to improving the financial condition of Cascade Bancorp and the Bank of the Cascades. Cascade Bancorp completed a sale of common stock in January 2011 to private investors that raised sufficient capital to meet the agreement requirements.

Ms. Moss submitted a letter of resignation to the board of directors in connection with her retirement from Cascade Bancorp and Bank of the Cascades in accordance with our Director Resignation upon Change of Job Responsibility policy. The board decided that Ms. Moss should continue to serve as a director and be renominated to serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of MDU Resources Group, Inc.’s utility, construction services, and contracting operations are located in the Pacific Northwest. Ms. Moss has first-hand business experience and knowledge of the Pacific Northwest economy and local, state, and regional issues through her executive positions at Cascade Bancorp and Bank of the Cascades, where she gained over 30 years of experience. Ms. Moss provides to our board her experience in finance and banking, as well as her experience in business development through her work at Cascade Bancorp and on the Oregon Investment Advisory Council and the Oregon Business Council. This business experience demonstrates her leadership abilities and success in the finance and banking industry. Ms. Moss is also certified as a Senior Professional in Human Resources, which makes her well-suited for our compensation committee. In deciding that Ms. Moss should be renominated as a director, the board was mindful of the consent agreement with Bank of the Cascades, but concluded that Ms. Moss brought the many skills and experiences discussed above to our board and had proved herself to be a dedicated and hard-working director.

Harry J. Pearce	Director Since 1997
Age 69	Chairman of the Board

Mr. Pearce was elected chairman of the board of the company on August 17, 2006. Prior to that, he served as lead director effective February 15, 2001, and was vice chairman of the board from November 16, 2000 until February 15, 2001. Mr. Pearce has been a director of Marriott International, Inc., a major hotel chain, since 1995. He was a director of Nortel Networks Corporation, a global telecommunications company, from January 11, 2005 to August 10, 2009, serving as chairman of the board from June 29, 2005. He retired on December 19, 2003, as chairman of Hughes Electronics Corporation, a General Motors Corporation subsidiary and provider of digital television entertainment, broadband satellite network, and global video and data broadcasting. He had served as chairman since June 1, 2001. Mr. Pearce was vice chairman and a director of General Motors Corporation, one of the world’s largest automakers, from January 1, 1996 to May 31, 2001, and was general counsel from 1987 to 1994. He served on the President’s Council on Sustainable Development and co-chaired the President’s Commission on the United States Postal Service. Prior to joining General Motors, he was a senior partner in the Pearce & Durick law firm in Bismarck, North Dakota. Mr. Pearce is a director of the United States Air Force Academy Endowment, and a member of the Advisory Board of the University of Michigan Cancer Center. He is a Fellow of the American College of Trial Lawyers and a member of the International Society of Barristers. He also serves on the Board of Trustees of Northwestern University. He has served as a chairman or director on the boards of numerous nonprofit organizations, including as chairman of the board of Visitors of the U.S. Air Force Academy, chairman of the National Defense University Foundation, and chairman of the Marrow Foundation. He currently serves as a director of the National Bone Marrow Transplant Link and New York Marrow Foundation. Mr. Pearce received a bachelor’s degree in engineering sciences from the U.S. Air Force Academy and his law degree from Northwestern University’s School of Law.

The board concluded that Mr. Pearce should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. values public company leadership and the experience directors gain through such leadership. Mr. Pearce is recognized nationally, as well as in the State of North Dakota, as a business leader and for his business acumen. He has multinational business management experience and proven leadership skills through his position as vice chairman at General Motors Corporation, as well as through his extensive service on the boards of large public companies, including Marriott International Inc.; Hughes Electronics Corporation, where he was chairman; and Nortel Networks Corporation, where he also was chairman. He also brings to our board his long experience as a practicing attorney. In addition, Mr. Pearce is focused on corporate governance issues and is the founding chair of the Chairmen’s Forum, an organization comprised of non-executive chairmen of publicly-traded companies. Participants in the Chairmen’s Forum discuss ways to enhance the accountability of corporations to owners and promote a deeper understanding of independent board leadership and effective practices of board chairmanship. The board also believes that Mr. Pearce’s values and commitment to excellence make him well-suited to serve as chairman of our board.

8	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

John K. Wilson	Director Since 2003
Age 57	Audit Committee

Mr. Wilson was president of Durham Resources, LLC, a privately held financial management company, in Omaha, Nebraska, from 1994 to December 31, 2008. He previously was president of Great Plains Energy Corp., a public utility holding company and an affiliate of Durham Resources, LLC, from 1994 to July 1, 2000. He was vice president of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000. The company bought Great Plains Energy Corp. and Great Plains Natural Gas Co. on July 1, 2000. Mr. Wilson also served as president of the Durham Foundation and was a director of Bridges Investment Fund, a mutual fund, and the Greater Omaha Chamber of Commerce. He is presently a director of HDR, Inc., an international architecture and engineering firm, Tetrad Corporation, a privately held investment company, both based in Omaha, and serves on the advisory board of Duncan Aviation, an aircraft service provider, headquartered in Lincoln, Nebraska. He currently serves as deputy executive director of the Robert B. Daugherty Charitable Foundation, Omaha, Nebraska, and formerly served on the advisory board of US Bank NA Omaha.

Mr. Wilson is a certified public accountant, on inactive status. He received his bachelor’s degree in business administration, cum laude, from the University of Nebraska – Omaha. During his career, he was an audit manager at Peat, Marwick, Mitchell (now known as KPMG), controller for Great Plains Natural Gas Co., and chief financial officer and treasurer for all Durham Resources entities.

The board concluded that Mr. Wilson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Wilson has an extensive background in finance and accounting, as well as extensive experience with mergers and acquisitions, through his education and work experience at a major accounting firm and his later positions as controller and vice president of Great Plains Natural Gas Co., president of Great Plains Energy Corp., and president, chief financial officer, and treasurer for Durham Resources, LLC and all Durham Resources entities. The electric and natural gas utility business was our core business when our company was founded in 1924. That business now operates through four utilities: Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company. Mr. Wilson is our only non-employee director with direct experience in this area through his prior positions at Great Plains Natural Gas Co. and Great Plains Energy Corp. In addition, Mr. Wilson’s extensive finance and accounting experience make him well-suited for our audit committee.

The board of directors recommends a vote “for” each nominee.

A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.

Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.

Our policy on majority voting for directors and our corporate governance guidelines require any nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.

Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

MDU Resources Group, Inc. Proxy Statement	9

Proxy Statement

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS

The audit committee at its February 2012 meeting appointed Deloitte & Touche LLP as our independent auditors for fiscal year 2012. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent auditors since fiscal year 2002.

Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2012, the audit committee will consider your vote in determining its appointment of our independent auditors for the next fiscal year. The audit committee, in appointing our independent auditors, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “for” the ratification of
Deloitte & Touche LLP as our independent auditors for 2012.

Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2012 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.

ACCOUNTING AND AUDITING MATTERS

Fees
The following table summarizes the aggregate fees that our independent auditors, Deloitte & Touche LLP, billed or are expected to bill us for professional services rendered for 2011 and 2010:

	2011	2010	*
Audit Fees(a)	$2,425,700	$2,250,579
Audit-Related Fees(b)	216,410	26,400
Tax Fees(c)	0	9,800
All Other Fees(d)	0	17,943
Total Fees(e)	$2,642,110	$2,304,722

Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0.0%	1.2%

*	The 2010 amounts were adjusted from amounts shown in the 2011 proxy statement to reflect actual amounts.
(a)

Audit fees for 2010 and 2011 consisted of services rendered for the audit of our annual financial statements, reviews of quarterly financial statements, statutory and regulatory audits, compliance with loan covenants, reviews of financial statements for MDU Construction Services Group and subsidiaries, agreed upon procedures associated with the annual submission of financial assurance to the North Dakota Department of Health, filing Form S-3 registration statements (2011 only), and work related to responding to a comment letter from the Securities and Exchange Commission (2011 only).

(b)

Audit-related fees for 2011 and 2010 are associated with the audit of the Intermountain Gas Company’s benefit plans (2010 only), accounting research assistance, and accounting consultation in connection with due diligence (2011 only).

(c)	Tax fees for 2010 include services associated with Section 199 tax credits. There were no tax fees for 2011.
(d)	All other fees for 2010 consist of training provided by Deloitte & Touche LLP on the topic of utility taxes. There were no all other fees for 2011.
(e)	Total fees reported above include out-of-pocket expenses related to the services provided of $275,000 for 2011 and $274,329 for 2010.

Pre-Approval Policy
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2011 in accordance with the pre-approval policy and procedures the audit committee adopted at its August 12, 2003 meeting. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission.

The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management

10	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, Dennis W. Johnson, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services that he approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.

In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP will provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or as an exhibit thereto or may be delivered in a separate written statement.

ITEM 3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in a separate advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. As discussed in the compensation discussion and analysis, our compensation committee and board of directors believe that our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our stockholders. Our compensation committee and board of directors also believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis if they attain specified goals.

Our overall compensation program and philosophy is built on a foundation of these guiding principles:

•	we pay for performance

•	we determine performance based on financial criteria that are important to stockholder value – earnings per share, return on invested capital, and total stockholder return relative to our peers and

•	we review competitive compensation data for each named executive officer position and incorporate internal equity in the final determination of target compensation levels.

We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this proxy statement, including the compensation discussion and analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2011. Accordingly, the following resolution is submitted for stockholder vote at the 2012 annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and our board of directors, although our board and compensation committee will consider the outcome of this vote when making future compensation decisions. As the board of directors determined at its meeting in May 2011, we will provide our stockholders with the opportunity to vote on our named executive officer compensation at every annual meeting until the next required vote on the frequency of stockholder votes on named executive officer compensation. The next required vote on frequency will occur at the 2017 annual meeting of stockholders.

The board of directors recommends a vote “for” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

Approval of the compensation of our named executive officers requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

MDU Resources Group, Inc. Proxy Statement	11

Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

2011 Named Executive Officers
For 2011, our named executive officers were Terry D. Hildestad, Doran N. Schwartz, J. Kent Wells, John G. Harp, and William E. Schneider. Mr. Hildestad is our president and chief executive officer, and Mr. Schwartz is our vice president and chief financial officer. Mr. Wells, president and chief executive officer of Fidelity Exploration & Production Company, a direct wholly-owned subsidiary of WBI Holdings, Inc., was hired in May 2011 and is a named executive officer for the first time. Mr. Harp was president and chief executive officer of MDU Construction Services Group, Inc. during 2011 and, effective January 1, 2012, became chief executive officer of Knife River Corporation as well as MDU Construction Services Group, Inc. Mr. Schneider was president and chief executive officer of Knife River Corporation during 2011 and, effective January 1, 2012, became MDU Resources Group, Inc. executive vice president of Bakken development.

Summary of Company Performance and Named Executive Officer Compensation Paid –2011 Compared to 2010
MDU Resources Group, Inc. was comprised of the following business segments in 2011:

•

electric and natural gas distribution[1] under the leadership of David L. Goodin, the president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company

•

pipeline and energy services under the leadership of Steven L. Bietz, the president and chief executive officer of WBI Holdings, Inc., which is the parent company of WBI Pipeline & Storage Group, Inc. and WBI Energy Services, Inc.

•	exploration and production under the leadership of J. Kent Wells, the president and chief executive officer of Fidelity Exploration & Production Company, a subsidiary of WBI Holdings, Inc.

•	construction materials and contracting under the leadership of William E. Schneider, the president and chief executive officer of Knife River Corporation and

•	construction services under the leadership of John G. Harp, the president and chief executive officer of MDU Construction Services Group, Inc.

Our consolidated financial results for 2011 and 2010 were:

Item	2011 Result	2010 Result
Consolidated Earnings on Common Stock	$212.3 million	$240.0 million
Earnings per Share (diluted)	$1.12	$1.27
Return on Invested Capital	6.3%	7.0%
Total Stockholder Return	9.1%	(11.3)%

Our business segment results were as follows:

•	electric and natural gas distribution earnings increased from $65.9 million in 2010 to $67.7 million in 2011

•	pipeline and energy services earnings decreased from $23.2 million in 2010 to $23.1 million in 2011

•	exploration and production earnings decreased from $85.6 million in 2010 to $80.3 million in 2011

•	construction materials and contracting earnings decreased from $29.6 million in 2010 to $26.4 million in 2011 and

•	construction services earnings increased from $18.0 million in 2010 to $21.6 million in 2011.

1	Natural gas distribution is a separate business segment although we are showing it combined in this discussion.

12	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

While 2011 performance in our electric and natural gas and construction services segments was strong, performance in the pipeline and energy services, exploration and production, and construction materials segments was lower than in 2010. We believe that the compensation of our named executive officers for 2011 reflects these results.

In terms of remuneration, this overview focuses on the total compensation paid to our named executives. Total compensation paid is the sum of base salary, annual incentive award paid, and the value realized upon the vesting of long-term incentive awards of performance shares and restricted stock. While the compensation committee believes that total compensation as reported in the Summary Compensation Table is important, it does not show the actual value in the compensation paid to our named executive officers, which the compensation committee believes is important to show stockholders. The three major differences are that the total compensation reported in the Summary Compensation Table shows:

•

the change in pension value, which increased in 2011 due to lower discount rates used to calculate the values. Because the defined benefit pension plans were frozen as of January 1, 2010, and none of our named executives received benefit level increases in our Supplemental Income Security Plan for 2011, their retirement benefits under these programs did not increase.

•

a grant date fair value assigned to performance share awards, which are potential payments based on multiple assumptions. Performance shares are paid, if at all, three years after grant, based upon our total stockholder return in comparison to our peer group and

•

all other compensation for the named executives officers, which we excluded from total compensation paid because the dollar amount did not change from 2010 to 2011, except for a very small amount for Mr. Harp.

The following table compares total compensation paid to Messrs. Hildestad, Schwartz, Harp, and Schneider, the four 2011 named executive officers who were also employed by the company in 2010. Three of the four named executive officer’s total compensation paid decreased in 2011 and, as a group, their total compensation paid decreased $821,353, or 17.3% when compared to 2010.

Total Compensation Paid in 2011 and 2010

Named Executive Officer	Year	Base Salary ($)	Annual Incentive Awards Paid ($)	Value Realized upon Vesting of Performance Shares ($)		Value Realized upon Vesting of Restricted Stock ($)(3)	Total Compensation Paid ($)(4)
Terry D. Hildestad	2011	750,000	954,750	0	(1)	—	1,704,750
	2010	750,000	762,750	720,474	(2)	73,498	2,306,722
Doran N. Schwartz	2011	273,000	173,765	0	(1)	—	446,765
	2010	252,454	127,053	75,398	(2)	—	454,905
John G. Harp	2011	450,000	438,750	0	(1)	—	888,750
	2010	450,000	438,750	221,666	(2)	—	1,110,416
William E. Schneider	2011	447,400	436,215	0	(1)	—	883,615
	2010	447,400	37,805	329,179	(2)	58,806	873,190
						2011 Total	3,923,880
						2010 Total	4,745,233

(1)	Performance shares granted for the 2008-2010 performance period that did not vest and were forfeited because performance was below threshold.
(2)

Performance shares paid for the 2007-2009 performance period. The value realized is based on our closing stock price of $19.99 on February 11, 2010, and includes the dividend equivalents paid on the vested shares.

(3)

Reflects the value of restricted shares granted in 2001 that vested automatically and were paid on February 15, 2010, based on our closing stock price of $19.80 on February 12, 2010, as February 15, 2010, was a holiday.

(4)	Total compensation paid is the sum of base salary, annual incentive award paid, and the value realized upon vesting of long-term incentive awards of performance shares and restricted stock.

The following table demonstrates our pay for performance policy specifically for our chief executive officer by comparing:

•	his total compensation paid, which is the sum of base salary, annual incentive awards paid, and the value realized upon the

	o	vesting of restricted stock during 2010

	o	vesting of performance shares during 2007, 2008, 2009, and 2010 (none vested in 2011) and

	o	exercise of stock options in 2007

•	his total compensation as reported in the summary compensation table and

•	one-year total stockholder returns for 2007 to 2011.

MDU Resources Group, Inc. Proxy Statement	13

Proxy Statement

5 Year CEO Compensation and Total Stockholder Return

	2007	2008	2009	2010	2011
Total Compensation Paid	$3,248,707	$1,680,323	$2,647,426	$2,306,722	$1,704,750
Total Compensation from Summary Compensation Table	$4,023,732	$3,119,702	$4,203,004	$2,860,918	$3,566,327
1 Year TSR	9.9%	(20.1)%	12.9%	(11.3)%	9.1%

Total Compensation Paid = Base Salary + Annual Bonus Paid + Performance Shares that Vested + Restricted Stock that Vested + 2007 Stock Option Exercise

Comparing Mr. Hildestad’s total compensation paid and total compensation as reported in the summary compensation table against annual total stockholder return shows:

•

In 2007, annual total stockholder return was 9.9% and Mr. Hildestad’s total compensation paid increased by 65% and his total compensation as reported in the summary compensation table increased by 30%.

•

In 2008, annual total stockholder return was (20.1)% and Mr. Hildestad’s total compensation paid decreased by 48% and his total compensation as reported in the summary compensation table decreased by 23%.

•

In 2009, annual total stockholder return was 12.9% and Mr. Hildestad’s total compensation paid increased by 58% and his total compensation as reported in the summary compensation table increased by 35%.

•

In 2010, annual total stockholder return was (11.3)% and Mr. Hildestad’s total compensation paid decreased by 13% and his total compensation as reported in the summary compensation table decreased by 32%.

•

In 2011, annual total stockholder return was 9.1% and Mr. Hildestad’s total compensation paid decreased by 26% and his total compensation as reported in the summary compensation table increased by 25%.

Overview of 2011 Compensation for our Named Executive Officers

Our 2011 compensation program for our named executive officers was designed to link their compensation to our financial performance and align their interests with those of our stockholders. Mr. Wells’ compensation was established to induce him to join the company while, at the same time, basing his incentive payments on the attainment of financial results. We discuss Mr. Wells’ compensation in a separate section below, and the following discussion of our named executive officers’ compensation excludes Mr. Wells.

Our overall compensation program and philosophy is built on a foundation of these guiding principles:

•	we pay for performance, with 55.6% to 71.4% of our named executive officers’ 2011 total target direct compensation in the form of incentives

•	we determine performance based on financial criteria that are important to stockholder value – earnings per share, return on invested capital, and total stockholder return relative to our peers

•	we review competitive compensation data for each named executive officer and incorporate internal equity in the final determination of target compensation levels and

•	through our PEER Analysis, we compare our pay-for-performance results with the pay-for-performance results of our peers over five-year periods.

14	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The compensation committee took the following actions with respect to 2011 compensation for our named executive officers:

•	froze 2011 base salaries at their 2009 and 2010 levels for Messrs. Hildestad, Harp, and Schneider and provided a 5% salary increase only to Mr. Schwartz

•	maintained the same percentages of base salary used to establish target incentive awards

•	continued to link our corporate executives’ – i.e., Messrs. Hildestad and Schwartz – 2011 annual incentive awards to the achievement of our business units’ performance goals

•

maintained the limitation on the maximum payment with respect to the return on invested capital portion of the 2011 annual incentive awards at MDU Construction Services Group, Inc., Knife River Corporation, Fidelity Exploration & Production Company, and WBI Holdings, Inc. at 100% of the target incentive award, unless return on invested capital equaled or exceeded the business unit’s weighted average cost of capital

•	provided for mandatory reductions in any performance shares earned pursuant to awards granted in 2011 if our total stockholder return for the 2011-2013 performance period is negative

•

in 2011 the compensation committee did not approve payment of any performance shares or dividend equivalents granted in 2008 for the 2008-2010 performance period due to our negative total stockholder return for the 2008-2010 performance period placing us in the 33rd percentile compared to our performance graph peer group

•	imposed mandatory stock holding requirements on a portion of shares earned pursuant to long-term incentive awards granted in 2011 or thereafter and

•	granted no increases under our SISP, which is a nonqualified retirement plan that provides benefits to our key managers and four of our named executive officers.

J. Kent Wells

We hired Mr. Wells as the president and chief executive officer of Fidelity Exploration & Production Company, effective May 2, 2011. Mr. Hildestad, with assistance from our vice president-human resources, negotiated Mr. Wells’ compensation in connection with his hiring; his compensation is set forth in a letter agreement, which was approved by the compensation committee and the board of directors at their regular February 2011 meetings. The compensation committee approved Mr. Wells’ compensation after considering his extensive experience in leading the oil and gas industry and his demonstrated track record of substantially increasing reserves and production while reducing finding costs.

Mr. Wells’ letter agreement provides for the following:

•

a base salary of $550,000, prorated for his eight months of employment during 2011. We discuss how Mr. Wells’ base salary was determined in the Base Salaries of the Named Executive Officers for 2011 section below.

•

a cash recruitment payment of $550,000 to induce Mr. Wells to join the company and to offset the forfeiture of restricted stock granted by his former employer that would otherwise have vested in 2012 and 2013

•

a target annual incentive award opportunity of 100% of base salary prorated to reflect his eight months of employment during 2011. Mr. Wells would receive a guaranteed minimum payment equal to the 2011 prorated target amount and could earn up to 200% of target if:

	o	Fidelity Exploration & Production Company and WBI Holdings, Inc.’s 2011 earnings per share were at or above 115% of the performance targets approved by the compensation committee

	o	Fidelity Exploration & Production Company and WBI Holdings, Inc.’s 2011 returns on invested capital were both at least equal to their respective weighted average costs of capital

	o	Fidelity Exploration & Production Company achieved its production goal and

	o	WBI Holdings, Inc. achieved its five safety goals.

We discuss this incentive award in the 2011 Annual Incentives section below.

•

to offset other compensation Mr. Wells would have received if he had stayed with his former employer, an additional 2011 incentive award opportunity to earn $1.85 million, payable one-half in cash and one-half in our common stock, if Fidelity Exploration & Production Company’s 2011 cash flow from operations exceeded $132.0 million. We discuss this incentive award in the 2011 Annual Incentives section below.

•	commencing in 2012, a target long-term incentive opportunity of 200% of base salary and

•	relocation benefits consisting of:

	o	reasonable expenses for two home finding trips for Mr. Wells and his spouse

	o	monthly reimbursements of up to $3,000 for 6 months for temporary living expenses

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Proxy Statement

	o	reasonable expenses incurred during the actual move from the Houston area to Denver

	o	reimbursement of actual and reasonable costs of moving household goods and personal effects

	o	a relocation allowance equal to one month’s salary

	o	reimbursement of the following home sale expenses:

		•	reasonable attorney’s fees

		•	federal, state and local transfer taxes

		•	search fees and title insurance

		•	brokerage commission of a licensed real estate broker

		•	mortgage prepayment penalties

		•	recording fees

		•	any other fees or expenses approved in advance in writing by the company

	o	a bonus of 3% of the sales price of Mr. Wells’ Houston area home up to a maximum of $15,000

	o	reimbursement of the following costs to acquire a new home if Mr. Wells purchases a new home within 18 months from his hire date:

		•	title search and title insurance

		•	mortgage service charges and mortgage taxes

		•	bank applications and processing and appraisal fees

		•	recording and notary fees

		•	state and local transfer taxes

		•	termite inspection

		•	land survey

		•	attorney’s fees up to a maximum of 1% of the new mortgage amount

		•	origination fees or points up to a maximum of 2% of the new mortgage amount and

		•	any other fees or expenses approved in writing by the company and

	o	spousal career assistance.

Mr. Wells received $66,031 in relocation benefits for 2011 consisting of $18,000 in temporary living expenses, $2,198 in actual move and related expenses, and $45,833 in relocation allowance. We anticipate Mr. Wells completing his relocation to the Denver area during 2012.

Mr. Wells must repay the relocation benefits he received if he resigns from the company within one year from when his household goods and personal effects are moved to the Denver area.

Objectives of our Compensation Program

We structure our compensation program to help retain and reward the executive officers who we believe are critical to our long-term success. We have a written executive compensation policy for our Section 16 officers, including all our named executive officers. Our policy has the following stated objectives:

•	recruit, motivate, reward, and retain the high performing executive talent required to create superior long-term total stockholder return in comparison to our peer group

•	reward executives for short-term performance, as well as the growth in enterprise value over the long-term

•	provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate

•	ensure effective utilization and development of talent by working in concert with other management processes – for example, performance appraisal, succession planning, and management development and

•	help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking.

16	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

We pay/grant:

•

base salaries in order to provide executive officers with sufficient, regularly-paid income and attract, recruit, and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities

•	opportunities to earn annual incentive compensation in order to be competitive from a total remuneration standpoint and ensure focus on annual financial and operating results and

•	opportunities to earn long-term incentive compensation in order to be competitive from a total remuneration standpoint and ensure focus on stockholder return.

If earned, incentive compensation, which consists of annual cash incentive awards and three-year performance share awards under our Long-Term Performance-Based Incentive Plan, makes up the greatest portion of our named executive officers’ total compensation. The compensation committee believes incentive compensation that comprised approximately 55.6% to 71.4% of total target compensation for the named executive officers, except for Mr. Wells, for 2011 is appropriate because:

•	our named executive officers are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance

•	incentive compensation is more variable than base salary and dependent upon our performance

•	variable compensation helps ensure focus on the goals that are aligned with our overall strategy, and

•

the interests of our named executive officers will be aligned with those of our stockholders by making a majority of the named executive officers’ target compensation contingent upon results that are beneficial to stockholders.

The following table shows the allocation of total target compensation for 2011 among the individual components of base salary, annual incentive, and long-term incentive:

	% of Total Target Compensation Allocated to Base Salary (%)	% of Total Target Compensation Allocated to Incentives

				Annual + Long-Term (%)
Name		Annual (%)	Long-Term (%)
Terry D. Hildestad	28.6	28.6	42.8	71.4
Doran N. Schwartz	44.4	22.2	33.4	55.6
J. Kent Wells (1)	18.6	81.4	0.0	81.4
John G. Harp	39.2	25.5	35.3	60.8
William E. Schneider	39.2	25.5	35.3	60.8
(1) Mr. Wells received two annual incentive awards in 2011, but no long-term incentive award in 2011.

In order to reward long-term growth, as well as short-term results, the compensation committee establishes incentive targets that emphasize long-term compensation as much as or more than short-term compensation for our named executive officers. Except for Mr. Wells, the annual incentive targets for 2011 range from 50% to 100% of base salary and the long-term incentive targets range from 75% to 150% of base salary, depending on the named executive officer’s salary grade. In Mr. Wells’ case for 2011, his incentives are made up of a target annual incentive opportunity of 100% of base salary plus an additional incentive opportunity of $1.85 million. After 2011 and pursuant to his letter agreement, Mr. Wells’ target annual incentive opportunity will remain at 100% of base salary and his long-term incentive target will be 200% of base salary. Generally, our approach is to allocate a higher percentage of total target compensation to the long-term incentive than to the short-term incentive for our higher level executives, since they are in a better position to influence our long-term performance.

Additionally, the long-term incentive, if earned, is paid in company common stock. These awards, combined with our stock ownership policy, promote ownership of our stock by the named executive officers. The compensation committee believes that, as stockholders, the named executive officers will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term.

Role of Compensation Consultants

Our executive compensation policy provides for an assessment of the competitive pay levels for base salary and incentive compensation for each Section 16 officer position to be conducted at least every two years by an independent consulting firm. In 2010 for purposes of 2011 compensation, the compensation committee retained Towers Watson, a nationally recognized consulting firm, to perform this assessment and to assist the compensation committee in establishing competitive compensation targets for our Section 16 officers.

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Proxy Statement

The assessment included identifying any material changes to the positions analyzed and their scopes of responsibility, summarizing current incumbent compensation information, updating competitive compensation information, gathering and analyzing relevant general and industry-specific survey data, validating position matches and survey data with our management, assessing pay relationships for our chief executive officer as compared to our chief financial officer and the business unit presidents and chief executive officers, and updating the base salary structure. Towers Watson assessed competitive pay levels for base salary, total annual cash, which is base salary plus annual incentives, and total direct compensation, which is the sum of total annual cash and the expected value of long-term incentives. They compared our positions to like positions contained in general industry compensation surveys, industry-specific compensation surveys and, for our chief executive officer, to the chief executive officers in our performance graph peer group. Towers Watson also aged the data from the date of the surveys by 2.5% on an annualized basis to estimate 2011 competitive targets. The compensation surveys and databases used by Towers Watson were:

Survey*	Number of Companies Participating (#)	Median Number of Employees (#)(1)		Publicly- Traded Companies (#)		Number of Median Revenue (000s) ($)
Towers Perrin 2009 Compensation Databank General Industry Executive Database	428	19,083		310		6,199,000
Towers Perrin 2009 Compensation Databank Energy Services Executive Database	98	3,290		62		3,371,000
2009 Effective Compensation, Inc. Oil & Gas Exploration Compensation Survey	119	451		49		Not reported
Mercer’s 2009 Total Compensation Survey for the Energy Sector	276	Not reported		205		1,057,000
Watson Wyatt 2009/2010 Report on Top Management Compensation	2,275	—	(2)	—	(2)	—	(2)

(1)	For the 2009 Effective Compensation, Inc. Oil & Gas Exploration Compensation Survey, the number reported as the Median Number of Employees is the average number of employees.
(2)

The 2,275 organizations participating in Watson Wyatt’s 2009/2010 Top Management Compensation Survey included 350 organizations with 2,000 to 4,999 employees; 327 organizations with 5,000 to 9,999 employees; 264 organizations with 10,000 to 19,999 employees; and 330 organizations with 20,000 or more employees. Watson Wyatt did not provide a revenue breakdown or the number of publicly-traded companies participating in its survey.

*

The information in the table is based solely upon information provided by the publishers of the surveys and is not deemed filed or a part of this compensation discussion and analysis for certification purposes. For a list of companies that participated in the compensation surveys and databases, see Exhibit A.

In billions of dollars our revenues for 2009, 2010, and 2011 were approximately $4.2, $3.9, and $4.0, respectively.

Since there were no specific data sources dedicated to the construction services or construction material industries, Towers Watson considered data from a subset of companies in the Towers Perrin 2009 Compensation Databank General Industry Executive Database and five public companies. The companies from the general industry survey, along with key financial data, were:

Company Name*	Market Capitalization Fiscal Year-End ($) (millions)	Revenue ($) (millions)	Total Assets ($) (millions)
Hovnanian Enterprises	302.8	1,596.3	2,024.6
KB Home	1,193.4	1,824.9	3,436.0
Owens Corning	3,276.1	4,803.0	7,167.0
PulteGroup	3,822.7	4,084.4	10,051.2
Carpenter Technology	916.2	1,362.3	1,497.4
Century Aluminum	1,498.2	899.3	1,861.8
Crown Holdings	4,129.5	7,938.0	6,532.0
Kennametal	1,559.2	1,999.9	2,347.0
Martin Marietta Materials	4,052.6	1,702.6	3,239.3
Newmont Mining	23,338.6	7,705.0	22,299.0
Vulcan Materials	6,654.0	2,690.5	8,533.0

*

The information in the table is based solely upon information provided by the publisher of the general industry survey and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

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Proxy Statement

The five public companies Towers Watson referenced, along with key financial data, were:

Company Name*	Market Capitalization Fiscal Year-End ($) (millions)	Revenue ($) (millions)	Total Assets ($) (millions)
Dycom Industries	496.5	1,106.9	693.5
Quanta Services	4,363.8	3,318.1	4,117.0
EMCOR Group	1,781.1	5,547.9	2,981.9
U.S. Concrete	34.1	534.5	389.2
Granite Construction	1,300.3	1,963.5	1,709.6

*	The information in the table is based solely upon information provided by Towers Watson and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

Revenues for 2009, 2010, and 2011 were approximately $819.0 million, $789.1 million and $854.0 million, respectively, for our construction services segment and were approximately $1.5 billion each year for our construction materials segment.

Role of Management

To verify the comparability of Mr. Hildestad’s target long-term incentive compensation and his Supplemental Income Security Plan benefits, the compensation committee directed the human resources department to prepare a report comparing the combined value of long-term incentive compensation and nonqualified defined benefit plan benefits of other chief executive officers. The report was prepared by compiling data from Equilar, Inc. and presented at the compensation committee’s November 2010 meeting. The report compared Mr. Hildestad’s target long-term incentive compensation and the Supplemental Income Security Plan benefits to those of the chief executive officers in our performance graph peer group as of February 2010 and companies with revenues ranging from $2.5 billion to $6.5 billion in the construction, energy, and utility industries. We discuss the results of this review in the 2011 Long-Term Incentives section below.

The following companies were in our performance graph peer group as presented at the November 2010 compensation committee meeting:

•	Alliant Energy Corporation	•	OGE Energy Corp.
•	Berry Petroleum Company	•	ONEOK, Inc.
•	Black Hills Corporation	•	Quanta Services, Inc.
•	Comstock Resources, Inc.	•	Questar Corporation
•	Dycom Industries, Inc.	•	SCANA Corporation
•	EMCOR Group, Inc.	•	Southwest Gas Corporation
•	Encore Acquisition Company	•	St. Mary Land & Exploration Company
•	EQT Corporation	•	Swift Energy Company
•	Granite Construction Inc.	•	U.S. Concrete, Inc.
•	Martin Marietta Materials, Inc.	•	Vectren Corporation
•	National Fuel Gas Co.	•	Vulcan Materials Company
•	Northwest Natural Gas Company	•	Whiting Petroleum Corporation
•	NSTAR

The other companies reviewed for this assessment are listed in Exhibit B.

At the request of Mr. Hildestad, the human resources department conducted a competitive assessment in January 2011 to determine the compensation level necessary to recruit a qualified individual to lead Fidelity Exploration & Production Company. Mr. Hildestad, with the assistance of our vice president–human resources, negotiated Mr. Wells’ compensation in connection with his hiring. The January 2011 competitive assessment is discussed in the Base Salaries of the Named Executive Officers for 2011 section below.

The chief executive officer played an important role in recommending 2011 compensation to the committee for the other named executive officers. The chief executive officer assessed the performance of the named executive officers and reviewed the relative value of the named executive officers’ positions and their salary grade classifications. He then reviewed the competitive assessment prepared by Towers Watson and worked with the compensation consultants and the human resources department to prepare 2011 compensation recommendations for the compensation committee, other than for himself. The chief executive officer attended compensation committee meetings; however, he was not present during discussions regarding his compensation.

MDU Resources Group, Inc. Proxy Statement	19

Proxy Statement

Decisions for 2011

The compensation committee, in conjunction with the board of directors, determined all compensation for each named executive officer for 2011 and set overall and individual compensation targets for the three components of compensation – base salary, annual incentive, and long-term incentive. The compensation committee made recommendations to the board of directors regarding compensation of all Section 16 officers, and the board of directors then approved the recommendations.

The compensation committee reviewed the competitive assessment and established 2011 salary grades at its August 2010 meeting. At the November 2010 meeting, it established individual base salaries, target annual incentive award levels, and target long-term incentive award levels for 2011. At their February 2011 meetings, the compensation committee and the board of directors determined annual and long-term incentive awards, along with the payouts based on performance from the recently completed performance period for prior annual and long-term awards. The February 2011 meetings occurred after the release of earnings for the prior year.

Our stockholders had their first advisory vote on our named executive officers’ compensation at the 2011 Annual Meeting of Stockholders, and approximately 94% of the shares present in person or represented by proxy and entitled to vote on the matter approved the named executive officers’ compensation. The compensation committee and the board of directors considered the results of the vote at their November 2011 meetings and did not change our executive compensation program as a result of the vote.

Salary Grades for 2011

The compensation committee determines the named executive officers’ base salaries and annual and long-term incentive targets by reference to salary grades. Each salary grade has a minimum, midpoint, and maximum annual salary level with the midpoint targeted at approximately the 50th percentile of the competitive assessment data for positions in the salary grade. The compensation committee may adjust the salary grades away from the 50th percentile in order to balance the external market data with internal equity. The salary grades also have annual and long-term incentive target levels, which are expressed as a percentage of the individual’s actual base salary. We generally place named executive officers into a salary grade based on historical classification of their positions; however, the compensation committee reviews each classification and may place a position into a different salary grade if it determines that the targeted competitive compensation for the position changes significantly or the executive’s responsibilities and/or performance warrants a different salary grade. The committee also considers, upon recommendation from the chief executive officer, a position’s relative value.

Our named executive officers’ salary grade classifications are listed below along with the 2011 base salary ranges associated with each classification:

			2011 Base Salary (000s)
Position	Grade	Name	Minimum ($)	Midpoint ($)	Maximum ($)
President and CEO	K	Terry D. Hildestad	620	775	930
Vice President and CFO	I	Doran N. Schwartz	260	325	390
President and CEO, Fidelity Exploration & Production Company	J	J. Kent Wells	312	390	468
President and CEO, MDU Construction Services Group, Inc.	J	John G. Harp	312	390	468
President and CEO, Knife River Corporation	J	William E. Schneider	312	390	468

The presidents and chief executive officers of MDU Construction Services Group, Inc. and Knife River Corporation were assigned to salary grade “J” and were unchanged for 2011. In connection with his hiring, the president and chief executive officer of Fidelity Exploration & Production Company was assigned to salary grade “J” in recognition of the importance of this business segment to the company and the elevation of this position to be a direct report to our president and chief executive officer. The committee believes that from an internal equity standpoint, these positions should carry the same salary grade. The vice president and CFO position remained in salary grade “I” for 2011 to maintain a one-step difference in salary grade level when compared to the president and chief executive officer positions at our business units and to reflect the separate treasurer position created in 2010. After reviewing the competitive analysis, the compensation committee made no changes in the base salary ranges associated with each named executive officer’s salary grade classification.

At its August 2010 meeting, the compensation committee reviewed Towers Watson’s assessment of internal equity between our chief executive officer, our chief financial officer, and the presidents and chief executive officers of our business units. The assessment showed that our chief executive officer’s 2010 pay as a multiple of the 2010 pay of our business units’ presidents and chief executive officers is generally consistent with the chief executive officer pay multiples of our performance graph peer group. Additionally, our chief executive officer’s 2010 pay as a multiple of our chief financial officer’s 2010 pay is higher than the chief executive officer pay multiple of our performance graph peer group due to our chief financial officer’s recent promotion to the position. The table below shows pay multiples for base salary, target annual cash, which is base salary plus target annual incentives, and total target direct compensation, which is the sum of target annual cash and the expected value of target long-term incentives.

20	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Internal Equity Assessment*

		2010 CEO Pay Multiple for MDU Resources Group, Inc.			CEO Pay Multiple of Performance Graph Peer Group (1)
Title	Company or Business Unit	Base Salary	Target Annual Cash	Total Target Direct Compensation	Base Salary	Target Annual Cash	Total Target Direct Compensation
President & CEO	MDU Resources Group, Inc.	—	—	—	—	—	—
Vice President & CFO	MDU Resources Group, Inc.	2.9x	3.8x	4.5x	2.0x	2.2x	2.4x
President & CEO / 2nd Highest Paid	MDU Construction Services
	Group, Inc.	1.7x	2.0x	2.3x	1.6x	1.7x	1.8x
President & CEO / 3rd Highest Paid	Knife River Corporation	1.7x	2.0x	2.3x	1.9x	2.2x	2.4x
President & CEO / 4th Highest Paid	WBI Holdings, Inc.	2.1x	2.6x	2.9x	2.2x	2.4x	3.0x
President & CEO / 5th Highest Paid	Combined Utility Group (2)	2.3x	2.8x	3.2x	2.4x	3.1x	4.1x

(1)	Performance graph peer group compensation data compiled by Towers Watson from most recent proxy statements as of July 2010.
(2)	Combined Utility Group consists of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company
*	The information in the table is based solely upon information provided by Towers Watson and is not deemed filed or a part of this compensation discussion and analysis for certification purposes

The compensation committee determines where, relative to the midpoint of each salary grade, an individual’s base salary should be based on one or more of the following:

•	executive’s performance on financial goals and on non-financial goals, including the results of the performance assessment program

•	executive’s experience, tenure, and future potential

•	position’s relative value compared to other positions within the company

•	relationship of the salary to the competitive salary market value

•	internal equity with other executives and

•	economic environment of the corporation or executive’s business unit.

Our performance assessment program rates performance of our executive officers, except for our chief executive officer, in the following areas, which help determine actual salaries within the range of salaries associated with the executive’s salary grade:

•	visionary leadership	•	leadership
•	strategic thinking	•	mentoring
•	leading with integrity	•	relationship building
•	managing customer focus	•	conflict resolution
•	financial responsibility	•	organizational savvy
•	achievement focus	•	safety
•	judgment	•	Great Place to Work ®
•	planning and organization

An executive’s overall performance in our performance assessment program is rated on a scale of one to five, with five as the highest rating denoting distinguished performance. An overall performance above 3.75 is considered commendable performance.

The chief executive officer assessed each other named executive officer’s performance under the performance assessment program, and the compensation committee, as well as the full board of directors, assessed the chief executive officer’s performance.

The board of directors rates our chief executive officer’s performance in the following areas:

•	leadership	•	succession planning
•	integrity and values	•	human resources
•	strategic planning	•	external relations
•	financial results	•	board relations
•	communications

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Proxy Statement

Our chief executive officer’s performance was rated on a scale of one to five, with five as the highest rating denoting performance well above expectations.

Base Salaries of the Named Executive Officers for 2011

In recognition of the continued challenging economic environment and our efforts to control costs, the compensation committee determined that, except for Mr. Schwartz, there would be no base salary increases for 2011. The compensation committee had also frozen 2010 base salaries at their 2009 levels for our named executive officers, except for Mr. Schwartz who received an increase in connection with his promotion to chief financial officer in 2010. Determination of Mr. Wells’ base salary is discussed below.

Doran N. Schwartz

Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010. For 2011 the compensation committee awarded Mr. Schwartz a 5.0% increase, raising his 2010 salary from $260,000 to $273,000. The compensation committee’s rationale for the increase was in recognition of:

•	Mr. Schwartz’s commendable job in transitioning into his new position of chief financial officer in 2010

•	his salary equaling the minimum of his salary grade

•	his leadership in helping reduce our 2011 corporate overhead expense budget by approximately $700,000 and

•

his assistance in the company achieving a return on invested capital of 7.5% for the twelve months ending June 2010 as compared to the median return on invested capital of 6.4% for companies in our performance graph peer group over the same time period.

J. Kent Wells

When the board initiated a search for a president and chief executive officer of Fidelity & Exploration Company, Mr. Hildestad directed the human resources department to conduct a competitive assessment to determine the remuneration necessary to recruit a qualified individual. The competitive assessment was done in January 2011. Using information collected from most recent public company proxy statements by Equilar, Inc., an independent data collection firm, the human resources department’s analysis looked at 2009 compensation data for chief executive officer positions at companies in the following Standard Industrial Classification (SIC) codes:

•	1311 – Crude Petroleum and Natural Gas

•	1321 – Natural Gas Liquids

•	1381 – Drilling Oil and Gas Wells and

•	1382 – Oil and Gas Field Exploration Services.

Revenue ranged from $250 million to $850 million with median revenue of $591 million at the 36 companies surveyed. These companies are listed on Exhibit C.

The competitive assessment measured base salary, target annual cash compensation, which was base salary plus annual discretionary bonus plus target annual non-equity incentive plan compensation, and target total direct compensation, which was target annual cash compensation plus the target value of long term incentives plus the change in pension and non-qualified deferred compensation plus all other compensation as reported in a company’s proxy statement. The results of the competitive analysis were:

Compensation Item	CEO Data
Base Salary (median)	$559,961
Target Annual Cash Compensation (median)	$1,050,000
Target Total Direct Compensation (median)	$2,337,003

Mr. Wells’ base salary of $550,000 approximated the median base salary of $559,961 paid to chief executive officers in the competitive assessment. We determined that Mr. Wells’ base salary should be close to the median paid to chief executive officers and above the maximum for his salary grade level because we determined that level was necessary to recruit Mr. Wells for this position.

22	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The following table shows each named executive officer’s base salary for 2010 and 2011 and the percentage change:

Name	Base Salary for 2010 (000s) ($)	Base Salary for 2011 (000s) ($)	% Change (%)
Terry D. Hildestad	750.0	750.0	0.0
Doran N. Schwartz (1)	260.0	273.0	5.0
J. Kent Wells (2)	n/a	550.0	n/a
John G. Harp	450.0	450.0	0.0
William E. Schneider	447.4	447.4	0.0

(1)	Elected vice president and chief financial officer effective February 17, 2010. Salary shown is not prorated.
(2)	Hired May 2, 2011, as president and chief executive officer of Fidelity Exploration & Production Company. Salary shown is not prorated.

2011 Annual Incentives

What the Performance Measures Are and Why We Chose Them
The compensation committee develops and reviews financial and other corporate performance measures to help ensure that compensation to the executives reflects the success of their respective business unit and/or the corporation, as well as the value provided to our stockholders. For Messrs. Wells, Harp, and Schneider, the performance measures for annual incentive awards are their respective business unit’s annual return on invested capital results compared to target and their respective business unit’s allocated earnings per share results compared to target, with Mr. Wells’ 2011 annual incentive weighted 75% for Fidelity Exploration & Production Company and 25% for WBI Holdings, Inc.

For the named executive officers working at MDU Resources Group, Inc. in 2011, who were Messrs. Hildestad and Schwartz, the compensation committee based 2011 annual incentives on the weighted average of the incentive payments made to the chief executive officers of MDU Construction Services Group, Inc., Knife River Corporation, WBI Holdings, Inc., and the Combined Utility Group, which consists of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company. The compensation committee’s rationale for this approach was to provide greater alignment between the MDU Resources Group, Inc. executives and the business unit executives’ annual incentive payments and performance. This methodology requires that all business unit executives receive a maximum annual incentive payment before the MDU Resources Group, Inc. executives receive a maximum annual incentive payment.

The compensation committee believes earnings per share and return on invested capital are very good measurements in assessing a business unit’s performance from a financial standpoint. Earnings per share is a generally accepted accounting principle measurement and is a key driver of stockholder return over the long-term. Return on invested capital measures how efficiently and effectively management deploys capital. Sustained returns on invested capital in excess of a business unit’s cost of capital create value for our stockholders.

Allocated earnings per share for a business unit is calculated by dividing that business unit’s earnings by the business unit’s portion of the total company weighted average shares outstanding. Return on invested capital for a business unit is calculated by dividing the business unit’s earnings, without regard to after tax interest expense and preferred stock dividends, by the business unit’s average capitalization for the calendar year.

The compensation committee determines the weighting of the performance measures each year based upon recommendations from the chief executive officer. The compensation committee maintained the 2011 performance measure weightings at 50% each because the compensation committee believes both measures are equally important in driving stockholder value in the short term and long term.

We establish our incentive plan performance targets in connection with our annual financial planning process, where we assess the economic environment, competitive outlook, industry trends, and company specific conditions to set projections of results. The compensation committee evaluates the projected results and uses this evaluation to establish the incentive plan performance targets based upon recommendation of the chief executive officer. The compensation committee also considers annual change in the return on invested capital measure in establishing targets to help ensure that return on invested capital will equal or exceed the weighted average cost of capital over time. The weighted average cost of capital is a composite cost of the individual sources of funds including equity and debt used to finance a company’s assets. It is calculated by averaging the cost of debt plus the cost of equity by the proportion each represents in our capital structure. For 2011, the compensation committee chose to use the return on invested capital target approved by

MDU Resources Group, Inc. Proxy Statement	23

Proxy Statement

the board in the 2011 business plan. Furthermore, the compensation committee continued its 2010 practice and imposed an additional requirement for the 2011 return on invested capital portion of the annual incentives, except for the Combined Utility Group. Results above the 2011 return on invested capital target would not generate additional annual incentive compensation for business unit executives, unless 2011 return on invested capital results met or exceeded a business unit’s weighted average cost of capital. In that case, the business unit chief executive officer could earn 200% of the annual incentive target attributable to the return on invested capital portion of the annual incentive.

What the Named Executive Officers’ Incentive Targets Are and Why We Chose Them

Targets
The compensation committee established the named executive officers’ annual incentive targets as a percentage of each officer’s actual 2011 base salary.

Messrs. Hildestad’s, Harp’s, and Schneider’s 2011 target annual incentive were 100%, 65%, and 65% of base salary, respectively. The compensation committee determined the 2011 annual incentive targets would remain unchanged from 2010. The compensation committee’s rationale for this decision was based on the competitive assessments. Specifically, the annual incentive target of 100% of base salary for Mr. Hildestad was within the 82% to 135% range of incentives for chief executive officer positions. The annual incentive targets of 65% for Messrs. Harp and Schneider were within the 43% to 71% range of incentives for business unit president and chief executive officer positions. The compensation committee believed, based on internal equity, that there should be a uniform annual incentive target for these two business unit president and chief executive officer positions. Mr. Schwartz’s annual incentive target was 50% of base salary and also remained unchanged from 2010. Mr. Schwartz’s annual incentive target was below the 55% target identified by Towers Watson in its competitive assessment. The committee’s rationale for the slightly lower annual incentive target was to reflect Mr. Schwartz’s recent promotion to vice president and chief financial officer. Mr. Wells’ annual incentive target is discussed below.

Terry D. Hildestad and Doran N. Schwartz
As discussed above, Messrs. Hildestad and Schwartz were awarded 2011 incentives based on the weighted average of the payments made to the business unit chief executive officers, with each payment weighted by the business unit’s average invested capital for 2011. The award opportunities and results for the four business units are discussed below.

As a result of the awards earned by the chief executive officers of the business units, Messrs. Hildestad and Schwartz earned 127.3% of their target awards, resulting in a payment of $954,750 for Mr. Hildestad and $173,765 for Mr. Schwartz.

John G. Harp – MDU Construction Services Group, Inc.
The 2011 award opportunity available to Mr. Harp ranged from no payment if the results were below the 85% level to a 200% payout if:

•	the 2011 allocated earnings per share for MDU Construction Services Group, Inc. were at or above the 115% level and

•	the 2011 return on invested capital was at least equal to MDU Construction Services Group, Inc.’s 2011 weighted average cost of capital.

We set Mr. Harp’s 2011 allocated earnings per share and return on invested capital target levels below his 2010 target level and below the 2010 actual level. Both 2011 target levels reflected significant uncertainty in the overall construction market and anticipated lower margins due to more competitive bids on construction projects. MDU Construction Services Group, Inc.’s 2011 earnings per share and return on invested capital were 186.6% and 160.0% of their respective 2011 targets. Mr. Harp’s payment with respect to the return on invested capital component was limited to the target amount of $146,250 because MDU Construction Services Group, Inc.’s return on invested capital was less than its weighted average cost of capital, resulting in an overall payment of $438,750, or 150% of Mr. Harp’s 2011 target annual incentive.

William E. Schneider – Knife River Corporation
The 2011 award opportunity for Mr. Schneider ranged from no payment if the results were below the 85% level to a 200% payout if:

•	the 2011 allocated earnings per share for Knife River Corporation were at or above the 115% level and

•	the 2011 return on invested capital was at least equal to Knife River Corporation’s 2011 weighted average cost of capital.

24	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

We set the 2011 allocated earnings per share and return on invested capital target levels below the 2010 target levels and the 2010 actual results. The 2011 target levels reflected a greater share of business coming from public sector projects, which generally carry lower profit margins. Also, 2011 target levels were lower than 2010 target levels due in part to the absence of earnings gains on the sales of property and equipment. Knife River Corporation’s 2011 results for allocated earnings per share and return on invested capital were 115.0% and 109.4% of their respective targets. Mr. Schneider’s payment with respect to the return on invested capital component was limited to the target amount of $145,405 because Knife River Corporation’s return on invested capital was less than its weighted average cost of capital, resulting in an overall payment of $436,215, or 150% of Mr. Schneider’s 2011 target annual incentive.

WBI Holdings, Inc.
For WBI Holdings, Inc., the 2011 award opportunity for its president and chief executive officer ranged from no payment if the results were below the 85% level to a 200% payout if:

•	the 2011 allocated earnings per share for WBI Holdings, Inc. were at or above the 115% level

•	the 2011 return on invested capital was at least equal to WBI Holdings, Inc.’s 2011 weighted average cost of capital and

•	the five safety goals were met.

We set the 2011 allocated earnings per share and return on invested capital target levels slightly below the 2010 target levels and below the 2010 actual results. The 2011 target levels were based on lower natural gas prices and higher depletion, depreciation, and amortization amounts. WBI Holdings, Inc.’s 2011 results for allocated earnings per share and return on invested capital were 99.5% and 100.0% of their respective targets, resulting in a potential payment of 98.8% of the president and chief executive officer of WBI Holdings, Inc.’s 2011 target annual incentive.

The president and chief executive officer of WBI Holdings, Inc. also had five individual goals relating to WBI Holdings, Inc.’s safety results with each goal that was not met reducing his annual incentive award by 1%. The five individual goals were:

•	each established local safety committee will conduct 8 meetings per year

•	each established local safety committee must conduct 4 site assessments per year

•	report vehicle accidents and personal injuries by the end of the next business day

•	achieve the targeted vehicle accident incident rate of 2.5 or less and

•	achieve the targeted personal injury incident rate of 2.0 or less.

One of the five safety goals was not met because WBI Holdings, Inc.’s personal injury incident rate was 3.13. Therefore, the incentive payment was reduced from 98.8% to 97.8% of the 2011 target annual incentive.

Combined Utility Group
For the Combined Utility Group, the 2011 award opportunity for its president and chief executive officer ranged from no payment if the allocated earnings per share and return on invested capital results were below the 85% level to a 200% payout if results were at or above the 115% level.

We set the 2011 targets for allocated earnings per share and return on invested capital targets higher than the 2010 targets but lower than 2010 actual results to reflect a deferred income tax credit in 2010 that did not recur in 2011. For 2011, the Combined Utility Group’s 2011 earnings per share and return on invested capital exceeded their respective 2011 targets. As a result, the president and chief executive officer of the Combined Utility Group was paid 136.7% of the 2011 target annual incentive.

J. Kent Wells
In connection with his hire, the compensation committee granted Mr. Wells an annual incentive opportunity pursuant to the WBI Holdings, Inc. Executive Incentive Compensation Plan. Mr. Wells’ annual incentive target was set at 100% of his base salary. The committee’s rationale was the 100% annual incentive target would drive a target annual cash compensation of $1.1 million, which approximated the target annual cash compensation paid to chief executive officers listed in the competitive assessment. For 2011, the committee guaranteed a minimum payment of 100% of target, prorated to reflect his May 2, 2011 hire date.

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Proxy Statement

The 2011 incentive award opportunity was based on the financial goals for both Fidelity Exploration & Production Company and WBI Holdings, Inc., weighted 75% for the results of Fidelity Exploration & Production Company and 25% for the results of WBI Holdings, Inc. The incentive award could be reduced by up to 10% if Fidelity Exploration & Production Company did not meet its production goal and by up to 5% if WBI Holdings, Inc. did not satisfy its safety goals. Mr. Wells could achieve a maximum of 200% of the annual incentive target if:

•	the 2011 allocated earnings per share for Fidelity Exploration & Production Company and the 2011 allocated earnings per share for WBI Holdings, Inc., were at or above 115% of the performance target

•

the 2011 return on invested capital for Fidelity Exploration & Production Company and the 2011 return on invested capital for WBI Holdings, Inc. were both at least equal to their respective weighted average costs of capital

•	Fidelity Exploration & Production Company achieved production of at least 69.3 billion cubic feet equivalent (Bcfe), and

•	the five safety goals for WBI Holdings, Inc. were met.

Financial Goals and Results
We set the 2011 earnings per share and return on invested capital targets for Fidelity Exploration & Production Company and WBI Holdings, Inc. lower than 2010 target levels and lower than 2010 actual results based on lower natural gas prices and higher depletion, depreciation, and amortization expense.

Fidelity Exploration & Production Company’s earnings per share and return on invested capital exceeded their respective targets, but Mr. Wells’ payment with respect to the return on invested capital component was limited to the target amount because its return on invested capital was less than its weighted average cost of capital. WBI Holdings, Inc.’s 2011 results are discussed earlier under 2011 Annual Incentives – WBI Holdings, Inc. The weighted financial results for Fidelity Exploration & Production Company and WBI Holdings, Inc. resulted in an achievement of 126.1% of the incentive target. This resulted in a potential payment to Mr. Wells of $462,390, which was subject to reduction if Fidelity Exploration & Production Company’s production goal was not met and/or WBI Holdings, Inc. failed to achieve one or more of its five 2011 safety goals.

Fidelity Exploration & Production Company Production and WBI Holdings, Inc. Safety Goals and Results

Fidelity Exploration & Production Company
2011 Production in Bcfe	Goal Achievement Percentage
Less than 62.4	0%
62.4	50%
Higher than 62.4 up to and including 69.3	Prorated from 50% to 100%
Higher than 69.3	100%

Fidelity Exploration & Production Company’s 2011 actual production was 66.6 Bcfe, which equates to an achievement percentage of 80.5%.

The five WBI Holdings, Inc. safety goals were:

•	each established local safety committee will conduct 8 meetings per year

•	each established local safety committee must conduct 4 site assessments per year

•	report vehicle accidents and personal injuries by the end of the next business day

•	achieve the targeted vehicle accident incident rate of 2.5 or less and

•	achieve the targeted personal injury incident rate of 2.0 or less.

Even though Fidelity Exploration & Production Company’s personal injury rate was 0.0, WBI Holdings, Inc. did not meet one of its safety goals due to a 2011 personal injury incident rate above 2.0. Achieving four of the five safety goals equates to an achievement percentage of 80.0%.

The production and safety goal results reduced Mr. Wells’ potential award of $462,390 by 2.9% to $448,981. Of the $448,981 payment, $366,685 is the target amount guaranteed in Mr. Wells’ letter agreement and is reported in the Bonus column of the Summary Compensation Table; the additional $82,296 was reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

26	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The following table shows the changes in our performance targets and achievements for both 2010 and 2011:

	2010 Incentive Plan Performance Targets		2010 Incentive Plan Results		2011 Incentive Plan Performance Targets		2011 Incentive Plan Results
Name	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)
Terry D. Hildestad	See table below		See table below		See table below		See table below
Doran N. Schwartz	See table below		See table below		See table below		See table below
J. Kent Wells	FEP: 2.08	7.8	FEP: 2.41	8.8	FEP: 1.99	7.1	FEP: 2.20	7.9
	WBI: 2.02	8.4	WBI: 2.08	8.6	WBI: 1.97	7.9	WBI: 1.96	7.9
John G. Harp (1)	2.22	6.7	3.46	9.0	2.39	6.0	4.46	9.6
William E. Schneider (2)	0.54	4.6	0.44	3.9	0.35	3.2	0.40	3.5
WBI Holdings, Inc. President & CEO	2.02	8.4	2.08	8.6	1.97	7.9	1.96	7.9
Combined Utility Group President & CEO	1.07	6.1	1.17	6.5	1.14	6.2	1.21	6.5

(1)	Based on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc.
(2)	Based on allocated earnings per share and return on invested capital for Knife River Corporation.

The table below lists each named executive officer’s 2011 base salary, annual incentive target percentage, incentive plan performance targets, incentive plan results, and the annual incentive earned.

	2011 Base Salary	2011 Annual Incentive	2011 Incentive Plan Performance Targets		2011 Incentive Plan Results			2011 Annual Incentive Earned (% of Target)	2011 Annual Incentive Earned
Name	(000s) ($)	Target (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS (%)	ROIC (%)	(000s) ($)
Terry D. Hildestad	750.0	100	See table below		See table below		See table below		954.8
Doran N. Schwartz	273.0	50	See table below		See table below		See table below		173.8
J. Kent Wells (1)	550.0	100	FEP: 1.99	7.1	FEP: 2.20	7.9	FEP: 170.3	100	FEP: 353.5
			WBI: 1.97	7.9	WBI: 1.96	7.9	WBI: 97.5	100	WBI: 95.5
John G. Harp (2)	450.0	65	2.39	6.0	4.46	9.6	200.0	100	438.8
William E. Schneider (3)	447.4	65	0.35	3.2	0.40	3.5	200.0	100	436.2

(1)

Based on allocated earnings per share and return on invested capital for Fidelity Exploration & Production Company (weighted 75%) and WBI Holdings, Inc. (weighted 25%). Mr. Wells’ 2011 annual incentive earned reflects a reduction of 2.9% due to Fidelity Exploration & Production Company’s 2011 results on production and WBI Holdings, Inc.’s results on safety.

(2)	Based on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc.
(3)	Based on allocated earnings per share and return on invested capital for Knife River Corporation.

Messrs. Hildestad’s and Schwartz’s 2011 annual incentives were paid at 127.3% of target based on the following:

Chief Executive Officer of:	Column A 2011 Payment as a Percentage of Annual Incentive Target	Column B Percentage of Average Invested Capital	Column A x Column B

MDU Construction Services Group, Inc.	150.0%	6.1%	9.2%
Knife River Corporation	150.0%	24.4%	36.6%
WBI Holdings, Inc.	97.8%	34.6%	33.8%
Combined Utility Group	136.7%	34.9%	47.7%

Total			127.3%

J. Kent Wells’ Additional 2011 Annual Incentive
We granted Mr. Wells a second 2011 annual incentive award pursuant to the Long-Term Performance-Based Incentive Plan, based on Fidelity Exploration & Production Company’s cash flow from operations. Specifically, we granted Mr. Wells an all-or-nothing award opportunity of $1.85 million, payable one-half in cash and one-half in our common stock, if Fidelity Exploration & Production Company’s 2011 cash flow from operations exceeded $132.0 million and he did not resign from the company prior to January 2, 2012. If Fidelity Exploration & Production Company’s 2011 cash flow from operations exceeded $132.0 million and Mr. Wells’ employment was terminated prior to January 2, 2012, due to a change in control of the company, Mr. Wells would have been entitled to full payment of this incentive award. The compensation committee chose cash flow from operations as the performance measure due to the significance of consistent

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Proxy Statement

reinvestment in exploration and production assets. Cash flow from operations is necessary to sustain and grow a business in this industry. The compensation committee set the incentive performance level at $132.0 million, which was below the 2011 operating plan, to provide an allowance for depressed commodity prices and to yield a reasonable probability of payment, as the $1.85 million was in part to offset other compensation Mr. Wells would have received if he had stayed with his former employer.

Fidelity Exploration & Production Company’s actual 2011 cash flow from operations was $276.4 million, resulting in a payment of $1.85 million to Mr. Wells. The cash portion paid to Mr. Wells is reported in the Non-Equity Incentive Compensation Plan column in the Summary Compensation Table, and the grant date fair value of the stock portion of the award is reported in the Stock Awards column of the Summary Compensation Table.

Deferral of Annual Incentive Compensation
We provide executives the opportunity to defer receipt of earned annual incentives. If an executive chooses to defer his or her annual incentive, we will credit the deferral with interest at a rate determined by the compensation committee. For 2011, the committee chose to use the average of (i) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12 and (ii) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “BBB” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12. The compensation committee’s reasons for using this approach recognized:

•	incentive deferrals are a low-cost source of capital for the company, and

•	incentive deferrals are unsecured obligations and, therefore, carry a higher risk to the executives.

2011 Long-Term Incentives

Awards Granted in 2011 under the Long-Term Performance-Based Incentive Plan for Named Executives
We use the Long-Term Performance-Based Incentive Plan, which has been approved by our stockholders, for long-term incentive compensation. We have not granted stock options since 2001, and in 2011 we amended the plan to no longer permit the grant of stock options or stock appreciation rights. We use performance shares as the primary form of long-term incentive compensation, and no stock options, stock appreciation rights, or restricted shares are outstanding.

For the named executives, other than Mr. Wells who did not receive any long-term incentive award in 2011, the compensation committee used the performance graph peer group as the comparator group to determine relative stockholder return and potential payments under the Long-Term Performance-Based Incentive Plan for its 2011-2013 performance share awards. In February 2011, the compensation committee approved changes to our performance graph peer group to:

•	remove OGE Energy Corp. because it is an electric only utility

•	remove NSTAR because it was expected to be acquired by Northeast Utilities in 2011

•	add Atmos Energy Corporation, a natural gas distribution business with pipeline, gas storage, and energy marketing businesses

•	remove ONEOK because its asset size has grown to $13 billion

•	add Southern Union Company, which has natural gas transportation and storage, gathering and processing, and gas distribution businesses

•	add Texas Industries, Inc. and Sterling Construction Company and

•

replace Dycom Industries, Inc., which has more emphasis on telecommunications, with Pike Electric, which is a good fit with our construction services business to balance out the business mix of our peer group.

28	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The companies comprising our performance graph peer group in February 2011 were:

•	Alliant Energy Corporation	•	Martin Marietta Materials, Inc.	•	Southwest Gas Corporation
•	Atmos Energy	•	National Fuel Gas Company	•	Sterling Construction Company
•	Berry Petroleum Company	•	Northwest Natural Gas Company	•	SM Energy Company
•	Black Hills Corporation	•	Pike Electric Corporation	•	Swift Energy Company
•	Comstock Resources, Inc.	•	Quanta Services, Inc.	•	Texas Industries
•	EMCOR Group, Inc.	•	Questar Corporation	•	Vectren Corporation
•	EQT Corporation	•	SCANA Corporation	•	Vulcan Materials Company
•	Granite Construction Incorporated	•	Southern Union Company	•	Whiting Petroleum Corporation

The performance measure is our total stockholder return over a three-year measurement period as compared to the total stockholder returns of the companies in our performance graph peer group over the same three-year period. The compensation committee selected the relative stockholder return performance measure because it believes executive pay under a long-term, capital accumulation program such as this should mirror our long-term performance in stockholder return as compared to other public companies in our industries. Payments are made in company stock; dividend equivalents are paid in cash. No dividend equivalents are paid on unvested performance shares.

Total stockholder return is the percentage change in the value of an investment in the common stock of a company, from the closing price on the last trading day in the calendar year preceding the beginning of the performance period, through the last trading day in the final year of the performance period. It is assumed that dividends are reinvested in additional shares of common stock at the frequency paid.

As with the annual incentive target, we determined the long-term incentive target for a given position by reference to the salary grade. We derived these incentive targets in part from the competitive assessment and in part by the compensation committee’s judgment on the impact each position has on our total stockholder return. The compensation committee also believed consistency across positions in the same salary grades and keeping the chief executive officer’s long-term incentive target below a level indicated by the competitive assessment were important from an internal equity standpoint. The 2011 long-term incentive targets as a percentage of base salary for each named executive were unchanged from 2010 because the targets were in line with the competitive assessment’s targets.

The compensation committee has historically set Mr. Hildestad’s target long-term incentive compensation below the level indicated by the competitive assessment to offset his benefit under the Supplemental Income Security Plan, our nonqualified defined benefit plan, which prior assessments have shown to be higher than competitive levels. To verify whether Mr. Hildestad’s target long-term incentive compensation remains lower than competitive levels and whether Mr. Hildestad’s Supplemental Income Security Plan benefit remains higher than competitive levels, our human resources department conducted the review discussed in the Role of Management section above. The report showed that the combined value of Mr. Hildestad’s target long-term incentive compensation and nonqualified defined benefit plan benefits had a percentile rank of 58.4% when compared to the performance graph peer companies and a percentile rank of 43.7% when compared to companies with revenues ranging from $2.5 billion to $6.5 billion in the construction, energy, and utility industries.

On February 17, 2011, the board of directors, upon recommendation of the compensation committee, made performance share grants to the named executive officers. The compensation committee determined the target number of performance shares granted to each named executive officer by multiplying the named executive officer’s 2011 base salary by his or her long-term incentive target and then dividing this product by the average of the closing prices of our stock from January 1, 2011 through January 22, 2011, as shown in the following table:

Name	2011 Base Salary to Determine Target ($)	2011 Long-Term Incentive Target at Time of Grant (%)	2011 Long-Term Incentive Target at Time of Grant ($)	Average Closing Price of Our Stock From January 1 Through January 22 ($)	Resulting Number of Performance Shares Granted on February 17 (#)
Terry D. Hildestad	750,000	150	1,125,000	20.74	54,243
Doran N. Schwartz	273,000	75	204,750	20.74	9,872
J. Kent Wells	n/a	n/a	n/a	n/a	n/a
John G. Harp	450,000	90	405,000	20.74	19,527
William E. Schneider	447,400	90	402,660	20.74	19,414

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Proxy Statement

Assuming our three-year (2011–2013) total stockholder return is positive, from 0% to 200% of the target grant will be paid out in February 2014 depending on our total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage will be a function of our rank against our performance graph peer group as follows:

Long-Term Incentive Payout Percentages

The Company’s Percentile Rank	Payout Percentage of February 17, 2011 Grant
90th or higher	200%
70th	150%
50th	100%
40th	10%
Less than 40th	0%

Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2014 at the same time as the performance awards are paid.

If our total stockholder return is negative, the shares and dividend equivalents otherwise earned, if any, will be reduced in accordance with the following table:

TSR	Reduction in Award
0% through -5%	50%
-5.01% through -10%	60%
-10.01% though -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%

The named executive officers must retain 50% of the net after-tax shares that are earned pursuant to this long-term incentive award until the earlier of (i) the end of the two-year period commencing on the date any shares earned under the award are issued and (ii) the executive’s termination of employment.

No Payment in February 2011 for 2008 Grants under the Long-Term Performance-Based Incentive Plan

We granted performance shares to our named executive officers under the Long-Term Performance-Based Incentive Plan on February 14, 2008, for the 2008 through 2010 performance period. Our total stockholder return for the 2008 through 2010 performance period was (19.98)%, which corresponded to a percentile rank of 33% against our performance graph peer group and resulted in no shares or dividend equivalents being paid to the named executive officers.

PEER Analysis: Comparison of Pay for Performance Ratios

Each year we compare our named executive officers’ pay for performance ratios to the pay for performance ratios of the named executive officers in the performance graph peer group. This analysis compares the relationship between our compensation levels and our average annual total stockholder return to the peer group over a five-year period. All data used in the analysis, including the valuation of long-term incentives and calculation of stockholder return, were compiled by Equilar, Inc., an independent service provider, which is based on each company’s annual filings for its data collection.

This analysis consisted of dividing what we paid our named executive officers for the years 2006 through 2010 by our average annual total stockholder return for the same five-year period to yield our pay ratio. Our pay ratio was then compared to the pay ratio of the companies in the performance graph peer group, which was calculated by dividing total direct compensation for all the proxy group executives by the sum of each company’s average annual total stockholder return for the same five-year period. The results are shown in the following chart:

5 Year Total Compensation to 5 Year Total Stockholder Return

	MDU Resources Group, Inc. ($000s)	Performance Graph Peer Group ($000s)	*
Dollars of Total Direct Compensation (1) per Point of Total Stockholder Return	50,369	12,261

(1)	Total direct compensation consists of the values reported in the total column of the summary compensation table.
*	Based solely on information provided by Equilar, Inc. and is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

30	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The results of the analysis showed that we paid our named executive officers more than what the performance graph peer group companies paid their named executive officers for comparable levels of stockholder return over the five-year period. We have prepared this analysis each year since 2004, commencing with the 2000-2004 period, and in most years, the analysis showed that we paid our named executive officers less than, or approximately the same as, our performance graph peer group. However, for the 2006-2010 five-year period, our negative total stockholder return in both 2008 and 2010 resulted in a five-year average total stockholder return of 0.98%. This low average caused the ratio to spike, despite decreased total direct compensation, as calculated, for our named executive officers for the period. The compensation committee believes that the analysis continues to serve a useful purpose in its annual review of compensation despite the effect of the negative total stockholder return on the ratio for the 2006-2010 period.

Post-Termination Compensation and Benefits
Pension Plans
Effective in 2006, we no longer offer defined benefit pension plans to new non-bargaining unit employees. The defined benefit plans available to employees hired before 2006 were amended to cease benefit accruals as of December 31, 2009. The frozen benefit provided through our qualified defined benefit pension plans is determined by years of service and base salary. Effective 2010, for those employees who were participants in defined benefit pension plans and for executives and other non-bargaining unit employees hired after 2006, the company offers increased company contributions to our 401(k) plan. For non-bargaining unit employees hired after 2006, the retirement contribution is 5% of plan eligible compensation. For participants hired prior to 2006, retirement contributions are based on the participant’s age as of December 31, 2009. The retirement contribution is 11.5% for each of the named executive officers, except Mr. Schwartz who is eligible for 10.5% and Mr. Wells who is eligible for 5%.

Supplemental Income Security Plan
Benefits Offered
We offer certain key managers and executives, including all of our named executive officers, except Mr. Wells, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. The SISP has a ten-year vesting schedule and was amended to add an additional vesting requirement for benefit level increases occurring on or after January 1, 2010. The SISP provides participants with additional retirement income and death benefits.

We believe the SISP is critical in retaining the talent necessary to drive long-term stockholder value. In addition, we believe that the ten-year vesting provision of the SISP, augmented by an additional three years of vesting for benefit level increases occurring on or after January 1, 2010, helps promote retention of key executive officers.

Benefit Levels
The chief executive officer recommends benefit level increases to the compensation committee for participants except himself. The chief executive officer considers, among other things, the participant’s salary in relation to the salary ranges that correspond with the SISP benefit levels, the participant’s performance, the performance of the applicable business unit or the company, and the cost associated with the benefit level increase.

The chief executive officer did not recommend a 2011 SISP benefit level increase for any of the named executive officers, and the committee chose not to grant a 2011 SISP benefit level increase to the chief executive officer. The primary reasons for no benefit level increases were cost containment and the absence of salary increases for our named executive officers, except for Mr. Schwartz whose salary increase did not correspond to a new SISP benefit level. The following table reflects our named executive officers’ SISP levels as of December 31, 2011:

	December 31, 2011 Annual SISP Benefits
Name	Survivor ($)	Retirement ($)
Terry D. Hildestad	1,025,040	512,520
Doran N. Schwartz	175,200	87,600
J. Kent Wells	n/a	n/a
John G. Harp	548,400	274,200
William E. Schneider	548,400	274,200

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Proxy Statement

Clawback
In November 2005, we implemented a guideline for repayment of incentives due to accounting restatements, commonly referred to as a clawback policy, whereby the compensation committee may seek repayment of annual and long-term incentives paid to executives if accounting restatements occur within three years after the payment of incentives under the annual and long-term plans. Under our clawback policy, the compensation committee may require executives to forfeit awards and may rescind vesting, or the acceleration of vesting, of an award.

Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). Generally, long-term incentive compensation and annual incentive awards for our chief executive officer and those executive officers whose overall compensation is likely to exceed $1 million are structured to be deductible for purposes of Section 162(m) of the Internal Revenue Code, but we may pay compensation to an executive officer that is not deductible. All annual or long-term incentive compensation paid to our named executive officers for 2011 satisfied the requirements for deductibility.

Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation if the deferral does not comply with Section 409A. We have amended our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Section 4999 of the Internal Revenue Code imposes an excise tax on payments to executives and others of amounts that are considered to be related to a change of control if they exceed levels specified in Section 280G of the Internal Revenue Code. The potential impact of the Section 4999 excise tax is addressed with the modified tax payment provisions in the change of control employment agreements, which are described later in the proxy statement under the heading “Potential Payments upon Termination or Change of Control.” We do not consider the potential impact of Section 4999 or 280G when designing our compensation programs.

The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and annual incentive compensation as expenses in the amount paid, or to be paid, to the named executive officers. For our equity awards, accounting rules also require that we record an expense in our financial statements. We calculate the accounting expense of equity awards to employees in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation.

Stock Ownership Requirements
We instituted stock ownership guidelines on May 5, 1993, which we revised in November 2010 to provide that executives who participate in our Long-Term Performance-Based Incentive Plan are required within five years to own our common stock equal to a multiple of their base salaries. Stock owned through our 401(k) plan or by a spouse is considered in ownership calculations. Unvested performance shares and other unvested equity awards are not considered in ownership calculations. The level of stock ownership compared to the requirements is determined based on the closing sale price of the stock on the last trading day of the year and base salary at December 31 of each year. Each February, the compensation committee receives a report on the status of stock holdings by executives. The committee may, in its sole discretion, grant an extension of time to meet the ownership requirements or take such other action as it deems appropriate to enable the executive to achieve compliance with the policy. The table shows the named executive officers’ holdings as of December 31, 2011:

Name	Assigned Guideline Multiple of Base Salary	Actual Holdings as a Multiple of Base Salary	Number of Years at Guideline Multiple (#)
Terry D. Hildestad	4X	6.13	6.67
Doran N. Schwartz	3X	1.47	1.87	(1)
J. Kent Wells	3X	0.00	0.67	(2)
John G. Harp	3X	4.09	7.25
William E. Schneider	3X	5.57	10.00

(1)	Participant must meet ownership requirement by January 1, 2015.
(2)	As of February 22, 2012, Mr. Wells owns 25,743 shares of our common stock. Participant must meet ownership requirement by May 1, 2016.

32	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The compensation committee may consider the policy and the executive’s stock ownership in determining compensation. The committee, however, did not do so with respect to 2011 compensation.

Policy Regarding Hedging Stock Ownership
Our executive compensation policy prohibits Section 16 officers from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Reg. S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

Thomas Everist, Chairman
Karen B. Fagg
Thomas C. Knudson
Patricia L. Moss

MDU Resources Group, Inc. Proxy Statement	33

Proxy Statement

Summary Compensation Table for 2011

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)(1)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(2)		All Other Compensation ($) (i)		Total ($) (j)

Terry D. Hildestad	2011	750,000	—		1,084,318		—	954,750		739,760		37,499	(3)	3,566,327
President and CEO	2010	750,000	—		830,137		—	762,750		480,532		37,499		2,860,918
	2009	750,000	—		1,117,861		—	1,500,000		825,319		9,824		4,203,004

Doran N. Schwartz	2011	273,000	—		197,341		—	173,765		147,789		33,549	(3)	825,444
Vice President and CFO	2010	252,454	—		143,881		—	127,053		71,302		33,549		628,239
	2009	—	—		—		—	—		—		—		—

John G. Harp	2011	450,000	—		390,345		—	438,750		481,331	(4)	51,445	(3)	1,811,871
President and CEO of	2010	450,000	—		298,845		—	438,750		307,935		48,545	(5)	1,544,075
MDU Construction	2009	450,000	—		402,417		—	392,500	(6)	761,670		23,272	(5)	2,029,859
Services Group, Inc.

J. Kent Wells	2011	367,671	916,685	(7)	925,000	(8)	—	1,007,306	(9)	—		89,505	(3)	3,306,167
President and CEO of	2010	—	—		—		—	—		—		—		—
Fidelity Exploration &	2009	—	—		—		—	—		—		—		—
Production Company

William E. Schneider	2011	447,400	—		388,086		—	436,215		412,085		37,499	(3)	1,721,285
President and CEO of	2010	447,400	—		297,122		—	37,805		306,909		37,499		1,126,735
Knife River Corporation	2009	447,400	—		400,093		—	581,620		726,646		9,324		2,165,083

(1)

Amounts in this column represent the aggregate grant date fair value of the performance share awards calculated in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards will be forfeited. The amounts were calculated using a Monte Carlo simulation, as described in Note 13 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)

Amounts shown represent the change in the actuarial present value for years ended December 31, 2009, 2010, and 2011 for the named executive officers’ accumulated benefits under the pension plan, excess SISP, and SISP and, for Mr. Harp, the additional retirement benefit, collectively referred to as the “accumulated pension change,” plus above market earnings on deferred annual incentives, if any. The amounts shown are based on accumulated pension change and above market earnings as of December 31, 2009, 2010, and 2011, as follows:

	Accumulated Pension Change			Above Market Earnings
Name	12/31/2009 ($)	12/31/2010 ($)	12/31/2011 ($)	12/31/2009 ($)	12/31/2010 ($)	12/31/2011 ($)

Terry D. Hildestad	806,554	462,186	728,587	18,765	18,346	11,173
Doran N. Schwartz	—	71,302	147,789	—	—	—
John G. Harp	743,334	294,023	459,963	—	—	—
Additional Retirement (4)	18,336	13,912	21,368	—	—	—
J. Kent Wells	—	—	—	—	—	—
William E. Schneider	696,572	277,507	393,768	30,074	29,402	18,317

34	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

(3)

	401(k) ($)(a)	Life Insurance Premium ($)	Matching Charitable Contribution ($)	Office and Automobile Allowance ($)	Additional LTD Premium ($)	Relocation ($)(b)	Parking ($)	Payment In Lieu of Medical Coverage ($)	Spousal Travel ($)	Wellness Fitness ($)	Total ($)

Terry D. Hildestad	35,525	174	1,800	—	—	—	—	—	—	—	37,499
Doran N. Schwartz	33,075	174	300	—	—	—	—	—	—	—	33,549
John G. Harp	35,525	174	1,800	13,200	746	—	—	—	—	—	51,445
J. Kent Wells	19,600	116	—	—	—	66,031	2,400	700	508	150	89,505
William E. Schneider	35,525	174	1,800	—	—	—	—	—	—	—	37,499
(a)

Represents company contributions to 401(k) plan, which include matching contributions and, except for Mr. Wells, contributions made in lieu of pension plan accruals after pension plans were frozen at December 31, 2009.

(b)	Mr. Wells’ 2011 relocation benefits were:

Temporary	Actual Move and	Relocation
Living	Related Expense	Allowance
($)	($)	($)
18,000	2,198	45,833

(4)

In addition to the change in the actuarial present value of Mr. Harp’s accumulated benefit under the pension plan, excess SISP, and SISP, this amount also includes the following amounts attributable to Mr. Harp’s additional retirement benefit:

	2009	2010	2011

Change in present value of additional years of service for pension plan	$13,077	$12,240	$19,407
Change in present value of additional years of service for excess SISP	5,259	1,672	1,961
Change in present value of additional years of service for SISP	—	—	—

Mr. Harp’s additional retirement benefit is described in the narrative that follows the Pension Benefits for 2011 table. The additional retirement benefit provides Mr. Harp with additional retirement benefits equal to the additional benefit he would earn under the pension plan, excess SISP, and the SISP if he had three additional years of service. The pension and excess SISP were frozen as of December 31, 2009. The amounts in the table above reflect the change in present value of this additional benefit in 2009, 2010, and 2011. The additional retirement benefit was determined by calculating the actuarial present values of the accumulated benefits under the pension plan, excess SISP, and SISP, with and without the three additional years of service, using the same assumptions used to determine the amounts disclosed in the Pension Benefits for 2011 table. Because Mr. Harp would be fully vested in his SISP benefit if he retired at age 65, the assumed retirement age of these calculations, the additional years of service provided by the additional retirement agreement would not increase that benefit. If Mr. Harp retires before becoming 100% vested in his SISP benefit, his SISP benefit would be less than the amount shown in the Pension Benefits for 2011 table, but the payments he would receive under the additional retirement benefit arrangement would increase, as would the amounts reflected in the table above and in the Summary Compensation Table.

(5)

Includes company contributions to Mr. Harp’s 401(k) of a company match and retirement contribution, a matching contribution to a charity, payment of a life insurance premium, an additional premium for Mr. Harp’s long-term disability insurance, and Mr. Harp’s office and automobile allowance.

(6)	Includes one-time incentive payment of $100,000 in addition to his annual incentive compensation.
(7)	Includes a cash recruitment payment of $550,000 and guaranteed target annual incentive payment of $366,685.
(8)

Represents the aggregate grant date fair value of the portion of Mr. Wells’ additional 2011 annual incentive award that was to be paid in shares of our common stock calculated in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation in FASB Accounting Standards Codification Topic 718.

(9)	Includes $82,296, the value of Mr. Wells’ annual incentive earned above the guaranteed target amount and the $925,010 cash portion of Mr. Wells’ additional 2011 annual incentive.

MDU Resources Group, Inc. Proxy Statement	35

Proxy Statement

Grants of Plan-Based Awards in 2011

											All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Board Approval Date		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)

Terry D.	2/17/11(1)	—		187,500	750,000	1,500,000	—	—		—	—	—	—	—
Hildestad	2/17/11(2)	—		—	—	—	5,424	54,243		108,486	—	—	—	1,084,318
Doran N.	2/17/11(1)	—		34,125	136,500	273,000	—	—		—	—	—	—	—
Schwartz	2/17/11(2)	—		—	—	—	987	9,872		19,744	—	—	—	197,341
John G.	2/17/11(1)	—		73,125	292,500	585,000	—	—		—	—	—	—	—
Harp	2/17/11(2)	—		—	—	—	1,953	19,527		39,054	—	—	—	390,345
J. Kent Wells	2/17/11(3)	—		—	366,685	733,370	—	—		—	—	—	—	—
	5/02/11(4)	2/17/11	(4)	—	925,000	—	—	—		—	—	—	—	—
	5/02/11(4)	2/17/11	(4)	—	—	—	—	$925,000	(4)	—	—	—	—	925,000
William E.	2/17/11(1)	—		72,703	290,810	581,620	—	—		—	—	—	—	—
Schneider	2/17/11(2)	—		—	—	—	1,941	19,414		38,828	—	—	—	388,086

(1)

Annual incentive for 2011 granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, except for Mr. Schwartz whose award was granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.

(2)	Performance shares for the 2011-2013 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.

(3)	Annual incentive for 2011 granted pursuant to the WBI Holdings, Inc. Executive Incentive Compensation Plan. Mr. Wells was guaranteed a minimum payment of 100% of target.

(4)

Additional 2011 annual incentive granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, payable one-half in cash and one-half in our common stock. The award was approved on February 17, 2011, but the grant date for purposes of FASB Accounting Standards Codification Topic 718 was May 2, 2011, Mr. Wells’ hire date. The $925,000 shown in column (g) represents the dollar value of the portion of Mr. Wells’ additional 2011 annual incentive award that was paid in shares of our common stock determined by dividing $925,000 by the stock price on January 2, 2012, according to the terms of Mr. Wells’ award.

Narrative Discussion Relating to the Summary Compensation Table
and Grants of Plan-Based Awards Table

Incentive Awards

Annual Incentive
On February 15, 2011, the compensation committee recommended the 2011 annual incentive award opportunities for our named executive officers and the board approved these opportunities at its meeting on February 17, 2011. These award opportunities are reflected in the Grants of Plan-Based Awards table at grant on February 17, 2011, in columns (c), (d), and (e) and in the Summary Compensation Table as earned with respect to 2011 in column (g). For Mr. Wells, the compensation committee guaranteed a minimum payment of 100% of target, prorated to reflect his May 2, 2011 hire date, which is reflected in the Grants of Plan-Based Awards table at grant on February 17, 2011, in column (d) and in the Summary Compensation Table in column (d). Mr. Wells could achieve a maximum of 200% of target, which is reflected at grant on February 17, 2011, in the Grants of Plan-Based Awards table in column (e), and the amount that he earned above target with respect to this award is reflected in the Summary Compensation Table in column (g).

Other than the arrangements negotiated for Mr. Wells for 2011, executive officers may receive a payment of annual cash incentive awards based upon achievement of annual performance measures with a threshold, target, and maximum level. A target incentive award is established based on a percent of the executive’s base salary. Actual payment may range from 0% to 200% of the target based upon achievement of goals.

In order to be eligible to receive a payment of an annual incentive award under the Long-Term Performance-Based Incentive Plan, Messrs. Hildestad, Harp, and Schneider must have remained employed by the company through December 31, 2011, unless the compensation committee determines otherwise. The committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made, and whether to adjust awards downward based upon individual performance. Unless otherwise determined and established in writing by the compensation committee within 90 days of the beginning of the performance period, the performance goals may not be adjusted if the adjustment would increase the annual incentive award payment. The compensation committee may use negative discretion and adjust any annual incentive award payment downward, using

36	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

any subjective or objective measures as it shall determine, including but not limited to the 20% limitation described in the following sentence. The 20% limitation means that no more than 20% of after-tax earnings that are in excess of planned earnings at the business unit level for operating company executives and at the MDU Resources Group level for corporate executives will be paid in annual incentives to executives. The application of this limitation or any other reduction, and the methodology used in determining any such reduction, is in the sole discretion of the compensation committee.

With respect to annual incentive awards granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan, which includes Mr. Schwartz, and the annual incentive awards granted pursuant to the WBI Holdings, Inc. Executive Incentive Compensation Plan, which includes Mr. Wells, participants who retire at age 65 during the year remain eligible to receive an award. Subject to the compensation committee’s discretion, executives who terminate employment for other reasons are not eligible for an award. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether any final payment will be made. Once performance goals are approved by the committee for executive incentive compensation plan awards, the committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance goals, the committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

Messrs. Harp’s and Schneider’s performance goals for 2011 are budgeted earnings per share achieved and budgeted return on invested capital achieved, each weighted 50%. The goals are measured at the business unit level, as allocated, for Mr. Harp and Mr. Schneider.

For Messrs. Harp and Schneider, achievement of budgeted earnings per share and return on invested capital would result in payment of 100% of the target amount. Their 2011 award opportunities ranged from no payment if the allocated earnings per share and return on invested capital were below the 85% level to a 200% payout for achievement of 115% of budgeted earnings per share and a return on invested capital equal to or greater than the business unit’s weighted average cost of capital would result in payment of 200% of the target amount.

For Mr. Wells, the committee guaranteed a minimum payment of 100% of target, prorated to reflect his May 2, 2011 hire date. The 2011 incentive award opportunity was based on the financial goals for both Fidelity Exploration & Production Company and WBI Holdings, Inc., weighted 75% for the results of Fidelity Exploration & Production Company and 25% for the results of WBI Holdings, Inc. The incentive award could be reduced by up to 10% if Fidelity Exploration & Production Company did not meet its production goal and by up to 5% if WBI Holdings, Inc. did not satisfy its safety goals. Mr. Wells could achieve a maximum of 200% of the annual incentive target if:

•	the 2011 allocated earnings per share for Fidelity Exploration & Production Company and the 2011 allocated earnings per share for WBI Holdings, Inc., were at or above 115% of the performance target

•

the 2011 return on invested capital for Fidelity Exploration & Production Company and the 2011 return on invested capital for WBI Holdings, Inc. were both at least equal to their respective weighted average costs of capital

•	Fidelity Exploration & Production Company achieved production of at least 69.3 billion cubic feet equivalent (Bcfe) and

•	the five safety goals for WBI Holdings, Inc. were met.

Annual incentive award payments for Messrs. Hildestad and Schwartz were determined based on the annual incentive award payments made to the president and chief executive officers of the four business units – MDU Construction Services Group, Inc., Knife River Corporation, WBI Holdings, Inc., and Combined Utility Group – and were calculated as follows: each business unit president and chief executive officer’s annual incentive award payment, expressed as a percentage of his annual target award, was multiplied by that business unit’s percentage share of average invested capital for 2011. These four products were added together, and the sum was multiplied by Messrs. Hildestad’s and Schwartz’s 2011 target incentive. Messrs. Hildestad’s and Schwartz’s 2011 annual incentives were paid at 127.3% of target based on the following:

President and Chief Executive Officer of:	Column A 2011 Payment as a Percentage of Annual Incentive Target	Column B Percentage of Average Invested Capital	Column A x Column B
MDU Construction Services Group, Inc.	150.0%	6.1%	9.2%
Knife River Corporation	150.0%	24.4%	36.6%
WBI Holdings, Inc.	97.8%	34.6%	33.8%
Combined Utility Group	136.7%	34.9%	47.7%
Total			127.3%

MDU Resources Group, Inc. Proxy Statement	37

Proxy Statement

The award opportunities available to Messrs. Harp and Schneider were:

2011 return on invested capital results as a % of 2011 target	Corresponding payment of annual incentive target based on return on invested capital	2011 earnings per share results as a % of 2011 target	Corresponding payment of annual incentive target based on earnings per share
Less than 85%	0%	Less than 85%	0%
85%	25%	85%	25%
90%	50%	90%	50%
95%	75%	95%	75%
100%	100%	100%	100%
103%	100%	103%	120%
106%	100%	106%	140%
109%	100%	109%	160%
112%	100%	112%	180%
Up to weighted		115%	200%
average cost of capital	100%
Weighted average cost
of capital or higher	200%

The award opportunities available to Mr. Wells with respect to the financial results component of his award were:

Fidelity Exploration & Production Company – weighted 75%

2011 return on invested capital results as a % of 2011 target	Corresponding payment of annual incentive target based on return on invested capital	2011 earnings per share results as a % of 2011 target	Corresponding payment of annual incentive target based on earnings per share
Less than 85%	0%	Less than 85%	0%
85%	25%	85%	25%
90%	50%	90%	50%
95%	75%	95%	75%
100%	100%	100%	100%
103%	100%	103%	120%
106%	100%	106%	140%
109%	100%	109%	160%
112%	100%	112%	180%
Up to weighted		115%	200%
average cost of capital	100%
Weighted average cost
of capital or higher	200%

WBI Holdings, Inc. – weighted 25%

2011 return on invested capital results as a % of 2011 target	Corresponding payment of annual incentive target based on return on invested capital	2011 earnings per share results as a % of 2011 target	Corresponding payment of annual incentive target based on earnings per share
Less than 85%	0%	Less than 85%	0%
85%	25%	85%	25%
90%	50%	90%	50%
95%	75%	95%	75%
100%	100%	100%	100%
103%	100%	103%	120%
106%	100%	106%	140%
109%	100%	109%	160%
112%	100%	112%	180%
Up to weighted		115%	200%
average cost of capital	100%
Weighted average cost
of capital or higher	200%

For discussion of the specific incentive plan performance targets and results, please see the Compensation Discussion and Analysis.

38	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

J. Kent Wells’ Additional 2011 Annual Incentive

On February 15, 2011, the compensation committee recommended the grant of a second 2011 annual incentive award opportunity to Mr. Wells pursuant to the Long-Term Performance-Based Incentive Plan, based on Fidelity Exploration & Production Company’s cash flow from operations. The board approved this opportunity at its meeting on February 17, 2011. Specifically, we granted Mr. Wells an all-or-nothing award opportunity of $1.85 million, payable one-half in cash and one-half in our common stock, if Fidelity Exploration & Production Company’s 2011 cash flow from operations exceeded $132.0 million and he did not resign from the company prior to January 2, 2012. If Fidelity Exploration & Production Company’s 2011 cash flow from operations exceeded $132.0 million and Mr. Wells’ employment was terminated prior to January 2, 2012, due to a change in control of the company, Mr. Wells would have been entitled to full payment of this incentive award.

Fidelity Exploration & Production Company’s actual 2011 cash flow from operations exceeded $132.0 million, resulting in a payment of $1.85 million to Mr. Wells. The cash portion paid to Mr. Wells is reported in the Summary Compensation Table in column (g), and the grant date fair value of the stock portion of the award is reported in the Summary Compensation Table in column (e).

J. Kent Wells’ Recruitment Bonus
We paid a cash recruitment bonus of $550,000 to induce Mr. Wells to join the company, which is reflected in the Summary Compensation Table in column (d).

Long-Term Incentive

On February 15, 2011, the compensation committee recommended long-term incentive grants to the named executive officers in the form of performance shares, and the board approved these grants at its meeting on February 17, 2011. These grants are reflected in columns (f), (g), (h), and (i) of the Grants of Plan-Based Awards table and in column (e) of the Summary Compensation Table.

If the company’s 2011-2013 total shareholder return is positive, from 0% to 200% of the target grant will be paid out in February 2014, depending on our 2011-2013 total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage is determined as follows:

The Company’s Percentile Rank	Payout Percentage of February 17, 2011 Grant
90th or higher	200%
70th	150%
50th	100%
40th	10%
Less than 40th	0%

Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2014 at the same time as the performance awards are paid.

If the company’s 2011-2013 total shareholder return is negative, the number of shares otherwise earned, if any, for the performance period will be reduced in accordance with the following table:

TSR	Reduction in Award
0% through -5%	50%
-5.01% through -10%	60%
-10.01% through -15%	70%
-15.01% through -20%	80%
-20.01% through -25%	90%
-25.01% or below	100%

MDU Resources Group, Inc. Proxy Statement	39

Proxy Statement

Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Terry D. Hildestad	750,000	—	3,566,327	21.0
Doran N. Schwartz	273,000	—	825,444	33.1
John G. Harp	450,000	—	1,811,871	24.8
J. Kent Wells	367,671	916,685	3,306,167	38.8
William E. Schneider	447,400	—	1,721,285	26.0

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Terry D. Hildestad	—	—	—	—	—	—	—	118,739(2)	2,548,139
Doran N. Schwartz	—	—	—	—	—	—	—	21,062(2)	451,991
John G. Harp	—	—	—	—	—	—	—	42,746(2)	917,329
J. Kent Wells	—	—	—	—	—	—	—	43,103(3)	925,000
William E. Schneider	—	—	—	—	—	—	—	42,498(2)	912,007

(1)	Value based on the number of performance shares reflected in column (i) multiplied by $21.46, the year-end closing price for 2011.

(2)	Below is a breakdown by year of the plan awards:

Named Executive Officer	Award	Shares	End of Performance Period
Terry D. Hildestad	2009	5,482	12/31/11
	2010	4,771	12/31/12
	2011	108,486	12/31/13
Doran N. Schwartz	2009	491	12/31/11
	2010	827	12/31/12
	2011	19,744	12/31/13
John G. Harp	2009	1,974	12/31/11
	2010	1,718	12/31/12
	2011	39,054	12/31/13
William E. Schneider	2009	1,962	12/31/11
	2010	1,708	12/31/12
	2011	38,828	12/31/13

Shares for the 2009 award are shown at the threshold level (10%) based on results for the 2009-2011 performance cycle below threshold.

Shares for the 2010 award are shown at the threshold level (10%) based on results for the first two years of the 2010-2012 performance cycle below threshold. Shares for the 2011 award are shown at the maximum level (200%) based on results for the first year of the 2011-2013 performance cycle above target.

(3)	The number of shares for the additional 2011 annual incentive equity award of $925,000 was determined by using the year-end closing price for 2011 of $21.46. These shares vested February 16, 2012.

40	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Pension Benefits for 2011

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Terry D. Hildestad	MDU Pension Plan	35	1,619,835	—
	SISP I(1)(3)	10	1,951,968	—
	SISP II(2)(3)	10	3,222,988	—
	SISP Excess(4)	35	552,948	—
Doran N. Schwartz	MDU Pension Plan	4	78,419	—
	SISP II(2)(3)	4	403,676	—
John G. Harp	MDU Pension Plan	5	242,675	—
	SISP II(2)(3)	6	2,461,293	—
	SISP Excess(4)	5	40,291	—
	Harp Additional Retirement Benefit	3	155,416	—
J. Kent Wells(5)	—	—	—	—
William E. Schneider	KR Pension Plan	16	786,231	—
	SISP I(1)(3)	10	1,372,770	—
	SISP II(2)(3)	10	1,621,769	—
	SISP Excess(4)	16	46,259	—

(1)	Grandfathered under Section 409A.
(2)	Not grandfathered under Section 409A.
(3)

Years of credited service only affects vesting under SISP I and SISP II. The number of years of credited service in the table reflects the years of vesting service completed in SISP I and SISP II as of December 31, 2011, rather than total years of service with the company. Ten years of vesting service is required to obtain the full benefit under these plans. The present value of accumulated benefits was calculated by assuming the named executive officer would have ten years of vesting service on the assumed benefit commencement date; therefore, no reduction was made to reflect actual vesting levels.

(4)

The number of years of credited service under the SISP excess reflects the years of credited benefit service in the appropriate pension plan as of December 31, 2009, when the pension plans were frozen, rather than the years of participation in the SISP excess. We reflect years of credited benefit service in the appropriate pension plan because the SISP excess provides a benefit that is based on benefits that would have been payable under the pension plans absent Internal Revenue Code limitations.

(5)	Mr. Wells is not eligible to participate in our pension plan and does not participate in the SISP.

The amounts shown for the pension plan and SISP excess represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2011, calculated using a 4.00%, 4.11%, and 4.07% discount rate for the SISP excess, MDU pension plan, and KR pension plan, respectively, the 2012 IRS Static Mortality Table for post-retirement mortality, and no recognition of future salary increases or pre-retirement mortality. The assumed retirement ages for these benefits was age 60 for Messrs. Schwartz and Harp. This is the earliest age at which the executives could begin receiving unreduced benefits. Retirement on December 31, 2011, was assumed for Messrs. Hildestad and Schneider, who were age 62 and 63, respectively, on that date. The amounts shown for the SISP I and SISP II were determined using a 4.00% discount rate and assume benefits commenced at age 65. The assumptions used to calculate Mr. Harp’s additional retirement benefit are described below.

Pension Plans

Messrs. Hildestad, Schwartz, and Harp participate in the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees, which we refer to as the MDU pension plan. Mr. Schneider participates in the Knife River Corporation Salaried Employees’ Pension Plan, which we refer to as the KR pension plan. Pension benefits under the pension plans are based on the participant’s average annual salary over the 60 consecutive month period in which the participant received the highest annual salary during the participant’s final 10 years of service. For this purpose, only a participant’s salary is considered; incentives and other forms of compensation are not included. Benefits are determined by multiplying (1) the participant’s years of credited service by (2) the sum of (a) the average annual salary up to the social security integration level times 1.1% and (b) the average annual salary over the social security integration level times 1.45%. The KR pension plan uses the same formula except that 1.2% and 1.6% are used instead of 1.1% and 1.45%. The maximum years of service recognized when determining benefits under the pension plans is 35. Pension plan benefits are not reduced for social security benefits.

Each of the pension plans was amended to cease benefit accruals as of December 31, 2009, meaning the normal retirement benefit will not change. The years of credited service in the table reflect the named executive officers’ years of credited service as of December 31, 2009.

MDU Resources Group, Inc. Proxy Statement	41

Proxy Statement

To receive unreduced retirement benefits under the MDU pension plan, participants must either remain employed until age 60 or elect to defer commencement of benefits until age 60. Under the KR pension plan, participants must remain employed until age 62 or elect to defer commencement of benefits until age 62 to receive unreduced benefits. Messrs. Hildestad and Schneider were eligible for unreduced retirement benefits under the MDU pension plan and KR pension plan, respectively, on December 31, 2011. Participants whose employment terminates between the ages of 55 and 60, with 5 years of service under the MDU pension plan are eligible for early retirement benefits. Early retirement benefits are determined by reducing the normal retirement benefit by 0.25% per month for each month before age 60 in the MDU pension plan. If a participant’s employment terminates before age 55, the same reduction applies for each month the termination occurs before age 62, with the reduction capped at 21%. Mr. Harp is currently eligible for early retirement benefits.

Benefits for single participants under the pension plans are paid as straight life annuities and benefits for married participants are paid as actuarially reduced annuities with a survivor benefit for spouses, unless participants choose otherwise.

The Internal Revenue Code limits the amounts that may be paid under the pension plans and the amount of compensation that may be recognized when determining benefits. In 2009 when the pension plans were frozen, the maximum annual benefit payable under the pension plans was $195,000 and the maximum amount of compensation that could be recognized when determining benefits was $245,000.

Supplemental Income Security Plan
We also offer key managers and executives, including our named executive officers, except Mr. Wells, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. Benefits under the SISP consist of:

•	a supplemental retirement benefit intended to augment the retirement income provided under the pension plans – we refer to this benefit as the regular SISP benefit

•	an excess retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans –we refer to this benefit as the SISP excess benefit, and

•	death benefits – we refer to these benefits as the SISP death benefit.

SISP benefits are forfeited if the participant’s employment is terminated for cause.

Regular SISP Benefits and Death Benefits
Regular SISP benefits and death benefits are determined by reference to one of two schedules attached to the SISP – the original schedule or the amended schedule. Our compensation committee, after receiving recommendations from our chief executive officer, determines the level at which participants are placed in the schedules. A participant’s placement is generally, but not always, determined by reference to the participant’s annual base salary. Benefit levels in the amended schedule, which became effective on January 1, 2010, are 20% lower than the benefit levels in the original schedule. The amended schedule applies to new participants and participants who receive a benefit level increase on or after January 1, 2010. None of the named executive officers have received a benefit level increase since the amended schedule became effective.

Participants can elect to receive (1) the regular SISP benefit only, (2) the SISP death benefit only, or (3) a combination of both. Regardless of the participant’s election, if the participant dies before the regular SISP benefit would commence, only the SISP death benefit is provided. If the participant elects to receive both a regular SISP benefit and a SISP death benefit, each of the benefits is reduced proportionately.

The regular SISP benefits reflected in the table above are based on the assumption that the participant elects to receive only the regular SISP benefit. The present values of the SISP death benefits that would be provided if the named executive officers had died on December 31, 2011, prior to the commencement of regular SISP benefits, are reflected in the table that appears in the section entitled “Potential Payments upon Termination or Change of Control.”

Regular SISP benefits that were vested as of December 31, 2004, and were thereby grandfathered under Section 409A of the Internal Revenue Code remain subject to SISP provisions then in effect, which we refer to as SISP I benefits. Regular SISP benefits that are subject to Section 409A of the Internal Revenue Code, which we refer to as SISP II benefits, are governed by amended provisions intended to comply with Section 409A. Participants generally have more discretion with respect to the distributions of their SISP I benefits.

42	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The time and manner in which the regular SISP benefits are paid depend on a variety of factors, including the time and form of benefit elected by the participant and whether the benefits are SISP I or SISP II benefits. Unless the participant elects otherwise, the SISP I benefits are paid over 180 months, with benefits commencing when the participant attains age 65 or, if later, when the participant retires. The SISP II benefits commence when the participant attains age 65 or, if later, when the participant retires, subject to a six-month delay if the participant is subject to the provisions of Section 409A of the Internal Revenue Code that require delayed commencement of these types of retirement benefits. The SISP II benefits are paid over 180 months or, if commencement of payments is delayed for six months, 173 months. If the commencement of benefits is delayed for six months, the first payment includes the payments that would have been paid during the six-month period plus interest equal to one-half of the annual prime interest rate on the participant’s last date of employment. If the participant dies after the regular SISP benefits have begun but before receipt of all of the regular SISP benefits, the remaining payments are made to the participant’s designated beneficiary.

Rather than receiving their regular SISP I benefits in equal monthly installments over 15 years commencing at age 65, participants can elect a different form and time of commencement of their SISP I benefits. Participants can elect to defer commencement of the regular SISP I benefits. If this is elected, the participant retains the right to receive a monthly SISP death benefit if death occurs prior to the commencement of the regular SISP I benefit.

Participants also can elect to receive their SISP I benefits in one of three actuarially equivalent forms – a life annuity, 100% joint and survivor annuity, or a joint and two-thirds joint and survivor annuity, provided that the cost of providing these actuarial equivalent forms of benefits does not exceed the cost of providing the normal form of benefit. Neither the election to receive an actuarial equivalent benefit nor the administrator’s right to pay the regular SISP benefit in the form of an actuarially equivalent lump sum are available with respect to SISP II benefits.

To promote retention, the regular SISP benefits are subject to the following 10-year vesting schedule:

•	0% vesting for less than 3 years of participation

•	20% vesting for 3 years of participation

•	40% vesting for 4 years of participation, and

•	an additional 10% vesting for each additional year of participation up to 100% vesting for 10 years of participation.

There is an additional vesting requirement on benefit level increases for the regular SISP benefit granted on or after January 1, 2010. The requirement applies only to the increased benefit level. The increased benefit vests after the later of three additional years of participation in the SISP or the end of the regular vesting schedule described above. The additional three-year vesting requirement for benefit level increases is pro-rated for participants who are officers, attain age 65, and, pursuant to the company’s bylaws, are required to retire prior to the end of the additional vesting period as follows:

•	33% of the increase vests for participants required to retire at least one year but less than two years after the increase is granted, and

•	66% of the increase vests for participants required to retire at least two years but less than three years after the increase is granted.

The benefit level increases of participants who attain age 65 and are required to retire pursuant to the company’s bylaws will be further reduced to the extent the participants are not fully vested in their regular SISP benefit under the 10-year vesting schedule described above. The additional vesting period associated with a benefit level increase may be waived by the compensation committee.

SISP death benefits become fully vested if the participant dies while actively employed. Otherwise, the SISP death benefits are subject to the same vesting schedules as the regular SISP benefits.

The SISP also provides that if a participant becomes totally disabled, the participant will continue to receive credit for up to two additional years under the SISP as long as the participant is totally disabled during such time. Since the named executive officers other than Messrs. Schwartz and Harp are fully vested in their SISP benefits, this would not result in any incremental benefit for the named executive officers other than Messrs. Schwartz and Harp. The present value of these two additional years of service for Messrs. Schwartz and Harp are reflected in the table in “Potential Payments upon Termination or Change of Control” below.

SISP Excess Benefits
SISP excess benefits are equal to the difference between (1) the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and (2) the actual benefits payable to the participant under the pension plans. Participants are only eligible for the SISP excess benefits if (1) the participant is fully vested under the

MDU Resources Group, Inc. Proxy Statement	43

Proxy Statement

pension plan, (2) the participant’s employment terminates prior to age 65, and (3) benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation. Effective January 1, 2005, participants who were not then vested in the SISP excess benefits were also required to remain actively employed by the company until age 60. In 2009, the plan was amended to limit eligibility for the SISP excess benefit to current SISP participants (1) who were already vested in the SISP excess benefit or (2) who would become vested in the SISP excess benefits if they remain employed with the company until age 60. The plan was further amended to freeze the SISP excess benefits to a maximum of the benefit level payable based on the participant’s years of service and compensation level as of December 31, 2009. Messrs. Hildestad and Schneider would be entitled to the SISP excess benefit if they were to terminate employment prior to age 65. Mr. Harp must remain employed until age 60 to become entitled to his SISP excess benefit. Messrs. Schwartz and Wells are not eligible for this benefit.

Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65. If a participant who dies prior to age 65 elected a joint and survivor benefit, the survivor’s SISP excess benefit is paid until the date the participant would have attained age 65.

Mr. Harp’s Additional Retirement Benefit
To encourage Mr. Harp to remain with the company, on November 16, 2006, upon recommendation of our chief executive officer and the compensation committee, our board of directors approved an additional retirement benefit for Mr. Harp. The benefit provides for Mr. Harp to receive payments that represent the equivalent of an additional three years of service under the pension plan, SISP excess, and SISP II. The additional three years of service recognize Mr. Harp’s previous employment with a subsidiary of the company. To calculate payments Mr. Harp could receive due to his additional retirement benefit, we applied the additional years of service to each of the retirement arrangements and assumed he remained employed until age 60, for purposes of calculating the additional benefit under the pension plan and SISP excess, and age 65, for purposes of calculating the additional benefit under the SISP II. Since the pension plan and SISP excess were frozen as of December 31, 2009, no additional accruals will be recognized. Because we calculate the amounts shown in the table based on an assumption that the named executive officers are 100% vested in their SISP benefits, the additional years of service provided by the agreement would not increase his SISP II benefit reflected in the table. Consequently, the additional retirement benefit amount shown in the table does not include any additional benefit attributable to the SISP II. If Mr. Harp were to retire before achieving 10 years of service and becoming fully vested in his SISP II benefit, the additional years of service provided by the additional retirement benefit would increase his vesting percentage under the SISP II and, therefore, would increase his benefits under the SISP II. For a description of the payments that could be provided under the additional retirement benefit if Mr. Harp’s employment were to be terminated on December 31, 2011, refer to the table and related notes in “Potential Payment upon Termination or Change of Control” below.

Nonqualified Deferred Compensation for 2011

	Executive	Registrant	Earnings in	Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Terry D. Hildestad	—	—	52,968	—	948,527
Doran N. Schwartz	—	—	—	—	—
John G. Harp	—	—	—	—	—
J. Kent Wells	—	—	—	—	—
William E. Schneider	37,805	—	86,836	—	1,559,891(1)

(1)

Includes $392,000 which was reported in the Summary Compensation Table for 2006 in column (g) and $37,805 which is reported for 2010 in column (g) of the Summary Compensation Table in this proxy statement.

Participants in the executive incentive compensation plans may elect to defer up to 100% of their annual incentive awards. Deferred amounts accrue interest at a rate determined annually by the compensation committee. The interest rate in effect for 2011 was 5.76% or the “Moody’s Rate,” which is the average of (i) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12 and (ii) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “BBB” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12. The deferred amount will be paid in accordance with the participant’s election, following termination of employment or beginning in the fifth year following the year the award was granted. The amounts will be paid in accordance with the participant’s election in a lump sum or in monthly installments not to exceed 120 months. In the event of a change of control, all amounts become immediately payable.

44	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

A change of control is defined as:

•	an acquisition during a 12-month period of 30% or more of the total voting power of our stock

•	an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock

•

replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors or

•	acquisition of our assets having a gross fair market value at least equal to 40% of the total gross fair market value of all of our assets.

Potential Payments upon Termination or Change of Control
The following tables show the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, the information assumes the terminations and the change of control occurred on December 31, 2011. All of the payments and benefits described below would be provided by the company or its subsidiaries.

The tables exclude compensation and benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees, such as benefits under our qualified defined benefit pension plan, accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include the named executive officers’ benefits under our nonqualified deferred compensation plans, which are reported in the Nonqualified Deferred Compensation for 2011 table. See the Pension Benefits for 2011 table and the Nonqualified Deferred Compensation for 2011 table, and accompanying narratives, for a description of the named executive officers’ accumulated benefits under our qualified defined benefit pension plans and our nonqualified deferred compensation plans.

We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a cap on the amount of base salary taken into account when calculating benefits. For officers, the limit on base salary is $200,000. For other salaried employees, the limit is $100,000. For all salaried employees, disability payments continue until age 65 if disability occurs at or before age 60 and for 5 years if disability occurs between the ages of 60 and 65. Disability benefits are reduced for amounts paid as retirement benefits. The amounts in the tables reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. As the tables reflect, with the exception of Messrs. Schwartz and Harp, the reduction for amounts paid as retirement benefits would eliminate disability benefits assuming a termination of employment on December 31, 2011. The table for Mr. Wells does not reflect a disability benefit as he had not exhausted the eligibility waiting period of one year as of December 31, 2011.

According to the terms of Mr. Wells’ letter agreement, we agreed to pay Mr. Wells a guaranteed minimum payment of 100% of target of his annual incentive award under the WBI Holdings, Inc. Executive Incentive Compensation Plan, prorated to reflect his May 2, 2011 hire date. In addition, if Mr. Wells’ employment had ended before January 2, 2012, due to a change of control, as defined in Section 409A of the Internal Revenue Code of 1986, as amended, we agreed to pay Mr. Wells’ additional annual incentive of $1.85 million in full if the performance goal was met.

Upon a change of control, share-based awards granted under our Long-Term Performance-Based Incentive Plan vest and non-share-based awards are paid in cash. All performance share awards for Messrs. Hildestad, Schwartz, Harp, and Schneider and the annual incentives for Messrs. Hildestad, Harp, Wells, and Schneider, which were awarded under the Long-Term Performance-Based Incentive Plan, would vest at their target levels. For this purpose, the term “change of control” is defined as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•

a change in a majority of our board of directors since April 22, 1997, without the approval of a majority of the board members as of April 22, 1997, or whose election was approved by such board members

•

consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.

MDU Resources Group, Inc. Proxy Statement	45

Proxy Statement

Performance share awards will be forfeited if the participant’s employment terminates for any reason before the participant has reached age 55 and completed 10 years of service. Performance shares and related dividend equivalents for those participants whose employment is terminated other than for cause after the participant has reached age 55 and completed 10 years of service will be prorated as follows:

•	if the termination of employment occurs during the first year of the performance period, the shares are forfeited

•

if the termination of employment occurs during the second year of the performance period, the executive receives a prorated portion of any performance shares earned based on the number of months employed during the performance period and

•	if the termination of employment occurs during the third year of the performance period, the executive receives the full amount of any performance shares earned.

Of the named executive officers with performance share awards, only Mr. Schwartz had not satisfied this requirement as of December 31, 2011. Accordingly, if a December 31, 2011 termination other than for cause without a change of control is assumed, the named executive officers’ 2011-2013 performance share awards would be forfeited, any amounts earned under the 2010-2012 performance share awards for Messrs. Hildestad, Harp, and Schneider would be reduced by one-third and such award for Mr. Schwartz would be forfeited, and any amounts earned under the 2009-2011 performance share awards for Messrs. Hildestad, Harp, and Schneider would not be reduced and the award for Mr. Schwartz would be forfeited. The number of performance shares earned following a termination depends on actual performance through the full performance period. As actual performance for the 2009-2011 performance share awards has been determined, the amounts for these awards in the event of a termination without a change of control were based on actual performance, which resulted in vesting of 0% of the target award. For the 2010-2012 performance share awards, because we do not know what actual performance through the entire performance period will be, we have assumed target performance will be achieved and, therefore, show two-thirds of the target award. No amounts are shown for the 2011-2013 performance share awards because such awards would be forfeited. Although vesting would only occur after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest. Dividend equivalents attributable to earned performance shares would also be paid. Dividend equivalents accrued through December 31, 2011, are included in the amounts shown.

The value of the vesting of performance shares shown in the tables was determined by multiplying the number of performance shares that would vest due to termination or a change of control by the closing price of our stock on December 31, 2011.

Except for Messrs. Hildestad and Wells, we also have change of control employment agreements with our named executive officers and other executives, which provide certain protections to the executives in the event there is a change of control of the company. Mr. Hildestad requested that his change of control employment agreement be terminated in June 2010. The compensation committee notified other executives with change of control employment agreements that their agreements would not be extended beyond their current expiration dates.

For these purposes, we define “change of control” as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•

a change in a majority of our board of directors since the date of the agreement without the approval of a majority of the board members as of the date of the agreement or whose election was approved by such board members

•

consummation of a merger of similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.

If a change of control occurs, the agreements provide for a three-year employment period from the date of the change of control, during which the named executive officer is entitled to receive:

•	a base salary of not less than twelve times the highest monthly salary paid within the preceding twelve months

•	annual incentive opportunity of not less than the highest annual incentive paid in any of the three years before the change of control

•	participation in our incentive, savings, retirement, and welfare benefit plans

•	reasonable vehicle allowance, home office allowance, and subsidized annual physical examinations and

•	office and support staff, vacation, and expense reimbursement consistent with such benefits as they were provided before the change of control.

46	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Assuming a change of control occurred on December 31, 2011, the guaranteed minimum level of base salary provided over the three-year employment period would not result in an increase in any of the named executive officers’ base salaries. The minimum annual incentive opportunities Messrs. Schwartz, Harp, and Schneider would be eligible to earn over the three-year employment period would be $543,780, $1,316,250, and $1,744,860, respectively. The agreements also provide that severance payments and benefits will be provided:

•	if we terminate the named executive officer’s employment during the employment period, other than for cause or disability, or

•	the named executive officer resigns for good reason.

“Cause” means the named executive officer’s willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or gross misconduct materially injurious to the company. “Good reason” includes:

•	a material diminution of the named executive officer’s authority, duties, or responsibilities

•	a material change in the named executive officer’s work location and

•	our material breach of the agreement.

In such event, the named executive officer would receive:

•	accrued but unpaid base salary and accrued but unused vacation

•

a lump sum payment equal to three times his (a) annual salary using the higher of the then current annual salary or twelve times the highest monthly salary paid within the twelve months before the change of control and (b) annual incentive using the highest annual incentive paid in any of the three years before the change of control or, if higher, the annual incentive for the most recently completed fiscal year

•	a pro-rated annual incentive for the year of termination

•

an amount equal to the actuarial equivalent of the additional benefit the named executive officer would receive under the SISP and any other supplemental or excess retirement plan if employment continued for an additional three years

•	outplacement benefits and

•

a payment equal to any federal excise tax on excess parachute payments if the total parachute payments exceed 110% of the safe harbor amount for that tax. If this 110% threshold is not exceeded, the named executive officer’s payments and benefits would be reduced to avoid the tax. The named executive officers are not reimbursed for any taxes imposed on this tax reimbursement payment.

This description of severance payments and benefits reflects the terms of the agreements as in effect on December 31, 2011.

The compensation committee may also consider providing severance benefits on a case-by-case basis for employment terminations not related to a change of control. The compensation committee adopted a checklist of factors in February 2005 to consider when determining whether any such severance benefits should be paid. The tables do not reflect any such severance benefits, as these benefits are made in the discretion of the committee on a case-by-case basis and it is not possible to estimate the severance benefits, if any, that would be paid.

MDU Resources Group, Inc. Proxy Statement	47

Proxy Statement

Terry D. Hildestad

						Change of	Change of
Executive Benefits and		Not for				Control	Control
Payments Upon	Voluntary	Cause	For Cause			(With	(Without
Termination or	Termination	Termination	Termination	Death	Disability	Termination)	Termination)
Change of Control	($)	($)	($)	($)	($)	($)	($)
Compensation:
Short-term Incentive(1)						750,000	750,000
2009-2011 Performance Shares						1,281,374	1,281,374
2010-2012 Performance Shares	723,587	723,587		723,587	723,587	1,085,380	1,085,380
2011-2013 Performance Shares						1,199,584	1,199,584
Benefits and Perquisites:
Regular SISP(2)	5,242,870	5,242,870			5,242,870	5,242,870
Excess SISP(3)	552,948	552,948			552,948	552,948
SISP Death Benefits(4)				11,586,607
Total	6,519,405	6,519,405		12,310,194	6,519,405	10,112,156	4,316,338

(1)	Represents the target 2011 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(2)

Represents the present value of Mr. Hildestad’s vested regular SISP benefit as of December 31, 2011, which was $42,710 per month for 15 years, commencing at age 65. Present value was determined using a 4.00% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2011 table.

(3)

Represents the present value of all excess SISP benefits Mr. Hildestad would be entitled to upon termination of employment under the SISP. Present value was determined using a 4.00% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2011 table.

(4)

Represents the present value of 180 monthly payments of $85,420 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 4.00% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2011 table.

48	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Doran N. Schwartz

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									819,000
Short-term Incentive(1)									725,040
2009-2011 Performance Shares									114,689		114,689
2010-2012 Performance Shares									188,120		188,120
2011-2013 Performance Shares									218,319		218,319
Benefits and Perquisites:
Regular SISP	160,738	(2)	160,738	(2)			241,107	(3)	281,292	(4)
SISP Death Benefits(5)						1,980,385
Disability Benefits(6)							842,408
Outplacement Services									50,000
280G Tax(7)									417,848
Total	160,738		160,738			1,980,385	1,083,515		2,814,308		521,128

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2011, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2011 or (2) the highest annual incentive paid in 2009, 2010, and 2011.

(2)

Represents the present value of Mr. Schwartz’s vested regular SISP benefit as of December 31, 2011, which was $2,920 per month for 15 years, commencing at age 65. Present value was determined using a 4.00% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2011 table.

(3)

Represents the present value of Mr. Schwartz’s vested SISP benefit described in footnote 2, adjusted to reflect the increase in the present value of his regular SISP benefit that would result from an additional two years of vesting under the SISP. Present value was determined using a 4.00% discount rate.

(4)

Represents the payment that would be made under Mr. Schwartz’s change of control agreement based on the increase in the actuarial present value of his regular SISP benefit that would result if he continued employment for an additional three years.

(5)

Represents the present value of 180 monthly payments of $14,600 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 4.00% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2011 table.

(6)	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 4.11% discount rate.
(7)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

MDU Resources Group, Inc. Proxy Statement	49

Proxy Statement

John G. Harp

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									1,350,000
Short-term Incentive									1,755,000	(1)	292,500	(2)
2009-2011 Performance Shares									461,280		461,280
2010-2012 Performance Shares	260,488		260,488			260,488	260,488		390,731		390,731
2011-2013 Performance Shares									431,840		431,840
Benefits and Perquisites:
Incremental Pension(3)	136,432		136,432				136,432		136,432
Regular SISP	2,215,163	(4)	2,215,163	(4)			2,461,292	(5)	2,461,292	(6)
SISP Death Benefits(7)						6,198,875
Disability Benefits(8)							178,455
Outplacement Services									50,000
280G Tax(9)									718,845
Total	2,612,083		2,612,083			6,459,363	3,036,667		7,755,420		1,576,351

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2011, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2011 or (2) the highest annual incentive paid in 2009, 2010, and 2011.

(2)	Represents the target 2011 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(3)

Represents the equivalent of three additional years of service that would be provided under the Harp additional retirement benefit described following the Pension Benefits for 2011 table. Present value was determined using a 4.11% discount rate.

(4)

Represents the present value of Mr. Harp’s vested regular SISP benefit as of December 31, 2011, which was $20,565 per month for 15 years, commencing at age 65. Present value was determined using a 4.00% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2011 table. Also includes the additional benefit attributable to three additional years of service that would be provided under the retirement benefit agreement described following the Pension Benefits for 2011 table.

(5)

Represents the present value of Mr. Harp’s vested SISP benefit described in footnote 4, adjusted to reflect the increase in the present value of his regular SISP benefit that would result from an additional two years of vesting under the SISP. Present value was determined using a 4.00% discount rate.

(6)

Represents the present value of Mr. Harp’s vested SISP benefit described in footnote 4, adjusted to reflect the increase in the present value of his regular SISP benefit that would result if he continued employment for an additional three years. Present value was determined using a 4.00% discount rate.

(7)

Represents the present value of 180 monthly payments of $45,700 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 4.00% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2011 table.

(8)	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 4.11% discount rate.
(9)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

50	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

J. Kent Wells

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)		For Cause Termination ($)		Death ($)		Disability ($)		Change of Control (With Termination) ($)		Change of Control (Without Termination) ($)
Compensation:
Short-term Incentive(1)	366,685	366,685		366,685		366,685		366,685		366,685		366,685
Additional 2011 Annual Incentive		1,850,000	(2)	1,850,000	(2)	1,850,000	(2)	1,850,000	(2)	1,850,000	(3)	1,850,000	(4)
Total	366,685	2,216,685		2,216,685		2,216,685		2,216,685		2,216,685		2,216,685
(1)	Represents the guaranteed minimum annual incentive payment of 100% of target for 2011, prorated to reflect Mr. Wells’ May 2, 2011 hire date.
(2)	Mr. Wells was eligible to receive payment of his 2011 additional annual incentive if he did not resign from Fidelity Exploration & Production Company before January 2, 2012, and the goal was met.
(3)

Mr. Wells would receive payment of his 2011 additional annual incentive if Fidelity Exploration & Production Company’s cash flow from operations for 2011 exceeded $132.0 million and his employment ended for any reason before January 2, 2012, due to a change in control of MDU Resources Group, Inc.

(4)	Represents the 2011 additional annual incentive, which would be deemed earned upon a change of control under the Long-Term Performance-Based Incentive Plan.

MDU Resources Group, Inc. Proxy Statement	51

Proxy Statement

William E. Schneider

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									1,342,200
Short-term Incentive									2,326,480	(1)	290,810	(2)
2009-2011 Performance Shares									458,615		458,615
2010-2012 Performance Shares	258,986		258,986			258,986	258,986		388,479		388,479
2011-2013 Performance Shares									429,341		429,341
Benefits and Perquisites:
Regular SISP(3)	2,919,232		2,919,232				2,919,232		2,919,232
Excess SISP	46,259	(4)	46,259	(4)			46,259	(4)	46,259	(5)
SISP Death Benefits(6)						6,198,875
Outplacement Services									50,000
280G Tax(7)									784,127
Total	3,224,477		3,224,477			6,457,861	3,224,477		8,744,733		1,567,245
(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2011, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2011 or (2) the highest annual incentive paid in 2009, 2010, and 2011.

(2)	Represents the target 2011 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(3)

Represents the present value of Mr. Schneider’s vested regular SISP benefit as of December 31, 2011, which was $22,850 per month for 15 years, commencing at age 65. Present value was determined using a 4.00% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2011 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Schneider’s change of control agreement would not increase the actuarial present value of his SISP amount.

(4)

Represents the present value of all excess SISP benefits Mr. Schneider would be entitled to upon termination of employment under the SISP. Present value was determined using a 4.00% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2011 table.

(5)

Represents the present value of all excess SISP benefits Mr. Schneider would be entitled to, calculated with the assumption of three additional years of employment, as provided under Mr. Schneider’s change of control agreement. Present value was determined using a 4.00% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2011 table.

(6)

Represents the present value of 180 monthly payments of $45,700 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 4.00% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2011 table.

(7)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

52	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Director Compensation for 2011

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)(1)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(2)	Total ($) (h)
Thomas Everist	62,917		110,000	—	(3)	—	—	174	173,091
Karen B. Fagg	62,917		110,000	—		—	—	174	173,091
A. Bart Holaday	55,000	(4)	110,000	—		—	—	174	165,174
Dennis W. Johnson	67,917		110,000	—		—	—	174	178,091
Thomas C. Knudson	55,000		110,000	—		—	—	674	165,674
Richard H. Lewis	55,000		110,000	—		—	—	174	165,174
Patricia L. Moss	55,000	(5)	110,000	—		—	—	174	165,174
Harry J. Pearce	130,000		110,000	—		—	—	174	240,174
John K. Wilson	55,000	(6)	110,000	—		—	—	174	165,174

(1)

This column reflects the aggregate grant date fair value of 5,450 shares of MDU Resources Group, Inc. stock purchased for our non-employee directors measured in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock based compensation in FASB Accounting Standards Codification Topic 718. The grant date fair value is based on the purchase price of our common stock on the grant date on November 21, 2011, which was $20.181. The $14 in cash paid to each director for the fractional shares is included in the amounts reported in column (c) to this table.

(2)	Group life insurance premium of $174 and a matching charitable contribution of $500 for Mr. Knudson.
(3)	Mr. Everist had 6,750 stock options outstanding as of December 31, 2011.
(4)	Includes $14,997 that Mr. Holaday received in our common stock in lieu of cash.
(5)	Includes $54,983 that Ms. Moss received in our common stock in lieu of cash.
(6)	Includes $54,983 that Mr. Wilson received in our common stock in lieu of cash.

Effective June 1, 2011, the board approved changes to the MDU Resources Group, Inc. Directors’ Compensation Policy. The following table shows the cash and stock retainers payable to our non-employee directors.

	Effective June 1, 2011	Prior to June 1, 2011
Base Retainer	$55,000	$55,000
Additional Retainers:
Non-Executive Chairman	75,000	75,000
Lead Director, if any	33,000	33,000
Audit Committee Chairman	15,000	10,000
Compensation Committee Chairman	10,000	5,000
Nominating and Governance Committee Chairman	10,000	5,000
Annual Stock Grant(1)	110,000	4,050 shares

(1)	Effective for 2011, the annual stock grant was changed from a fixed number of shares to a grant of shares equal in value to $110,000.

There are no meeting fees.

In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of each director’s beneficiaries during the time each director serves on the board. The annual cost per director is $174.

Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

Directors are reimbursed for all reasonable travel expenses including spousal expenses in connection with attendance at meetings of the board and its committees. All amounts together with any other perquisites were below the disclosure threshold for 2011.

Our post-retirement income plan for directors was terminated in May 2001 for current and future directors. The net present value of each director’s benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the director’s retirement from the board.

MDU Resources Group, Inc. Proxy Statement	53

Proxy Statement

The board revised our stock ownership policy for directors in November 2010. Each director is required, rather than expected, to own our common stock equal in value to five times the director’s base retainer. Shares acquired through purchases on the open market and participation in our director stock plans will be considered in ownership calculations as will ownership of our common stock by a spouse. A director is allowed five years commencing January 1 of the year following the year of that director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. For stock ownership, please see “Security Ownership.”

In our Director Compensation Policy, we prohibit our directors from hedging their ownership of company common stock. Directors may not enter into transactions that allow the director to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Narrative Disclosure of our Compensation Policies and Practices
as They Relate to Risk Management
Senior management has conducted an assessment of the risks arising from our compensation policies and practices for all employees and concluded that none of these risks is reasonably likely to have a material adverse effect on the company. After review and discussion with senior management, the compensation committee concurred with this assessment.

As part of its assessment of the risks arising from our compensation policies and practices for all employees, senior management identified the principal areas of risk faced by the company that may be affected by our compensation policies and practices for all employees, including any risks resulting from our operating businesses’ compensation policies and practices. In assessing the risks arising from our compensation policies and practices, senior management identified the following practices as factors that serve to mitigate any risks arising from our compensation plans and programs:

Business management and governance practices

•	hedging on oil and gas production to reduce commodity price volatility

•	board of director oversight on capital expenditure and operating plans that promotes careful consideration of financial assumptions

•	limitation on business acquisitions without board of director approval

•	employee integrity training programs and anonymous reporting systems

•	quarterly risk assessment reports at audit committee meetings and

•	prohibition on hedging of company stock by Section 16 officers and directors.

Compensation practices

•

active compensation committee review of executive compensation, including comparison of executive compensation to total stockholder return ratio to the ratio for the performance graph peer group (PEER Analysis)

•	the initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies

•	consideration of peer group and/or relevant industry practices to establish appropriate compensation target amounts

•	a balanced compensation mix of fixed salary and annual or long-term incentives tied to our financial performance

•	use of interpolation for annual and long-term incentive awards to avoid payout cliffs

•	negative discretion to adjust any annual or long-term incentive award downward

•	use of caps on annual incentive awards and stock granted under long-term incentive awards (200% of target)

•	discretionary clawbacks on incentive payments in the event of a financial restatement

•	use of performance shares, rather than stock options or stock appreciation rights, as equity component of incentive compensation

•	use of performance shares with a relative, rather than an absolute, total stockholder return performance goal and mandatory reduction in award if total stockholder return is negative

•	use of three-year performance periods to discourage short-term risk-taking

54	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

•	substantive incentive goals measured by return on invested capital and earnings per share criteria, which encourage balanced performance and are important to stockholders

•	use of financial performance metrics that are readily monitored and reviewed

•	regular review of the appropriateness of the companies in the performance graph peer group

•	stock ownership requirements for executives participating in the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and for the board of directors

•	mandatory holding periods for 50% of any net after-tax shares earned under long-term incentive awards granted in 2011 and thereafter and

•	use of independent consultants in establishing pay targets at least biennially.

MDU Resources Group, Inc. Proxy Statement	55

Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS
At the first annual meeting of the board after the annual meeting of stockholders, our board of directors elects our executive officers, who serve until their successors are chosen and qualify. A majority of our board of directors may remove any executive officer at any time. Information concerning our executive officers, including their ages, present corporate positions, and business experience, is as follows:

Name	Age	Present Corporate Position and Business Experience

Terry D. Hildestad	62	President and Chief Executive Officer. For information about Mr. Hildestad, see “Election of Directors.”

Steven L. Bietz	53

Mr. Bietz was elected president and chief executive officer of WBI Holdings, Inc. effective March 4, 2006; president effective January 2, 2006; executive vice president and chief operating officer effective September 1, 2002; vice president-administration and chief accounting officer effective November 3, 1999; vice president-administration effective February 1997; and controller effective January 1994.

William R. Connors	50

Mr. Connors was elected vice president–renewable resources of MDU Resources Group, Inc., effective September 1, 2008. Prior to that, he was vice president-business development of Cascade Natural Gas Corporation effective November 2007; vice president-origination, contracts & regulatory of Centennial Energy Resources, LLC, effective January 2007; vice president-origination, contracts & regulatory of Centennial Power, Inc., effective July 2005; and, was first employed as vice president-contracts & regulatory of Centennial Power, Inc., effective July 2004. Prior to that Mr. Connors was of counsel to Miller Nash, LLP, a law firm in Seattle, Washington.

Mark A. Del Vecchio	52

Mr. Del Vecchio was elected vice president–human resources on October 1, 2007. From November 3, 2003 to October 1, 2007, Mr. Del Vecchio was director of executive programs and compensation. From April 1996 to October 31, 2003, Mr. Del Vecchio was vice president and member of The Carter Group, LLC, an executive search and management consulting company.

David L. Goodin	50

Mr. Goodin was elected president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., and Cascade Natural Gas Corporation effective June 6, 2008, and president and chief executive officer of Intermountain Gas Company effective October 1, 2008. Prior to that, he was president of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective March 1, 2008; president of Cascade Natural Gas Corporation effective July 2, 2007; executive vice president-operations and acquisitions of Montana-Dakota Utilities Co. effective January 2007; vice president-operations effective January 2000; electric systems manager effective April 1999; electric systems supervisor effective August 1993; division electric superintendent effective February 1989; and division electrical engineer effective May 1983.

John G. Harp	59

Mr. Harp was elected chief executive officer of Knife River Corporation effective January 1, 2012, and will continue to serve as chief executive officer of MDU Construction Services Group, Inc. He was elected president and chief executive officer of Utility Services Inc., which is now MDU Construction Services Group, Inc., effective September 29, 2004. From May 2004 to September 29, 2004, Mr. Harp was vice president of Ledcor Technical Services Inc., a provider of fiber optic cable maintenance services. From April 2001 to May 2004, he was president of JODE CORP., a broadband maintenance company. Mr. Harp sold JODE CORP. to Ledcor Construction in May 2004. Prior to that, he was president of Harp Line Constructors Co. and Harp Engineering, Inc. from July 1998, when they were bought by Utility Services Inc., to April 2001.

Nicole A. Kivisto	38

Ms. Kivisto was elected vice president, controller and chief accounting officer effective February 17, 2010. Prior to that she was controller effective December 1, 2005; a financial analyst IV in the Corporate Planning Department effective May 2003; a financial and investor relations analyst in the Investor Relations Department effective May 2000; and a financial analyst in the Corporate Accounting Department effective July 1995.

Douglass A. Mahowald	62

Mr. Mahowald was elected treasurer and assistant secretary effective February 17, 2010. Prior to that he was the assistant treasurer and assistant secretary effective August 1992; treasury services manager effective November 1982; and budget statistician effective February 1982.

Cynthia J. Norland	57

Ms. Norland was elected vice president–administration effective July 16, 2007. Prior to that she was the assistant vice president–administration effective January 17, 2007; associate general counsel in the Legal Department effective March 6, 2004; and senior attorney in the Legal Department effective June 1, 1995.

Paul K. Sandness	57

Mr. Sandness was elected general counsel and secretary of the company, its divisions and major subsidiaries effective April 6, 2004. He also was elected a director of the company’s principal subsidiaries and was appointed to the Managing Committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. Prior to that he served as a senior attorney effective 1987 and as an assistant secretary of several subsidiary companies.

William E. Schneider	63

Mr. Schneider was elected executive vice president–Bakken Development effective January 1, 2012. Prior to that, he was president and chief executive officer of Knife River Corporation effective May 1, 2005; and senior vice president-construction materials effective from September 15, 1999 to April 30, 2005.

56	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Doran N. Schwartz	42

Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010. Prior to that, he was vice president and chief accounting officer effective March 1, 2006; and assistant vice president-special projects effective September 6, 2005. He was director of membership rewards for American Express, a financial services company, from November 2004 to August 1, 2005; audit manager for Deloitte & Touche, an audit and professional services company, from June 2002 to November 2004; and audit manager/senior for Arthur Andersen, an audit and professional services company, from December 1997 to June 2002.

John P. Stumpf	52

Mr. Stumpf was elected vice president–strategic planning effective December 1, 2006. Mr. Stumpf was vice president–corporate development for Knife River Corporation from July 1, 2002 to November 30, 2006, and director of corporate development of Knife River Corporation from January 14, 2002 to June 30, 2002. Prior to that, he was special projects manager for Knife River Corporation from May 1, 2000 to January 13, 2002.

J. Kent Wells	55

Mr. Wells was elected president and chief executive officer of Fidelity Exploration & Production Company effective May 2, 2011. Prior to that he was senior vice president of exploration and production for BP America, Inc. from June 2007 until October 2010, when he was named BP America Inc.’s group senior vice president for global deepwater response until March 31, 2011. He also served as general manager of Abu Dhabi Company for Onshore Oil Operations from February 2005 until June 2007; vice-president, Gulf of Mexico shelf, for BP America, Inc. from 2002 to 2005; vice-president, Rockies, for BP America, Inc. from 2000 to 2002; general manager of Crescendo Resources LP from 1997 to 2000; manager, Hugoton, for Amoco Production Company, Inc. from 1993 to 1996; manager, operations, for Amoco Production Company, Inc. in 1993; and resource manager for Amoco Production Company, Inc. in 1988 to 1993.

SECURITY OWNERSHIP
The table below sets forth the number of shares of our capital stock that each director and each nominee for director, each named executive officer, and all directors and executive officers as a group owned beneficially as of December 31, 2011.

			Common Shares Beneficially
			Owned Include:

			Shares
			Individuals			Deferred
			Have Rights			Director Fees
	Common Shares		to Acquire	Shares Held By		Held as
	Beneficially		Within 60	Family	Percent	Phantom
Name	Owned(1)		Days(2)	Members(3)	of Class	Stock(4)

Thomas Everist	1,880,123	(5)	6,750		1.0	28,350
Karen B. Fagg	30,997				*
John G. Harp	85,719	(6)			*
Terry D. Hildestad	214,073				*
A. Bart Holaday	35,012				*
Dennis W. Johnson	81,019	(7)		4,560	*
Thomas C. Knudson	19,000				*
Richard H. Lewis	25,700				*	16,275
Patricia L. Moss	56,687				*
Harry J. Pearce	212,550				*	46,614
William E. Schneider	116,219	(8)		800	*
Doran N. Schwartz	18,735	(6)			*
J. Kent Wells	—	(9)			*
John K. Wilson	82,439				*
All directors and executive officers as a group (23 in number)	3,124,888		6,750	18,006	1.7	91,239

*	Less than one percent of the class.
(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security.
(2)

Indicates shares of our stock that executive officers and directors have the right to acquire within 60 days pursuant to stock options. These shares are included in the “Common Shares Beneficially Owned” column.

(3)	These shares are included in the “Common Shares Beneficially Owned” column.
(4)

These shares are not included in the “Common Shares Beneficially Owned” column. Directors may defer all or a portion of their cash compensation pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

(5)	Includes 1,820,000 shares of common stock acquired through the sale of Connolly-Pacific to us.
(6)	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
(7)	Mr. Johnson disclaims all beneficial ownership of the 4,560 shares owned by his wife.
(8)	Mr. Schneider disclaims all beneficial ownership of the 800 shares owned by his wife.
(9)	As of February 22, 2012, Mr. Wells owns 25,743 shares of our common stock.

MDU Resources Group, Inc. Proxy Statement	57

Proxy Statement

The table below sets forth information with respect to any person we know to be the beneficial owner of more than five percent of any class of our voting securities.

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership		of Class

Common Stock	New York Life Trust Company
	51 Madison Avenue
	New York, NY 10010	9,676,893	(1)	5.13%

Common Stock	BlackRock, Inc.
	40 East 52nd Street
	New York, NY 10022	10,780,367	(2)	5.71%

Common Stock	T. Rowe Price Associates, Inc.
	100 E. Pratt Street
	Baltimore, MD 21202	11,783,757	(3)	6.20%

(1)

In a Schedule 13G/A, Amendment No. 12, filed on February 14, 2012, New York Life Trust Company indicates that it holds these shares as directed trustee of our 401(k) plan and has sole voting and dispositive power with respect to all shares.

(2)

In a Schedule 13G/A, Amendment No. 2, filed on February 13, 2012, BlackRock, Inc. reports sole voting and dispositive power with respect to all shares as the parent holding company or control person of BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, and BlackRock Investment Management (UK) Limited.

(3)

In a Schedule 13G, filed on February 14, 2012, T. Rowe Price Associates, Inc. reports sole voting power with respect to 2,372,940 shares and sole dispositive power with respect to 11,783,757 shares. These securities are owned by individual and institutional investors to which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

RELATED PERSON TRANSACTION DISCLOSURE
The board of directors has adopted a policy for the review of related person transactions. This policy is contained in our corporate governance guidelines, which are posted on our website at www.mdu.com.

The audit committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our stockholders and the company. Financial transactions, arrangements, relationships, or any series of similar transactions, arrangements, or relationships in which a related person had or will have a material interest and that exceed $120,000 are subject to the committee’s review.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Immediate family members are spouses, parents, stepparents, mothers-in-law, fathers-in-law, siblings, brothers-in-law, sisters-in-law, children, stepchildren, daughters-in-law, sons-in-law, and any person, other than a tenant or domestic employee, who shares the household of a director, director nominee, executive officer, or holder of 5% or more of our voting stock.

After its review, the committee makes a determination or a recommendation to the board and officers of the company with respect to the related person transaction. Upon receipt of the committee’s recommendation, the board of directors or officers, as the case may be, take such action as they deem appropriate in light of their responsibilities under applicable laws and regulations.

The audit committee and the board of directors reviewed two leases between an indirect subsidiary of the company and a Nevada limited liability company, MOJO Montana, LLC (MOJO). John G. Harp, who was president and chief executive officer of MDU Construction Services Group, Inc. until January 1, 2012, at which time he became the chief executive officer of MDU Construction Services Group, Inc., and his brother, Michael D. Harp, are managing members of MOJO. The properties described in these two leases are located in Kalispell and Billings, Montana, and have been leased since 1998. In May 2010, the audit committee determined that renewing these leases was in the company’s best interests after it reviewed 2010 third party appraisals for the properties and considered the consumer price index and our operating companies’ knowledge of local property markets. The audit committee recommended and the board approved three-year leases for these properties that provide for our indirect subsidiary to pay a combined monthly rent of $9,508 to MOJO.

CORPORATE GOVERNANCE

Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines, which are available for review on our corporate website at http://www.mdu.com/Documents/Governance/CorporateGovernance.pdf. The board of directors has determined that Thomas Everist, Karen B. Fagg, A. Bart Holaday, Dennis W. Johnson, Thomas C. Knudson, Richard H. Lewis, Patricia L. Moss, Harry J. Pearce, and John K. Wilson:

•	have no material relationship with us and

•	are independent in accordance with our director independence guidelines and the New York Stock Exchange listing standards.

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Proxy Statement

In determining director independence for 2011, the board of directors considered the following transactions or relationships:

•

Mr. Everist’s ownership of approximately 1.86 million shares in 2010 and approximately 1.87 million shares in 2011 of our common stock. In December 2011, we entered into a two-year contract with WebFilings, LLC, which offers a cloud-based solution for meeting SEC reporting requirements. The contract provides for a quarterly subscription fee of approximately $13,000 to use WebFilings’ software and for additional fees to be determined based on the number of users and additional services requested. Mr. Everist is a limited partner and owns less than 1% of WebFilings, LLC.

•

charitable contributions in the amount of $13,500 in 2010 and $33,625 in 2011 to the Montana State University – Ms. Fagg serves as a member of the Montana State University’s Engineering Advisory Council

•

charitable contributions in the amount of $14,750 in 2010 and $2,700 in 2011 to the University of North Dakota Foundation – Mr. Holaday serves as the Chairman of the Board and as a Trustee for the University of North Dakota Center for Innovation Foundation and also serves as a director for the University of North Dakota Foundation; charitable contributions in the amount of $1,250 in 2010 and $3,750 in 2011 to Jamestown College – Mr. Holaday serves as a director for Jamestown College

•	charitable contributions to the City of Dickinson in the amount of $20,000 in 2010 and in 2011 – Mr. Johnson is president of the City of Dickinson board of commissioners

•

charitable contributions to Colorado UpLift in the amount of $25,000 in 2010 and in 2011– Mr. Lewis is a board director and chairman of the Development Board of Colorado UpLift; charitable contributions in the amount of $10,000 in 2010 and in 2011 to the Alliance for Choice in Education – Mr. Lewis serves on the Colorado Board of Trustees for Alliance.

Director Resignation upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2011, two directors submitted resignations under this requirement. Ms. Fagg submitted her resignation in connection with the announcement of her retirement as vice president of DOWL LLC, d/b/a DOWL HKM, effective December 31, 2011. Ms. Moss submitted her resignation in connection with her retirement from Cascade Bancorp and the Bank of the Cascades effective July 25, 2012. After considering the background, experience on the board, skills and character, and contribution to the company by both of these directors in light of the company’s business and structure, the board determined the resignations should not be accepted.

Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide, which applies to all employees, directors, and officers.

We intend to satisfy our disclosure obligations regarding:

•

amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b) and

•

waivers of the code of conduct for our directors or executive officers, as required by New York Stock Exchange listing standards by posting such information on our website at http://www.mdu.com/Documents/Governance/IntegrityGuide.pdf.

Board Leadership Structure and Board’s Role in Risk Oversight
The board separated the positions of chairman of the board and chief executive officer in 2006 and elected Harry J. Pearce, a non-employee independent director, as our chairman, and Terry D. Hildestad as our president and chief executive officer. Separating these positions allows our chief executive officer to focus on the full-time job of running our business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board believes this structure recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. Having an independent chairman is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders. An independent chairman avoids the conflicts of interest that arise when the chairman and chief executive positions are combined and more effectively manages relationships between the board and the chief executive officer. An independent chairman is in a better position to encourage frank and lively discussions and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board continues to believe that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company and demonstrates our commitment to good corporate governance.

MDU Resources Group, Inc. Proxy Statement	59

Proxy Statement

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition, weather conditions, limitations on our ability to pay dividends, increased pension plan obligations, and cyber attacks or acts of terrorism. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board believes that establishing the right “tone at the top” and that full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chairman meets regularly with our president and chief executive officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on strategic matters involving our operations. The board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While the board is ultimately responsible for risk oversight at our company, our three board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk assessment and management in a general manner and specifically in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Risk assessment reports are regularly provided by management to the audit committee. This opens the opportunity for discussions about areas where the company may have material risk exposure, steps taken to manage those exposures, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committees’ areas of responsibility. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board Meetings and Committees
During 2011, the board of directors held four meetings. Each incumbent director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2011. Director attendance at our annual meeting of stockholders is left to the discretion of each director. Three directors attended our 2011 annual meeting of stockholders.

Harry J. Pearce was elected non-employee chairman of the board on August 17, 2006. Mr. Pearce served as lead director from February 15, 2001 to August 17, 2006. He presides at the executive session of the non-employee directors held in connection with each regularly scheduled quarterly board of directors meeting. The non-employee directors also meet in executive session with the chief executive officer at each regularly scheduled quarterly board of directors meeting. All of our non-employee directors are independent directors.

The board has a standing audit committee, compensation committee, and nominating and governance committee. These committees are composed entirely of independent directors.

The audit, compensation, and nominating and governance committees have charters, which are available for review on our website at http://www.mdu.com/Governance/Pages/BoardChartersandCommittees.aspx. Our corporate governance guidelines are available at http://www.mdu.com/Documents/Governance/CorporateGovernance.pdf, and our Leading With Integrity Guide is also on our website at http://www.mdu.com/Documents/Governance/IntegrityGuide.pdf.

Nominating and Governance Committee
The nominating and governance committee met three times during 2011. The committee members were Karen B. Fagg, chairman, Richard H. Lewis, A. Bart Holaday, and Patricia L. Moss, who joined the committee effective May 12, 2011.

The nominating and governance committee provides recommendations to the board with respect to:

•	board organization, membership, and function

•	committee structure and membership

•	succession planning for our executive management and directors and

•	corporate governance guidelines applicable to us.

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Proxy Statement

The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.

The committee identifies individuals qualified to become directors and recommends to the board the nominees for director for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.

In identifying nominees for director, the committee consults with board members, our management, consultants, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.

Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend. Stockholders may submit director candidate recommendations to the nominating and governance committee chairman in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. Please include the following information:

•	the candidate’s name, age, business address, residence address, and telephone number

•	the candidate’s principal occupation

•	the class and number of shares of our stock owned by the candidate

•	a description of the candidate’s qualifications to be a director

•	whether the candidate would be an independent director and

•	any other information you believe is relevant with respect to the recommendation.

These guidelines provide information to stockholders who wish to recommend candidates for director for consideration by the nominating and governance committee. Stockholders who wish to actually nominate persons for election to our board at an annual meeting of stockholders must follow the procedures set forth in section 2.08 of our bylaws. You may obtain a copy of the bylaws by writing to the secretary of MDU Resources Group, Inc. at the address above. Our bylaws are also available on our website at http://www.mdu.com/Documents/Governance/2011-11_Bylaws.pdf. See also the section entitled “2013 Annual Meeting of Stockholders” later in the proxy statement.

There are no differences in the manner by which the committee evaluates director candidates recommended by stockholders and those recommended by other sources.

In evaluating director candidates, the committee considers an individual’s:

•	background, character, and experience

•	skills and experience which complement the skills and experience of current board members

•	success in the individual’s chosen field of endeavor

•	skill in the areas of accounting and financial management, banking, general management, human resources, marketing, operations, public affairs, law, and operations abroad

•	background in publicly traded companies

•	geographic area of residence

•	diversity of business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board

•	independence, including affiliations or relationships with other groups, organizations, or entities and

•

prior and future compliance with applicable law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and our other policies and guidelines.

As indicated above, when identifying nominees to serve as director, the nominating and governance committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the board. The nominating and governance committee assesses the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. The composition of the current board reflects diversity in business and professional experience, skills, and gender.

MDU Resources Group, Inc. Proxy Statement	61

Proxy Statement

The committee generally will hire an outside firm to perform a background check on potential nominees.

Audit Committee
The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

The audit committee met eight times during 2011. The audit committee members are Dennis W. Johnson, chairman, A. Bart Holaday, Richard H. Lewis, and John K. Wilson. The board of directors has determined that Messrs. Johnson, Holaday, Lewis, and Wilson are “audit committee financial experts” as defined by Securities and Exchange Commission regulations and Messrs. Johnson, Holaday, Lewis, and Wilson meet the independence standard for audit committee members under our director independence guidelines and the New York Stock Exchange listing standards, including the Securities and Exchange Commission’s audit committee member independence requirements.

The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee:

•	assists the board’s oversight of

	o	the integrity of our financial statements and system of internal controls

	o	our compliance with legal and regulatory requirements

	o	the independent auditors’ qualifications and independence

	o	the performance of our internal audit function and independent auditors and

	o	risk management in the audit committee’s areas of responsibility and

•	arranges for the preparation of and approves the report that Securities and Exchange Commission rules require we include in our annual proxy statement.

Audit Committee Report

In connection with our financial statements for the year ended December 31, 2011, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Dennis W. Johnson, Chairman
A. Bart Holaday
Richard H. Lewis
John K. Wilson

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Proxy Statement

Compensation Committee
The compensation committee met five times during 2011. The compensation committee members are Thomas Everist, chairman, Karen B. Fagg, Thomas C. Knudson, and Patricia L. Moss.

The compensation committee’s responsibilities, as set forth in its charter, include:

•	review and recommend changes to the board regarding our executive compensation policies for directors and executives

•	evaluate the chief executive officer’s performance and, either as a committee or together with other independent directors as directed by the board, determine his or her compensation

•	recommend to the board the compensation of our other Section 16 officers and directors

•	establish goals, make awards, review performance and determine, or recommend to the board, awards earned under our annual and long-term incentive compensation plans

•

review and discuss with management the compensation discussion and analysis and based upon such review and discussion, determine whether to recommend to the board that the Compensation Discussion and Analysis be included in our proxy statement and/or our Annual Report on Form 10-K

•	arrange for the preparation of and approve the compensation committee report to be included in our proxy statement and/or Annual Report on Form 10-K and

•	assist the board in overseeing the management of risk in the committee’s areas of responsibility.

The compensation committee and the board of directors have sole and direct responsibility for determining compensation for our Section 16 officers and directors. The compensation committee makes recommendations to the board regarding compensation of all Section 16 officers, and the board then approves the recommendations. The compensation committee and the board may not delegate their authority. They may, however, use recommendations from outside consultants, the chief executive officer, and the human resources department. The chief executive officer, the vice president-human resources, and general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed. The committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on executive compensation. The committee did not retain a compensation consultant in 2011 to prepare a competitive assessment for 2012 compensation.

We discuss our processes and procedures for consideration and determination of compensation of our Section 16 officers in the Compensation Discussion and Analysis. We also discuss in the Compensation Discussion and Analysis the role of our executive officers in determining or recommending compensation for our Section 16 officers.

The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. The committee’s practice has been to retain a compensation consultant every other year to conduct a competitive analysis on director compensation.

During 2011, the vice president-human resources and the human resources department prepared the competitive assessment for 2012 compensation for our executive officers. The vice president-human resources and the human resources department also worked with the chief executive officer to:

•	recommend salary grades, base salaries, and annual and long-term incentive targets for our executive officers

•

review recommended base salary grades, salary increases, and annual and long-term incentive targets submitted by executive officers for officers reporting to them for reasonableness and alignment with company or business unit objectives and

•	review and update annual and long-term incentive programs.

As discussed in the Compensation Discussion and Analysis, at the request of Mr. Hildestad, the human resources department conducted a competitive assessment in January 2011 to determine the compensation level necessary to recruit a qualified individual to lead Fidelity Exploration & Production Company. Mr. Hildestad, with the assistance of our vice president-human resources, negotiated Mr. Wells’ compensation in connection with his hiring.

The compensation committee has sole authority to retain, discharge, and approve fees and other terms and conditions for retention of compensation consultants to assist in consideration of the compensation of the chief executive officer, the other Section 16 officers, and the board of directors. The compensation committee charter requires the committee’s pre-approval of the engagement of the committee’s compensation consultants by the company for any other purpose.

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Proxy Statement

In an engagement letter dated February 28, 2011, and signed by the chairman of the compensation committee, the compensation committee retained Towers Watson to prepare a review of competitive compensation for our non-employee directors’ compensation, including a separate comparison of the non-executive chairman, for review at the committee’s May 2011 meeting.

In its review of board of director compensation, Towers Watson was asked to:

•	analyze results and develop a competitive director pay reference point using our former and new performance graph peer groups and

•	identify market trends relative to director compensation, including whether there are any trends to pay equity using a fixed dollar value.

The results of the Towers Watson analysis showed the company’s level of total direct compensation, which is annual board retainer plus equity, was below the medians of both peer groups at the 28th percentile of its current performance graph peer group and at the 23rd percentile of its former performance graph peer group. Additional retainers for the audit, compensation, and nominating and governance committee chairs were well below the medians of both of the performance graph peer groups. In terms of the level of non-executive chairman compensation, the company’s level of total direct compensation was well below the medians compared to the companies in our performance graph peer groups that had a non-executive chairman. The company’s non-executive chairman was at the 31st percentile when compared to companies with a non-executive chairman in the current peer group and at the 17th percentile when compared to the companies with non-executive chairmen in the former peer group. After review and discussion of Towers Watson’s report, the board determined to increase the committee chairmen’s retainers by $5,000 and to change the annual stock grant from a fixed number of shares to a grant of shares equal in value to $110,000. No changes were made to the compensation of the company’s non-executive chairman.

The compensation committee also authorized the company to participate in compensation and employee benefits surveys sponsored by Towers Watson during 2011.

Stockholder Communications
Stockholders and other interested parties who wish to contact the board of directors or an individual director, including our non-employee chairman or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of our common stock file reports of their trading in our equity securities with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4, and 5 and any amendments to these forms furnished to us during and with respect to 2011 or written representations that no Forms 5 were required, we believe that all such reports were timely filed.

OTHER BUSINESS
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. We have not been informed that any other matter will be presented at the meeting by others. However, if any other matter requiring a vote of the stockholders should arise, the persons named in the enclosed proxy will vote in accordance with their best judgment.

SHARED ADDRESS STOCKHOLDERS
In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one annual report to stockholders and one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate annual report to stockholders and proxy statement in the future, he or she may contact the office of the treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our annual report to stockholders and proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to stockholders and proxy statement to a stockholder at a shared address to which a single copy of the document was delivered.

64	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

2013 ANNUAL MEETING OF STOCKHOLDERS
Director Nominations: Our bylaws provide that director nominations may be made only by (i) the board at any meeting of stockholders or (ii) at an annual meeting by a stockholder entitled to vote for the election of directors and who has complied with the procedures established by the bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination must have given timely and proper notice of the nomination in writing to the corporate secretary in accordance with and containing all information and the completed questionnaire provided for in the bylaws. To be timely, such notice must be delivered to or mailed to the corporate secretary and received at our principal executive offices not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting of stockholders expected to be held April 23, 2013, any stockholder who wishes to submit a nomination must submit the required notice to the corporate secretary on or before January 24, 2013.

Other Meeting Business: Our bylaws also provide that no business may be brought before an annual meeting except (i) as specified in the meeting notice given by or at the direction of the board, (ii) as otherwise properly brought before the meeting by or at the direction of the board or (iii) properly brought before the meeting by a stockholder entitled to vote who has complied with the procedures established by the bylaws. For business to be properly brought before an annual meeting by a stockholder (other than nomination of a person for election as a director which is described above) the stockholder must have given timely and proper notice of such business in writing to the corporate secretary, in accordance with, and containing all information provided for in the bylaws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, such notice must be delivered or mailed to the corporate secretary and received at our principal executive offices not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting expected to be held April 23, 2013, any stockholder who wishes to bring business before the meeting (other than nomination of a person for election as a director which is described above) must submit the required notice to the corporate secretary on or before January 24, 2013.

Discretionary Voting: Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual stockholders’ meeting if we do not have notice of the matter at least 45 days before the anniversary date on which we first mailed our proxy materials for the prior year’s annual stockholders’ meeting or the date specified by an advance notice provision in our bylaws. Our bylaws contain an advance notice provision that we have described above. For our annual meeting of stockholders expected to be held on April 23, 2013, stockholders must submit such written notice to the corporate secretary on or before January 24, 2013.

Stockholder Proposals: The requirements we describe above are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement under Rule 14a-8 of the Exchange Act. For purposes of our annual meeting of stockholders expected to be held on April 23, 2013, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must submit such proposal to the corporate secretary on or before November 9, 2012.

Bylaw Copies: You may obtain a copy of the full text of the bylaw provisions discussed above by writing to the corporate secretary. Our bylaws are also available on our website at: http://www.mdu.com/Documents/Governance/2011-11_Bylaws.pdf.

We will make available to our stockholders to whom we furnish this proxy statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2011, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Paul K. Sandness
Secretary
March 9, 2012

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66	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXHIBIT A

Towers Perrin’s (Towers Watson)	Auto Club Group	Chiquita Brands
2009 General Industry Executive	Automatic Data Processing	Choice Hotels International
Compensation Database	Avery Dennison	Chrysler
	Avis Budget Group	CHS
	Avista	CIGNA
3M	Avon Products	CIT Group
7-Eleven	AXA Equitable	CITGO Petroleum
A&P	B&W Y-12	City National Bank
A.O. Smith	BAE Systems	Cleco
A. T. Cross	Ball	CNA
AAA of Science	Bank of America	Cobank
Abbott Laboratories	Barrick Gold of North America	Coca-Cola Enterprises
ABC	Battelle Memorial Institute	Colgate-Palmolive
Accenture	Baxter International	Colorado Springs Utilities
ACH Food	Bayer	Columbia Sportswear
Advance Publications	Bayer CropScience	Comcast Cable Communications
Advanced Micro Devices	BB&T	Comerica
Advanstar Communications	Beckman Coulter	Commerce Insurance
Aegon USA	Belo	CommScope
AEI Services	Benjamin Moore	Compass Bancshares
Aerojet	Best Buy	CompuCom Systems
Aeropostale	BG US Services	ConAgra Foods
AFLAC	Big Lots	Connell
Agilent Technologies	Biogen Idec	ConocoPhillips
AGL Resources	Bio-Rad Laboratories	Consolidated Edison
Agrium U.S.	Blockbuster	Constellation Energy
AIG	Blue Cross Blue Shield of Florida	Consumers Energy
Air Products and Chemicals	Blue Shield of California	Consumers Union
Alcatel-Lucent	Blyth	Continental Airlines
Alcoa	Bob Evans Farms	Continental Automotive Systems
Allegheny Energy	Boehringer Ingelheim	Continental Energy Systems
Allergan	Boeing	ConvaTec
Allete	BOK Financial	Convergys
Alliance Data Systems	Booz Allen Hamilton	Covance
Alliant Energy	Boston Scientific	Covidien
Allianz	Bovis Lend Lease	Cox Enterprises
Allstate	BP	CPS Energy
Amazon.com	Brady	Crown Castle
Ameren	Bremer Financial	CSR
American Airlines	Bright Business Media	CSX
American Chemical Society	Bristol-Myers Squibb	Cubic
American Crystal Sugar	Brown-Forman	Curtiss-Wright
American Electric Power	Bush Brothers	CVS Caremark
American Express	CA	Daiichi Sankyo
American Family Insurance	Cablevision Systems	Daimler Trucks North America
American United Life	CACI International	Dana
American Water Works	Cadbury North America	Dannon
AMERIGROUP	Calgon Carbon	DCP Midstream
Ameriprise Financial	California Independent System Operator	Dean Foods
Ameritrade	Callaway Golf	Deere & Company
Ameron	Calpine	Delta Airlines
AMETEK	Cameron International	Deluxe
Amgen	Capital One Financial	Denny’s
Amway	Capitol Broadcasting – WRAL	Dentsply
Anadarko Petroleum	Cardinal Health	Devon Energy
APL	Cargill	Diageo North America
Apollo Group	Carlson Companies	DIRECTV
Applied Materials	Carmeuse Lime & Stone	Dominion Resources
ARAMARK	Carpenter Technology	Donaldson
Areva NP	Catalent Pharma Solutions	Dow Chemical
Armstrong World Industries	Caterpillar	Dow Jones
Arrow Electronics	Catholic Healthcare West	DPL
ArvinMeritor	CDI	Dr Pepper Snapple
Arysta LifeScience North America	Cedar Rapids TV – KCRG	Duke Energy
Ascend Media	Celestica	DuPont
Associated Banc-Corp	Celgene	Dynegy
AstraZeneca	CenterPoint Energy	E*Trade
AT&T	Century Aluminum	E.ON U.S.
ATC Management	Cephaon	E.W. Scripps
Atmos Energy	CH2M Hill	Eastman Chemical
Atos Origin	Chevron	Eastman Kodak
Aurora Healthcare	Chicago Mercantile Exchange	Eaton

MDU Resources Group, Inc. Proxy Statement	A-1

Proxy Statement

eBay	Gavilon	Integrys Energy Group
Ecolab	GDF SUEZ Energy North America	Intel
Edison International	Genentech	Intercontinental Hotels
Education Management	General Atomics	International Data
Eisai	General Dynamics	International Flavors & Fragrances
El Paso Corporation	General Electric	International Game Technology
Electric Power Research Institute	General Mills	International Paper
Eli Lilly	General Motors	Invensys Controls
Embarq	GenTek	Invensys Process Systems
Embraer	Genworth Financial	Irvine Company
EMC	Genzyme	Irwin Financial
EMCOR Group	GEO Group	ISO New England
EMI Music	Getty Images	J. Crew
Emulex	Gilead Sciences	J.C. Penney Company
Enbridge Energy	GlaxoSmithKline	J.M. Smucker
Endo Pharmaceuticals	Goodrich	J.R. Simplot
Energen	Goodyear Tire & Rubber	Jack in the Box
Energy Future Holdings	Google	Jacobs Engineering
Energy Northwest	Gorton’s	Jarden
Entergy	Great-West Life Annuity	JetBlue
EPCO	Greif	JM Family
Equifax	GS1 US	John Hancock
Equity Office Properties	GTECH	Johns-Manville
ERCOT	Guardian Life	Johnson & Johnson
Erie Insurance	Guideposts	Johnson Controls
Ernst & Young	GXS	Kaiser Foundation Health Plan
ESRI	H.B. Fuller	Kaman Industrial Technologies
Evening Post Publishing – KOAA	Hanesbrands	Kansas City Southern
Evergreen Packaging	Hannaford	KB Home
Exelon	Harland Clarke	KBR
Exterran	Harley-Davidson	KCTS Television
ExxonMobil	Harman International Industries	Kellogg
F & W Media	Harris Enterprises	Kelly Services
Fairchild Controls	Harry Winston	Kerry Ingredients & Flavours
Fannie Mae	Hartford Financial Services	KeyCorp
FANUC Robotics America	Hawaiian Electric	Kimberly-Clark
Farm Progress Companies	Hayes Lemmerz	Kimco Realty
Federal Home Loan Bank of Pittsburgh	HBO	Kindred Healthcare
Federal Home Loan Bank of San Francisco	HCA Healthcare	Kinross Gold
Federal Reserve Bank of Cleveland	Health Care Services	Kiplinger
Federal Reserve Bank of Dallas	Health Net	KLA-Tencor
Federal Reserve Bank of New York	Healthways	Knight
Federal Reserve Bank of Philadelphia	Hearst	Koch Industries
Federal Reserve Bank of San Francisco	Hearst-Argyle Television	Kohler
Federal Reserve Bank of St. Louis	Henkel of America	Kohl’s
Ferderal-Mogul	Henry Ford Health Systems	KPMG
Ferrellgas	Herman Miller	L.L. Bean
Fidelity Investments	Hershey	L-3 Communications
Fifth Third Bancorp	Hertz	Lafarge North America
Fireman’s Fund Insurance	Hess	Land O’Lakes
First American	Hexion Specialty Chemicals	Leggett and Platt
First Data	Hitachi Data Systems	Lenovo
First Horizon National	HNI	Level 3 Communications
First Solar	HNTB	Lexmark International
FirstEnergy	Hoffmann-La Roche	Liberty Mutual
Fiserv	Honeywell	Life Technologies
Fluor	Horizon Lines	Life Touch
FMA Communications	Hormel Foods	Limited
Ford	Hospira	Lincoln Financial
Forest Laboratories	Houghton Mifflin	Lockheed Martin
Fortune Brands	Hovnanian Enterprises	Loews
Forum Communications – WDAY	HSBC North America	LOMA
FPL Group	Hubbard Broadcasting	Lorillard Tobacco
Franklin Resources	Humana	Lower Colorado River Authority
Freddie Mac	Hunt Consolidated	M&T Bank
Freedom Communications	Huntington Bancshares	Magellan Midstream Partners
Freeport-McMoRan Copper & Gold	Hyatt Hotels	Marathon Oil
Frontier Airlines	IBM	Marriott International
G&K Services	IDACORP	Marshall & Ilsley
GAF Materials	Idearc Media	Martin Marietta Materials
Gannett	IDEXX Laboratories	Mary Kay
Gap	IKON Office Solutions	Masco
Garland Power & Light	IMS Health	Massachusetts Mutual
Garmin	ING	Mattel
GATX	Ingersoll-Rand	Matthews International

A-2	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

McClatchy	Oshkosh Truck	S.C. Johnson
McDermott	Otter Tail	Safety-Kleen Systems
McDonald’s	Owens Corning	SAIC
McKesson	Owens-Illinois	Salt River Project
MDU Resources	Pacific Gas & Electric	Sanmina-SCI
MeadWestvaco	Pacific Life	Sanofi Pasteur
Medco Health Solutions	Panasonic of North America	Sanofi-Aventis
Media General	Papa John’s	Sara Lee
Media Tec Publishing	Parametric Technology	Sarkes Tarzian – KTVN
MedImmune	Parker Hannifin	Sarkes Tarzian – WRCB
Medtronic	Parsons	SAS Institute
Meister Media Worldwide	Pearson Education	Savannah River Nuclear Solutions
Merck & Co	People’s Bank	SCA Americas
Meredith	Pepco Holdings	SCANA
Metavante Technologies	PepsiCo	Schering-Plough
MetLife	Perot Systems	Schlumberger
MetroPCS Communications	PetSmart	Schneider Electric
MGE Energy	Pfizer	School Specialty
Microsoft	Philips Helathcare	Schreiber Foods
Midwest Independent Transmission System	Phillips-Van Heusen	Schurz – KYTV
Operator	Phoenix Companies	Schurz – WDBJ
Millennium Pharmaceuticals	PhRMA	Schwan’s
Millipore	Pinnacle West Captial	Scripps Networks Interactive
Mine Safety Appliances	Pioneer Hi-Bred International	Seagate Technology
Mirant	Pitney Bowes	Sealed Air
Molson Coors Brewing	Pittsburgh Corning	Securian Financial Group
MoneyGram International	PJM Interconnection	Securitas Security Services USA
Morgan Murphy Stations – WISC	PlainsCapital	Security Benefit Group
Mosaic	Plexus	Sempra Energy
Motorola	PMI Group	Sensata Technologies
MSC Industrial Direct	PNC Financial Services	Shell Oil
Munich Reinsurance America	PNM Resources	Sherwin-Williams
National Renewable Energy Laboratory	Polaris Industries	Shire Pharmaceuticals
Nationwide	Polymer Group	Siemens
Navistar International	PolyOne	Sinclair Broadcast Group
Navy Federal Credit Union	Portland General Electric	Sirius XM Radio
NBC Universal	Potash	SLM
NCCI Holdings	PPG Industries	Smurfit-Stone Container
NCR	PPL	Sodexo USA
Neoris USA	Praxair	Sonoco Products
Nestle USA	Principal Financial	Sony Corporation of America
New York Life	Progress Energy	South Financial Group
New York Power Authority	Progressive	Southern Company Services
New York Times	Providence Health & Services	Southern Union Company
New York University	Prudential Financial	Southwest Airlines
Newmont Mining	Public Service Enterprise Group	Southwest Power Pool
NewPage	Puget Energy	Sovereign Bancorp
Nicor	Pulte Homes	Spectra Energey
NIKE	Purdue Pharma	Sprint Nextel
Nokia	QUALCOMM	SPX
Noranda Aluminum	Quest Diagnostics	Stanford University
Norfolk Southern	Quintiles	Stantec
Northeast Utilities	Qwest Communications	Staples
Northern Trust	R.H. Donnelley	Starbucks
NorthWestern Energy	R.R. Donnelley	Starwood Hotels & Resorts
Northwestern Mutual	Ralcorp Holdings	State Farm Insurance
Novartis	Rayonier	State Street
Novartis Consumer Health	Raytheon	Steelcase
Novell	RBC Dain Rauscher	Sterling Bancshares
Novo Nordisk Pharmaceuticals	Reader’s Digest	STP Nuclear Operating
NRG Energy	Reed Business Information	String Letter Publishing
NSTAR	Reed Exhibitions	Summit Business Media
NuStar Energy	Regal-Beloit	Sun Life Financial
NV Energy	Regency Energy Partners LP	Sun Microsystems
NW Natural	Regions Financial	Sundt Construction
NXP Semi-Conductor	Reliant Energy	Sunoco
Nycomed US	Research in Motion	SunTrust Banks
Occidental Petroleum	RF Micro Devices	Target
Office Depot	RGA Reinsurance Group of America	Taubman Centers
OGE Energy	Rio Tinto	Taunton Press
Oglethorpe Power	Robb Report	Taylor-Wharton International
Omaha Public Power	Roche Diagnostics	TD Banknorth
Omnova Solutions	Rockwell Automation	TECO Energy
OneBeacon Insurance	Rockwell Collins	TeleTech Holdings
Orange Business Services	Rolls-Royce North America	Tellabs

MDU Resources Group, Inc. Proxy Statement	A-3

Proxy Statement

Temple-Inland	Wells Fargo	Garland Power & Light
Tenet Healthcare	Wendy’s/Arby’s Group	GDF SUEZ Energy North America
Teradata	Westar Energy	Hawaiian Electric
Terex	Western Digital	IDACORP
Terra Industries	Western Union	Integrys Energy Group
Tesoro	Westinghouse Electric	ISO New England
Textron	Weyerhaeuser	Knight
Thomas & Betts	Whirlpool	Lower Colorado River Authority
Thomas Publishing	Whole Foods Market	MDU Resources
Thrivent Financial for Lutherans	Williams Companies	MGE Energy
TIAA-CREF	Williams-Sonoma	Midwest Independent Transmission
Time	Winn-Dixie Stores	System Operator
Time Warner	Wisconsin Energy	Mirant
Time Warner Cable	Wm. Wrigley Jr.	New York Independent System Operator
Timex	Wolters Kluwer US	New York Power Authority
T-Mobile USA	WPP	Nicor
Toro	Wray Edwin – KTBS	Northeast Utilities
TransCanada	Wyeth Pharmaceuticals	NorthWestern Energy
TransUnion	Wyndham Worldwide	NRG Energy
Travelers	Xcel Energy	NSTAR
Tribune	Xerox	NV Energy
TUI Travel	Yahoo!	NW Natural
Tupperware	Young Broadcasting – KFLY	OGE Energy
Twin Cities Public Television – TPT	Young Broadcasting – KRON	Oglethorpe Power
Tyco Electronics	Yum! Brands	Omaha Public Power
U.S. Bancorp	Zale	Otter Tail
U.S. Foodservice	Zurich North America	Pacific Gas & Electric
UC4 Software		Pepco Holdings
UIL Holdings		Pinnacle West Capital
Unilever United States	Towers Perrin’s (Towers Watson)	PJM Interconnection
Union Bank of California	2009 Energy Industry Executive	PNM Resources
Union Pacific	Compensation Database	Portland General Electric
UniSource Energy		PPL
Unisys	AEI Services	Progress Energy
United Airlines	AGL Resources	Public Service Enterprise Group
United Rentals	Allegheny Energy	Puget Energy
United States Cellular	Allete	Regency Energy Partners LP
United States Enrichment	Alliant Energy	Reliant Energy
United States Steel	Ameren	Salt River Project
United Technologies	American Electric Power	SCANA
United Water	Areva NP	Sempra Energy
UnitedHealth	ATC Management	Southern Company Services
Unitil	Atmos Energy	Southern Union Company
Univar	Avista	Southwest Power Pool
Universal Studios Orlando	BG US Services	Spectra Energy
University of Texas – M.D. Anderson	Black Hills Power and Light	STP Nuclear Operating
Cancer Center	California Independent System Operator	TECO Energy
Unum Group	Calpine	Tennessee Valley Authority
US Airways	CenterPoint Energy	TransCanada
USAA	Cleco	UIL Holdings
USG	CMS Energy	UniSource Energy
Valero Energy	Colorado Springs Utilities	Unitil
Verizon	Consolidated Edison	Westar Energy
Vertex Pharmaceuticals	Constellation Energy	Westinghouse Electric
VF	CPS Energy	Williams Companies
Viacom	DCP Midstream	Wisconsin Energy
Viad	Dominion Resources	Wolf Creek Nuclear
Virgin Mobile USA	DPL	Xcel Energy
Visa USA	Duke Energy
Visiting Nurse Service	Dynegy
Visteon	E.ON U.S.	Effective Compensation, Inc.’s
Volvo Group North America	Edison International	2009 Oil & Gas Compensation
Vulcan	El Paso Corporation	Survey
Vulcan Materials	Electric Power Research Institute
VWR International	Enbridge Energy	Aera Energy Services Company
W.R. Grace	Energen	Altex Energy Corporation
W.W. Grainger	Energy Future Holdings	ANKOR Energy LLC
Wachovia	Energy Northwest	Antero Resources Corporation
Walt Disney	Entergy	Approach Resources Inc.
Warnaco	EPCO	Aramco Services Company
Waste Management	ERCOT	Aspect Energy, LLC
Watson Pharmaceuticals	Exelon	Atlas Energy Resources L.L.C.F
Webster Bank	FirstEnergy	Berry Petroleum Company
Wellcare Health Plans	FPL Group	Bill Barrett Corporation
Wellpoint

A-4	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Black Hills Exploration & Production	Plains Exploration & Production Company	BreitBurn Energy Partners LP
BOPCO, L.P.	Quantum Resources Management, LLC	BreitBurn Energy Partners LP –
BreitBurn Energy	Questar Market Resources Group	Eastern Division
Brigham Exploration Company	Quicksilver Resources Inc.	BreitBurn Energy Partners LP –
Browning Oil Company, Inc.	Range Resources Corporation	Orcutt Facility
Cabot Oil & Gas Corporation	Read and Stevens, Inc.	BreitBurn Energy Partners LP – West
Cano Petroleum, Inc.	Rex Energy Operating Corp.	Pico Facility
Ceja Corporation	Rosetta Resources Inc.	BreitBurn Energy Partners LP –
Chaparral Energy, Inc.	Samson	Western Div – California Operations
Chesapeake Energy Corporation	Seneca Resources Corporation	BreitBurn Energy Partners LP –
Cimarex Energy Co.	Sinclair Oil and Gas Company	Western Div – Florida Operations
Cohort Energy Company	Southwestern Energy Production Company	BreitBurn Energy Partners LP –
Comstock Resources, Inc.	St. Mary Land & Exploration Company	Western Div – Wyoming Operations
Concho Resources, Inc.	Stone Energy Corporation	BreitBurn Energy Partners LP –
Continental Resources, Inc.	Swift Energy Operating, LLC	Western Division
Core Minerals Operating Co., Inc.	T-C Oil Company	Bridwell Oil Company
Crimson Exploration, Inc.	Tema Oil and Gas Company	Brigham Exploration Company
Dart Oil & Gas	Texas Petroleum Investment Company	Brookfield Asset Management, Inc. –
Denbury Resources Inc.	Thums Long Beach Company	Brookfield Renewable Power
Devon Energy	TOTAL E&P USA, INC.	Bunge Ltd. – BG US Services
Dominion Exploration & Production	Triad Energy Corporation	Burnett Oil Company, Inc.
Duncan Oil Properties, Inc./	Tri-Valley Corporation	California ISO
Walter Duncan, Inc.	Ultra Petroleum Corp.	Cameron International Corporation
Dynamic Offshore Resources, LLC	Vanco Energy Company	Cameron International Corporation –
Eagle Rock Energy G&P, LLC	Vantage Energy L.L.C	Aftermarket
Ellora Energy	Venoco, Inc.	Cameron International Corporation –
EnCana Oil & Gas (USA) Inc.	Vernon E. Faulconer, Inc.	Centrifugal
Encore Acquisitions Company	Wagner & Brown, Ltd.	Cameron International Corporation –
Energen Resources	Western Production Company	Compression Systems
Energy Partners, Ltd.	Weyerhaeuser Company	Cameron International Corporation –
Eni Operating Co. Inc.	Whiting Petroleum Corporation	Distributed Valves
EOG Resources Inc.	Williams	Cameron International Corporation –
EQT Production Company	Woodside Energy (USA) Inc	Drilling & Production Systems
Fasken Oil and Ranch, Ltd.	XTO Energy, Inc.	Cameron International Corporation –
Fidelity Exploration & Production Company	Yuma Exploration and Production	Drilling Systems
FIML Natural Resources	Company, Inc.	Cameron International Corporation –
Forest Oil Corporation		Engineered Valves
Fortuna Energy, Inc.		Cameron International Corporation –
GMX Resources Inc.	Mercer’s 2009 Total Compensation	Flow Control
Goodrich Petroleum Corporation	Survey for the Energy Sector	Cameron International Corporation –
Great Western Drilling Company		Measurement Division
Harvest Natural Resources, Inc.	Abraxas Petroleum Corporation	Cameron International Corporation –
Headington Oil Company, L.P.	Aera Energy, LLC	Petreco Process Systems
Henry Resources LLC	AGL Resources, Inc.	Cameron International Corporation –
Hilcorp Energy Company	Aker Solutions	Process Valves
J. M. Huber Corporation – Energy Sector	Alliance Pipeline, Inc.	Cameron International Corporation –
Kinder Morgan CO2 Company, L.P.	Alyeska Pipeline Service Company	Reciprocating
Lake Ronel Oil Company	Ameren Corporation	Cameron International Corporation –
Leed Petroleum LLC	Anadarko Petroleum Corporation	Subsea Systems
Linn Energy, Inc.	Apache Corporation	Cameron International Corporation –
Mariner Energy, Inc.	Arch Coal, Inc.	Surface Systems
McElvain Oil and Gas Properties, Inc.	Aspect Energy, LLC	Cameron International Corporation –
McMoran Oil and Gas Company	Aspect Energy, LLC – Aspect Abundant	Valves & Measurement
Medco Petroleum Management LLC	Shale LP	CenterPoint Energy, Inc.
Merit Energy Company	Aspect Energy, LLC – Hungaria	CGGVeritas
Mewbourne Oil Company	Horizon Energy	Chesapeake Energy Corporation
Mustang Fuel Corporation	Associated Electric Cooperative, Inc.	Chesapeake Energy Corporation – CEMI
Nearburg Producing Company	Atlas America, Inc.	Chesapeake Energy Corporation –
Newfield Exploration Company	Atlas Pipeline Mid-Continent	Chesapeake App
Nexen Petroleum U.S.A. Inc.	Baker Hughes, Inc.	Chesapeake Energy Corporation –
NFR Energy LLC	Baker Hughes, Inc. – Baker Atlas	Chesapeake Midstream Partners
Noble Energy, Inc.	Baker Hughes, Inc. – Baker Drilling Fluids	Chesapeake Energy Corporation – Compass
Oasis Petroleum LLC	Baker Hughes, Inc. – Baker Oil Tools	Chesapeake Energy Corporation –
Panhandle Oil and Gas Inc.	Baker Hughes, Inc. – Baker Petrolite	Diamond Y
Penn Virginia Oil & Gas	Baker Hughes, Inc. – Centrilift	Chesapeake Energy Corporation –
Petro-Canada Resources (USA) Inc	Baker Hughes, Inc. – Hughes Christensen	Great Plains
PETROFLOW Energy, Ltd.	Baker Hughes, Inc. – Inteq	Chesapeake Energy Corporation –
Petroglyph Energy, Inc.	Baker Hughes, Inc. – Production Quest	Hodges
Petrohawk Energy Corporation	Basic Energy Services, Inc.	Chesapeake Energy Corporation –
Petro-Hunt, LLC	BHP Billiton, Ltd. – BHP Billiton Petroleum	Midcon
Petroleum Development Corporation	(Americas), Inc.	Chesapeake Energy Corporation –
PetroQuest Energy LLC	Boardwalk Pipeline Partners LP	Nomac
Phoenix Exploration Company	BP plc – BP North America Exploration	Chief Oil & Gas, LLC
Pioneer Natural Resources USA, Inc.	& Production	CHS, Inc. – Energy

MDU Resources Group, Inc. Proxy Statement	A-5

Proxy Statement

Cimarex Energy Company	Explorer Pipeline Company	Oceaneering International, Inc.
Cinco Natural Resources Corporation	Exterran Holdings, Inc.	Oceaneering International, Inc. – Americas
Citation Oil & Gas Corporation	Fasken Oil and Ranch, Ltd.	Oceaneering International, Inc. – Multiflex
CITGO Petroleum Corporation	Forest Oil Corporation	Oceaneering International, Inc. –
Cleco Corporation	Fortuna Energy, Inc.	Oceaneering Intervention Engineering
Concho Resources, Inc. –	FX Energy, Inc.	OGE Energy Corp
COG Operating, LLC	FX Energy, Inc – FX Drilling Company, Inc.	Oglethorpe Power Corporation
Colonial Pipeline Company	Genesis Energy, LLC	ONEOK, Inc.
Conectiv Energy	Global Industries, Ltd.	ONEOK, Inc. – Kansas Gas Service Division
Constellation Energy Partners, LLC	Great River Energy	ONEOK, Inc. – Oklahoma Natural
Core Laboratories N.V.	Halliburton Company	Gas Division
CPS Energy	Helmerich & Payne, Inc.	ONEOK, Inc. – ONEOK Energy Services
DCP Midstream, LLC	Hess Corporation – Exploration & Production	ONEOK, Inc. – ONEOK Partners
Det Norske Veritas AS – Det Norske Veritas	HighMount Exploration & Production, LLC	ONEOK, Inc. – Texas Gas Service Divison
(USA), Inc	Hilcorp Energy Company	PacifiCorp
Devon Energy Corporation	Hilcorp Energy Company – Harvest Pipeline	Parallel Petroleum Corporation
Diamond Offshore Drilling, Inc.	Company	Parker Drilling Company
Dominion Resources, Inc.	Holly Corporation	Pason Systems USA Corporation
Dominion Resources, Inc. –	Holly Corporation – Holly Asphalt Company	Pepco Holdings, Inc.
Dominion Energy	Holly Corporation – Holly Logistic Services	Petro-Canada USA, Inc.
Dominion Resources, Inc. –	Holly Corporation – Holly Refining and	Petroleum Development Corporation
Dominion Generation	Marketing Woods Cross	Pioneer Natural Resources Company
Dominion Resources, Inc. – Dominion	Holly Corporation –	PJM Interconnection
Virginia Power	Navajo Refining Company	Plains All American Pipeline LP
Dresser-Rand Group, Inc.	Hunt Consolidated – Hunt Oil Company	Plains Exploration & Production Company
Dresser-Rand Group, Inc. – Field Operations	Jacksonville Electric Authority	Precision Drilling Oilfield Services
Dresser-Rand Group, Inc. –	Kinder Morgan, Inc.	Corporation
North America Operations	Lario Oil & Gas Company	Pride International, Inc.
Dresser-Rand Group, Inc. – Product Services	Legacy Reserves LP	ProLiance Energy, LLC
DTE Energy Company	Linn Energy, LLC	Puget Sound Energy
DynMcDermott Petroleum Operations	Maersk, Inc. – Moller Supply Services	Questar Corporation
Edison Mission Energy	Magellan Midstream Holdings LP	Questar Corporation – Questar
Edison Mission Energy –	Magellan Midstream Holdings LP –	Market Resources
Edison Mission M&T	Transportation	Quicksilver Resources, Inc.
Edison Mission Energy –	Magellan Midstream Holdings LP –	R. Lacy, Inc. – R. Lacy Services, Ltd.
Edison Mission O&M	Transportation and Terminals	RAM Energy Resources, Inc.
Edison Mission Energy –	MarkWest Energy Partners LP	Range Resources Corporation
EME Homer City Generation	MarkWest Energy Partners LP –	Regency Gas Services
Edison Mission Energy –	Gulf Coast Business Unit	Resolute Natural Resources Company
Midwest Generation EME	MarkWest Energy Partners LP –	RKI Exploration & Production, LLC
Edison Mission Energy –	Northeast Business Unit	Rosewood Resources, Inc.
Midwest Generation, LLC	MarkWest Energy Partners LP –	Rosewood Resources, Inc. –
El Paso Corporation	Southwest Business Unit	Rosewood Services Company
El Paso Corporation – Exploration	McMoRan Exploration Company	Rowan Companies, Inc.
& Production	MCX Exploration (USA), Ltd.	SAIC, Inc.
El Paso Corporation – Pipeline Group	MDU Resources Group, Inc.	SCANA Corporation
EnCana Oil & Gas (USA), Inc.	MDU Resources Group, Inc. –	SCANA Corporation – Carolina Gas
Energy Future Holdings Corporation	WBI Holdings, Inc.	Transmission Corporation (CGTC)
Energy Future Holdings Corporation –	Medco Petroleum Management	SCANA Corporation – PSNC Energy
Luminant	Mestena Operating, Ltd.	SCANA Corporation – SCE&G (South Carolina
Energy Future Holdings Corporation –	Mirant Corporation	Electric and Gas Company)
Luminant Energy Company, LLC	MitEnergy Upstream, LLC	SCANA Corporation – SEMI (SCANA
Energy Future Holdings Corporation –	Murphy Oil Corporation	Energy Marketing, Inc.)
Oncor Electric Delivery Company, LLC	NATCO Group, Inc.	Schlumberger Limited – Schlumberger
Energy Future Holdings Corporation –	Nexen, Inc. – Nexen Petroleum USA, Inc.	Oilfield Services
TXU Energy Retail Company, LLC	Nippon Oil Exploration USA, Ltd.	Seneca Resources Corporation
Enerplus Resources Fund – Enerplus	NiSource, Inc.	Smith International, Inc.
Resources (USA) Corporation	NiSource, Inc. – Bay State Gas Company	Smith International, Inc. – MI Swaco
EnerVest Management Partners, Ltd.	NiSource, Inc. – Columbia Gas of Kentucky	Southern Company
Eni SpA – Eni US Operating Company, Inc.	NiSource, Inc. – Columbia Gas of Ohio	Southern Company – Alabama
ENSCO International, Inc.	NiSource, Inc. – Columbia Gas of	Power Company
ENSCO International, Inc. –	Pennsylvania	Southern Company – Georgia Power
Deepwater Business Unit	NiSource, Inc. – Columbia Gas of Virginia	Southern Company – Gulf Power Company
ENSCO International, Inc. –	NiSource, Inc. – Energy USA	Southern Union Company
North & South America Business Unit	NiSource, Inc. – NIE	Southern Union Company – Missouri
Entegra Power Services, LLC	NiSource, Inc. – NiSource Energy Tech Inc	Gas Energy
EOG Resources, Inc.	NiSource, Inc. – NiSource Gas Trans	Southern Union Company – New
E. ON AG – E. ON U.S.	& Storage	England Gas
EXCO Resources, Inc.	NiSource, Inc. – Transmission Corp	Southern Union Company – Panhandle
EXCO Resources, Inc. – EXCO Appalachia	Noble Corporation	Energy
EXCO Resources, Inc. – EXCO East TX/LA	Noble Corporation – Noble Drilling Services,	Southern Union Company – Southern
EXCO Resources, Inc. – EXCO Mid-Continent	Inc.	Union Gas Services
EXCO Resources, Inc. – EXCO Midstream	Noble Energy, Inc.	Southwest Gas Corporation
EXCO Resources, Inc. –	Occidental Petroleum Corporation –	Southwestern Energy Company
EXCO Permian/Rockies	Thums Long Beach Company	Sprague Energy Corporation

A-6	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

StatoilHydro	Aker Solutions	The Arizona Republic
Tellus Operating Group, LLC	Alaska Air Group, Inc.	Arkansas Best Corporation
Tesco Corporation	Albemarle Corporation	Armstrong World Industries, Inc.
The Williams Companies, Inc.	Alcoa, Inc.	Arrow Electronics, Inc.
The Williams Companies, Inc. – E&P	Alexander & Baldwin, Inc.	ArvinMeritor, Inc.
The Williams Companies, Inc. – Midstream	Alfa Laval, Inc.	Asbury Automotive Group, Inc.
The Williams Companies, Inc. – Williams Gas	Allegheny County Sanitary Authority	ASCAP
Pipeline (WGP)	Allegheny Energy, Inc.	Ascent Media Group
TransCanada	Allegheny Technologies Incorporated	Ashland, Inc.
TransCanada – Gas Transmission Northwest	Allergan, Inc.	Asset Marketing Service, Inc.
(GTN)	Allete	Assurant Health
TransCanada – Northern Border Pipeline	Alliance Data Systems Corporation	Assurant, Inc.
TransCanada – US Pipeline Central	Alliance Residential Company	Asurion Corporation
Transocean, Inc.	Alliant Energy Corporation	AT&T, Inc.
Ultra Petroleum Corporation	The Allstate Corporation	Atmos Energy Corporation
Unit Corporation	Alpha Innotech Corporation	Aurora Healthcare
Unit Corporation – Superior Pipeline	Alpha Natural Resources, Inc.	The Auto Club Group
Company	ALSAC St. Jude	Autodesk, Inc.
Unit Corporation – Unit Drilling Company	Altria Group, Inc.	Autoliv North America, Inc.
Unit Corporation – Unit Petroleum Company	Altru Health System	Automobile Club of Southern California
Venoco, Inc.	Amazon.com, Inc.	AutoNation, Inc.
Verado Energy, Inc.	Amcore Bank	AutoZone, Inc.
Washington Gas Light Company	Ameren Corporation	Aveda Corporation
Weatherford International, Ltd.	American Airlines	Avery Dennison Corporation
Weatherford International, Ltd. – US Region	American Axle & Manufacturing	Avis Budget Group
Western Production Company	Holdings, Inc.	Avista Corporation
Xcel Energy, Inc.	American Cancer Society, Inc.	Avon Products, Inc.
XTO Energy, Inc.	American Commercial Lines, Inc.	Axsys
	American Dehydrated Foods, Inc.	B Braun Medical, Inc.
	American Eagle Outfitters	Babcock & Wilcox Company
Watson Wyatt’s (Towers Watson)	American Electric Power Company, Inc.	Babson College
2009/2010 Top Management	American Enterprise	Baker Hughes Incorporated
Compensation Survey	American Express Company	Baldor Electric Company
	American Family Insurance	Ball Corporation
3M Company	American Financial Group	Bank of America Corporation
A. O. Smith Corporation	American Greetings Corporation	The Bank of New York Mellon Corporation
A. Schulman, Inc.	American Red Cross	Baptist Health
AAA	American Water	Baptist Health System
ABB, Inc.	Americas Styrenics	Barloworld Handling
Abbott Laboratories	AMERIGROUP Corporation	Barnes & Noble, Inc.
Abercrombie & Fitch Company	AmeriPride Services, Inc.	Basler Electric Company
ABM Industries, Inc.	Ameriprise Financial, Inc.	Baxa Corporation
Accor North America	AmerisourceBergen Corporation	Baxter International, Inc.
Activision Blizzard, Inc.	Ameristar Casinos	Baylor College of Medicine
The Actors Fund of America	Ames True Temper	Baylor Health Care System
Actuant Corporation	AMETEK, Inc.	BB&T Corporation
Acuity	AMETEK, Inc./Advanced Measurement	BE Aerospace, Inc.
Acuity Brands, Inc.	Technology, Inc.	Beacon Roofing Supply, Inc.
ACUMED LLC	Amgen, Inc.	BearingPoint, Inc.
Adams Resources & Energy, Inc.	Amkor Technology, Inc.	Beazer Homes USA, Inc.
Administaff, Inc.	Amphenol Corporation	Bechtel Systems & Infrastructure, Inc.
Adobe Systems Incorporated	AMR Corporation	Beckman Coulter, Inc.
ADTRAN Incorporated	Amtrak	Becton, Dickinson and Company
Advance Auto Parts	Anadarko Petroleum Corporation	Behr America, Inc.
Advanced Micro Devices, Inc.	Analog Devices, Inc.	Belden, Inc.
Adventist Health System	Anchor Bank North America	Belk, Inc.
AECOM Technology Corporation	Andersen Corporation	Bemis Company, Inc.
Aegon USA	The Andersons, Inc.	Bemis Manufacturing Company
Aeropostale, Inc.	ANH Refractories Company	Benchmark Electronics, Inc.
The AES Corporation	Anixter International, Inc.	Berkshire Hathaway, Inc.
Aetna, Inc.	AnnTaylor Stores Corporation	Berwick Offray LLC
Affiliated Computer Services, Inc.	The Antioch Company	Best Buy Co., Inc.
Affinia Group, Inc.	Aon Corporation	Big Lots, Inc.
Affinity Plus Federal Credit Union	APAC Customer Services	Biodynamic Research Corporation
AFLAC Incorporated	Apache Corporation	Biogen Idec, Inc.
AGCO Corporation	Apollo Group	Biomet
AgFirst	Apple, Inc.	Bio-Rad Laboratories, Inc.
Agilent Technologies, Inc.	Applied Materials, Inc.	BJ Services Company
AGL Resources, Inc.	AptarGroup, Inc.	BJ’s Wholesale Club
AgriBank, FCB	ARAMARK Corporation	The Black & Decker Corporation
Air Products & Chemicals, Inc.	Arch Coal, Inc.	BlackRock, Inc.
Airlines Reporting Corporation	Archstone	Blockbuster, Inc.
AirTran Holdings, Inc.	Areva NP, Inc.	Blue Cross & Blue Shield of Nebraska
AK Steel Holding Corporation	ARINC, Inc.	Blue Cross & Blue Shield of South Carolina

MDU Resources Group, Inc. Proxy Statement	A-7

Proxy Statement

Blue Cross & Blue Shield of Tennessee	Celanese Corporation	Constellation Energy Group, Inc.
Blue Cross Blue Shield of Louisiana	Celgene Corporation	Continental Airlines, Inc.
Blue Cross of Idaho Health Service, Inc.	Cell Therapeutics, Inc.	Convenience Food Systems, Inc.
Blue Cross of Northeastern Pennsylvania	CEMEX, Inc.	Convergys Corporation
BlueLinx Holdings, Inc.	Centene Corporation	Con-way, Inc.
BMW Manufacturing Corporation	CenterPoint Energy, Inc.	Cooper Standard Automotive
Board of Governors of the Federal	Century Aluminum Company	Cooper Tire & Rubber Company
Reserve System	Century Tel, Inc.	Core Laboratories
Bob Evans Farms	Cenveo, Inc.	Core-Mark Holding Company, Inc.
The Boeing Company	Cephalon, Inc.	Corn Products International, Inc.
Boise Cascade Holdings LLC	CF Industries Holdings, Inc.	Cornell University
Boise, Inc.	The Charles Schwab Corporation	Corning Incorporated
The Bon-Ton Stores, Inc.	Chemtreat, Inc.	Correctional Medical Services
Borders Group, Inc.	Chenega Corporation	Corrections Corporation of America
BorgWarner, Inc.	Chesapeake Energy Corporation	Costco Wholesale Corporation
Bosch Packaging Services	Chevron Corporation	Country Insurance & Financial
Boston Scientific Corporation	Chicago Transit Authority	The Country Vintner
Boy Scouts of America	Chico’s FAS, Inc.	Covance, Inc.
Boyd Gaming Corporate	Children’s Healthcare Atlanta	Coventry Health Care, Inc.
Boys & Girls Clubs of America	Children’s Home Society	Cox Enterprises, Inc.
Bradley Corporation	Chiquita Brands International, Inc.	Cox Target Media Valpak
Brady Corporation	Choice Hotels International	CPS Energy
Briggs & Stratton Corporation	CHS, Inc.	Cracker Barrel Old Country Store, Inc.
Brightpoint, Inc.	The Chubb Corporation	Crane Company
The Brink’s Company	Chumash Employee Resource Center	Cree, Inc.
Bristol Myers Squibb Company	Church & Dwight Co., Inc.	Croda, Inc.
Broadcom Corporation	Church of Jesus Christ of Latter-Day Saints	Crosstex Energy, Inc.
Broadridge Financial Solutions, Inc.	CIGNA Corporation	Crown Castle International Corporation
Brookdale Senior Living, Inc.	Cimarex Energy Company	Crown Cork & Seal
Brown Shoe Company, Inc.	Cincinnati Financial Corporation	CSX Corporation
Brownells, Inc.	Cinemark Holdings, Inc.	Cummins, Inc.
Brunswick Corporation	CIT Group, Inc.	CUNA Mutual Group
Bryant University	Citationshares	Curtiss-Wright Corporation
BSSI	Citigroup, Inc.	CVR Energy, Inc.
Buckeye GP Holdings LP	City of Austin	CVS Caremark
Bucyrus International, Inc.	City of Charlotte	Cypress Semiconductor Corporation
Buffets, Inc.	City of Columbus	Cytec Industries, Inc.
Building Materials Holding Corporation	City of Garland	D & E Communications, Inc.
Burger King Holdings, Inc.	City of Houston	D.R. Horton, Inc.
Burlington Northern Santa Fe Corporation	City of Philadelphia	Daimler Financial Services
C.H. Robinson Worldwide, Inc.	Clarian Health Partners	Dakota Electric Association
C.R. Bard, Inc.	Cleco Corporation	Dallas County
Cabela’s Incorporated	Cliffs Natural Resources, Inc.	Dal-Tile, Inc.
Cablevision Systems Corporation	The Clorox Company	Dana Holding Corporation
Cabot Corporation	ClubCorp, Inc.	Danaher Corporation
CACI International, Inc.	CME Group, Inc.	Data Center, Inc.
Caelum Research Corporation	CMS Energy Corporation	DaVita, Inc.
Calibre Systems	CNL Financial Group	Dean Foods
California Casualty Management Company	Coca-Cola Bottling Company Consolidated	Deckers Outdoor Corporation
California Institute of Technology	The Coca-Cola Company	The Decurion Corporation
California Water Service Company	Coca-Cola Enterprises, Inc.	Deere & Company
Calpine Corporation	Cognizant Technology Solutions Corporation	Dekalb Regional Healthcare Systems
Calumet Specialty Products Partners LP	Colgate-Palmolive Company	Del Monte Fresh Produce Company
Cameron International Corporation	Collective Brands, Inc.	Delorme Publishing
Camoplast, Inc.	The Colman Group, Inc.	Delphi Corporation
Campbell Soup Company	Colonial Bank	Delta Air Lines, Inc.
Canyon Ranch	Colorado Springs Utilities	Denso International America
Capital One Financial Corporation	Colsa Corporation	Denso Manufacturing Michigan, Inc.
Career Education Corporation	Columbia Sportswear Company	DENTSPLY International, Inc.
Career Service Authority City and County	Columbus Foods LLC	DePaul University
of Denver	Comcast Corporation	Devon Energy Corporation
CareFirst BlueCross BlueShield	Comerica Incorporated	DeVry University
Carle Clinic Association	Commercial Metals Company	DFW International Airport
Carlisle Companies, Inc.	CommScope, Inc.	Dick’s Sporting Goods
Carlson Companies, Inc.	Community Health Network	Dickstein Shapiro LLP
CarMax	Community Health Systems	Diebold Incorporated
Carpenter Technology Corporation	The Community Preservation Corporation	Dillard’s, Inc.
Carter	Compass Group, North America Division	Direct Financial Solutions, Inc.
Casino Arizona	Complete Production Services, Inc.	The DIRECTV Group, Inc.
Catalyst Health Solutions, Inc.	Computer Sciences Corporation	Discover Financial Services
Caterpillar, Inc.	Computer Task Group	Discovery Communications, Inc.
CB Richards Ellis	ConocoPhillips	DISH Network Corporation
CBS Corporation	Conseco, Inc.	Doherty Employer Services
CC Media Holdings, Inc.	CONSOL Energy, Inc.	Dole Food Company, Inc.
CDM	Consolidated Edison, Inc.	Dollar General Corporation

A-8	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Dominion Resources, Inc.	Family Dollar Stores, Inc.	Genuine Parts Company
Donaldson Company, Inc.	Farmland Foods, Inc.	Genworth Financial, Inc.
Dover Corporation	Fastenal Company	Genzyme Corporation
The Dow Chemical Company	FCI USA, Inc.	Georg Fischer Signet LLC
Dr. Pepper Snapple Group, Inc.	Federal Home Loan Bank of Atlanta	Georgia Gulf Corporation
Dresser-Rand Group, Inc.	Federal Reserve Bank of Atlanta	Georgia Institute of Technology
DSC Logistics	Federal Reserve Bank of Boston	Georgia System Operations Corporation
DST Systems, Inc.	Federal Reserve Bank of Cleveland	Gerdau Ameristeel
DTE Energy	Federal Reserve Bank of Dallas	Gilead Sciences, Inc.
Duane Reade Holdings, Inc.	Federal Reserve Bank of Kansas City	Global Partners LP
Duke Energy Corporation	Federal Reserve Bank of Minneapolis	Godiva, Inc.
Duke Realty Corporation	Federal Reserve Bank of Philadelphia	Gold Eagle Company
Duke University & Health System	Federal Reserve Bank of San Francisco	Goldman Sachs Group, Inc.
The Dun & Bradstreet Corporation	Federal Reserve Bank of St. Louis	Goodrich Corporation
DuPont	FedEx Express	The Goodyear Tire & Rubber Company
Dynegy, Inc.	FedEx Ground	Google, Inc.
DynMcDermott	FedEx Office	Government Employees Health
E J Brooks Company	Fender Musical Instruments	Association, Inc.
E*TRADE Financial Corporation	Ferguson Enterprises	Graco, Inc.
The E.W. Scripps Company	Fermi National Accelerator Laboratory	Graham Packaging
Eagle Rock Energy Partners LP	FerrellGas, Inc.	Grande Cheese Company
Early Warning Services	Ferro Corporation	Grange Mutual Insurance Companies
Eastman Chemical Company	Fidelity National Financial, Inc.	Granite Construction, Inc.
Eastman Kodak Company	Fidelity National Information Services	Graybar Electric Company, Inc.
Eaton Corporation	Fifth Third Bancorp	Great Plains Energy Incorporated
eBay	The First American Corporation	Greatwide Truckload Management
Ecolab, Inc.	First American Corporation	Greif, Inc.
Edison International	First Bank	Greyhound Lines, Inc.
Edison Mission Energy	First Citizens Bank	Group 1 Automotive, Inc.
Education Management Corporation	First Data Corporation	GuideStone Financial Resources
Edward Jones & Company	First Horizon National Corporation	Gulfstream Aerospace Corporation
Edwards Lifesciences	First Interstate BancSystem	H Lee Moffitt Cancer Center &
EG&G – Defense Materials	First Place Bank	Research Institute
EG&G Services	First Priority	Halliburton Company
El Paso Corporation	First Solar, Inc.	Hanesbrands, Inc.
Element K	FirstEnergy Corporation	Hannaford Bros. Company
Eli Lilly & Company	Fiserv, Inc.	The Hanover Insurance Group, Inc.
Elizabeth Arden, Inc.	Fleetwood Group	Hapag-Lloyd (America), Inc.
EMC Corporation	Flexcon Company, Inc.	Harley Davidson Motor Company
EMCOR Group, Inc.	Flexible Steel Lacing Company	Harman International Industries, Inc.
Emerson Climate Technologies/Copeland	Florida’s Blood Centers, Inc.	Harrah’s Entertainment
Emerson Electric	Flowers Foods, Inc.	Harris County Hospital District
Enbridge Energy Partners LP	Flowserve Corporation	Harsco Corporation
Energizer Holdings, Inc.	Fluor Corporation	Hartford Financial Services
Energy Future Holdings Corporation	FMC Corporation	Harvard Vanguard Medical Association
Energy Transfer Equity LP	FMC Technologies, Inc.	Harvey Industries
Ensco International Incorporated	Foot Locker, Inc.	Hasbro, Inc.
Entergy Corporation	Ford Motor Company	Hastings Mutual Insurance Company
Enterprise GP Holdings LP	Forth Worth Independent School District	Hawaiian Electric Industries, Inc.
Entertainment Publications	Fortune Brands	Haynes International, Inc.
EOG Resources, Inc.	Foseco Metallurgical, Inc.	Hazelden Foundation
EON US LLC	Fox Chase Cancer Center	HCA, Inc.
Equifax, Inc.	FPL Group, Inc.	HCC Insurance Holdings, Inc.
Equity Residential	Franklin Resources, Inc.	HD Supply
Erie Insurance Group	Franklin W Olin College Engineering	Health Management Associates, Inc.
ESCO Corporation	Freeman Companies	Health Net
ESCO Technologies	Freeport-McMoRan Copper & Gold, Inc.	Health Partners
The Estee Lauder Companies, Inc.	Freescale Semiconductor, Inc.	HealthNow New York
Esterline Technologies Corporation	Fremont Group	HealthSouth Corporation
Etnyre International, Ltd.	Froedtert & Community Health	HealthSpring, Inc.
Europ Assistance USA	Frontier Communications Corporation	HealthTrans
Evraz Oregon Steel Mills	Frontier Oil Corporation	H-E-B
Exel, Inc.	Furniture Brands International, Inc.	Helix Energy Solutions Group, Inc.
Exelon Corporation	G&K Services	Helmerich & Payne, Inc.
Exempla Health Care, Inc.	G. Loomis, Inc.	Hendrick Medical Center
Exide Technologies	Gannett Co., Inc.	Hendrickson International
Expedia, Inc.	The Gap, Inc.	Henry Ford Health System
Expeditors International of Washington	Gardner Denver, Inc.	Henry Schein, Inc.
Experian	Garmin International	Herman Miller, Inc.
Express Scripts, Inc.	Gaylord Entertainment	The Hershey Company
Extendicare Health Services	General Cable Corporation	The Hertz Corporation
Exterran Holdings, Inc.	General Dynamics Corporation	Hess Corporation
Exxon Mobil Corporation	General Dynamics Information Technology	Hewitt Associates, Inc.
FAIR Plan Insurance Placement Facility	General Growth Properties, Inc.	Hewlett-Packard Company
of Pennsylvania	General Motors Corporation	Hexion Specialty Chemicals, Inc.

MDU Resources Group, Inc. Proxy Statement	A-9

Proxy Statement

Highlights for Children, Inc.	ITT Industries Advanced Engineering	Level 3 Communications, Inc.
Highmark, Inc.	& Sciences	Levi Strauss & Company
HighMount Exploration & Production LLC	ITT Systems Division	Lexmark International, Inc.
Hill Phoenix	J J Keller & Associates, Inc.	LG Electronics USA, Inc.
Hill-Rom Holdings, Inc.	J R Simplot Company	Liberty Global, Inc.
Hilti, Inc.	J.B. Hunt Transport Services, Inc.	Liberty Media Corporation (Interactive)
Hilton Hotels Corporation (Promus Hotels)	J.C. Penney Company, Inc.	LifeMasters Supported SelfCare, Inc.
Hines Interests	Jabil	LifePoint Hospitals, Inc.
Hitachi	Jack in the Box, Inc.	Lighthouse Computer Services
HNI Corporation	Jacobs Engineering Group, Inc.	Limited Brands
HNTB Corporation	Jacobs Technology, Inc.	Lincoln Electric Holdings, Inc.
Holden Industries, Inc.	Jarden Consumer Solutions	Lincoln National Corporation
Holly Corporation	Jarden Corporation	Lithia Motors, Inc.
The Home Depot, Inc.	Jefferson Science Associates	Little Lady Foods
Home Shopping Network	Jefferson Wells International	Liz Claiborne, Inc.
Honeywell International, Inc.	Jet Blue Airways	LKQ Corporation
Hormel Foods Corporation	JM Family Enterprises	Lockheed Martin Corporation
Hospira, Inc.	Jo-Ann Stores, Inc.	Lockton Companies
Host Hotels & Resorts, Inc.	John Crane, Inc.	Loews Corporation
Hovnanian Enterprises, Inc.	John Wiley & Sons, Inc.	Lowe’s Companies, Inc.
Hub Group, Inc.	Johns Hopkins Medical Services	Lower Colorado River Authority
Hubbard Feeds, Inc.	Johnson & Johnson	Lozier Corporation
Hubbell Incorporated	Johnson Controls, Inc.	LSG Sky Chefs
Hudson City Bancorp, Inc.	Johnson Financial Group	LSI Corporation
Humana, Inc.	JohnsonDiversey, Inc.	Lubrizol Corporation
Hunter Douglas, Inc.	Jones Apparel Group, Inc.	Luck Stone Corporation
Hunter Industries	Jones Lang LaSalle	Luther Midelfort-Mayo Health System
Huntington Bancshares Incorporated	Joy Global, Inc.	Lutron Electronics
Huntsman Corporation	JPMorgan Chase & Co.	Luxottica Retail
Huron Consulting Group	Judicial Council of California	M&T Bank Corporation
Hutchinson Technology, Inc.	Juniper Networks, Inc.	Macy’s, Inc.
Hyatt Hotels Corporation	Kalsec, Inc.	Maersk, Inc.
Hyundai Motor America	Kansas City Southern	Magellan Health Services
IAC/InterActiveCorp	Kansas Farm Bureau	Mahr Federal, Inc.
Iasis Healthcare Corporation	KAR Holdings, Inc.	Malco Products, Inc.
IBA USA, Inc.	KB Home	Manitowoc Company, Inc.
Icahn Enterprises LP	KBR, Inc.	Mannington Mills, Inc.
IDT Corporation	Keihin Indiana Precision Technology	Manpower International, Inc.
Illinois Tool Works, Inc.	Kellogg Company	Manpower, Inc.
Imation Corporation	Kelly Services, Inc.	ManTech International Corporation
Imerys	Kewaunee Scientific Corporation	Marathon Oil Corporation
IMS Health, Inc.	Key Energy Services, Inc.	Maricopa County Office of Management
Indianapolis Power & Light Company	KeyCorp	& Budget
Inergy Holdings LP	Keystone Automotive Industries	Maricopa Integrated Health System
Information Management Service	Keystone Foods Corporation	The Mark Travel Corporation
Ingersoll Rand	Kimberly-Clark Corporation	Markel Corporation
Ingles Markets, Incorporated	Kindred Healthcare, Inc.	Market Planning Solutions, Inc.
Ingram Industries, Inc.	Kinetic Concepts, Inc.	Marriott International, Inc.
Ingram Micro, Inc.	Kingston Technology	Mars North America
Inmar, Inc.	KLA-Tencor Corporation	Marsh & McLennan Companies, Inc.
Inolex Chemical Company	Knight, Inc.	Marshall & Ilsley Corporation
INOVA Health Systems	Kohl’s Corporation	Marshfield Clinic
In-Sink-Erator	Kraft Foods, Inc.	MARTA
Institute of Nuclear Power Operations	The Kroger Company	Martin Marietta Materials, Inc.
Integrys Energy Group, Inc.	Kruger International	Mary Kay, Inc.
Intel Corporation	Kyocera America, Inc.	Masco Corporation
Interactive Brokers Group, Inc.	L L Bean, Inc.	Massey Energy Company
International Assets Holding Corporation	L-3 Communications Holdings, Inc.	MasterCard Incorporated
International Business Machines Corporation	Lab Volt Systems	Mattel, Inc.
International Flavors & Fragrances, Inc.	Laboratory Corporation of America Holdings	Maui Jim, Inc.
International Game Technology	The Laclede Group, Inc.	Maxim Integrated Products, Inc.
International Paper Company	Lake Federal Bank	Mayo Clinic
Interpublic Group of Companies, Inc.	Lam Research Corporation	The McClatchy Company
Intertape Polymer Group	Lancaster General Hospital	McCormick & Company, Incorporated
Intuit, Inc.	Land O’Lakes, Inc.	McDonald’s Corporation
Invacare Corporation	Landstar System, Inc.	MCG Health, Inc.
Invensys Controls	Lansing Board of Water & Light	The McGraw-Hill Companies, Inc.
Iron Mountain Incorporated	Las Vegas Sands Corporation	McKesson Medical-Surgical
The Irvine Company	La-Z-Boy Chair Company	MD Anderson Cancer Center
Isuzu Motors America, Inc.	Leap Wireless International, Inc.	MDU Resources Group, Inc.
Ithaca College	Lear Corporation	MeadWestvaco Corporation
Itochu International, Inc.	Leggett & Platt, Inc.	Medco Health Solutions, Inc.
Itron, Inc.	Lender Processing Services, Inc.	Media General, Inc.
ITT Corporation	Lennar Corporation	Meeting Consultants, Inc.
	Lennox International, Inc.	MEMC Electronic Materials, Inc.

A-10	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Mercantile Commerce Bank	NCI Building Systems, Inc.	Packaging Corporation of America
Mercer University	NCMIC Group, Inc.	Pactiv Corporation
Merck & Co., Inc.	NCR Corporation	Pall Corporation
Mercury General Corporation	Nebraska Public Power District	The Pampered Chef
Merit Medical Systems	NetApp, Inc.	Panduit Corporation
MeritCare Health System	New Hanover Regional Medical Center	Panera LLC
Merrill Corporation	New Jersey Resources Corporation	The Pantry, Inc.
Metals USA, Inc.	New York Hotel Trades Council	Papa John’s International
Metavante	The New York Times Company	Patterson Companies, Inc.
The Methodist Health Care Corporation	Newell Rubbermaid, Inc.	Patterson-UTI Energy, Inc.
MetroPCS Communications, Inc.	Newfield Exploration Company	Paychex
Metropolitan Life Insurance Company	Newmont Mining Corporation	PBS
Metropolitan Transit Authority	NewPage Holding Corporation	PC Connection, Inc.
Mettler-Toledo International, Inc.	Nicor Gas	Peabody Energy Corporation
MFS Investment Management	Nicor, Inc.	Penn National Gaming, Inc.
MGIC Investment Corporation	NII Holdings, Inc.	Penn State Hershey Medical Center
Miami Children’s Hospital	NiSource, Inc.	Penske Automotive Group, Inc.
Michael Baker Corporation	Nissan North America	Pentair, Inc.
Michael Foods, Inc.	Nissin Foods (USA) Co., Inc.	The Pep Boys – Manny, Moe & Jack
Michaels Stores, Inc.	NJM Insurance Group	Pepco Holdings, Inc.
Micron Technology, Inc.	Noble Energy, Inc.	The Pepsi Bottling Group, Inc.
MidAmerican Energy Company	Norcal Waste Systems, Inc.	PepsiAmericas, Inc.
Midwest Research Institute	Nordson Corporation	PepsiCo, Inc.
Mike Albert Leasing, Inc.	Nordstrom	Perini Corporation
Millennium Inorganic Chemicals	Nordstrom, Inc.	PerkinElmer, Inc.
MillerCoors	Norfolk Southern Corporation	Perot System
Minco Products, Inc.	North American Hoganas	Perrigo Company
Mine Safety Appliances Company	North Texas Tollway Authority	PetSmart, Inc.
Miniature Precision Components, Inc.	Northeast Utilities System	Pfizer, Inc.
Minntech Corporation	Northern Trust Corporation	PG&E Corporation
Mirant Corporation	Northrop Grumman Corporation	PGT Industries
Missouri Department of Conservation	Northwestern Mutual Life Insurance	Phacil, Inc.
Missouri Department of Transportation	Norton Health Care	Pharmavite LLC
Mitsubishi International Corporation	NRUCFC	PharMerica Corporation
Mitsui & Company USA, Inc.	NSK Corporation	PHH Arval
MMS Consultants, Inc.	NSTAR	PHH Corporation
Mohawk Industries	NTK Holdings, Inc.	PHI, Inc.
Mohegan Sun Casino	Nucor Corporation	Philip Morris International, Inc.
Molex, Inc.	NuStar Energy LP	Phillips-Van Heusen Corporation
Molina Healthcare, Inc.	NV Energy, Inc.	The Phoenix Companies, Inc.
Molson Coors Brewing Company	NVIDIA Corporation	Piedmont Natural Gas Company, Inc.
Moneris Solutions Corporation	NVR, Inc.	Pinnacle West Capital Corporation
Monsanto Company	NYSE Euronext	Pioneer Electronics (USA), Inc.
Moody’s Corporation	O’Reilly Automotive, Inc.	Pioneer Natural Resources
Moog, Inc.	Occidental Petroleum Corporation	Pitney Bowes
Morgan Stanley	Oceaneering International	Plains All American Pipeline LP
Motorola, Inc.	Office Depot, Inc.	Plains Exploration & Production Company
MPS Group, Inc.	OfficeMax	The Planet Internet Services
MSC Industrial Direct	OGE Energy Corporation	Plexus Corporation
MTA Long Island Bus	Ohio Public Employees Retirement System	Plymouth Tube
MTD Products, Inc.	Ohio State University	PM Company
MTS System Corporation	Ohio State University Medical Center	The PNC Financial Services Group, Inc.
Mueller Industries, Inc.	Oil States International, Inc.	PNM Resources, Inc.
Mueller Water Products, Inc.	Oil-Dri Corporation of America	Polaris Industries, Inc.
Murphy Oil Corporation	Old Dominion Electric Cooperative	PolyOne Corporation
Mutual of Enumclaw Insurance Company	Old Republic International Corporation	Pool Corporation
Mutual of Omaha	Olin Corporation	Popular, Inc.
Mylan, Inc.	OM Group, Inc.	Port of Portland
NACCO Industries, Inc.	Omnicare, Inc.	Portland General Electric Company
Nalco Company	Omnicom Group, Inc.	PPG Industries, Inc.
NASDAQ OMX Group, Inc.	ON Semiconductor Corporation	PPL Corporation
Nash-Finch Company	Oncology Nursing Society	Praxair, Inc.
National Academies	Oncor Electric Delivery	Preformed Line Products Company
National Fuel Gas Company	ONEOK, Inc.	Premera Blue Cross
National Futures Association	Orbital Science Corporation	Premier, Inc.
National Interstate Insurance Company	Oregon State Lottery	Price Chopper/Golub Corporation
National Radio Astronomy Observatory	Oriental Trading Company	priceline.com Incorporated
National Safety Council	OSG Tap & Die, Inc.	Pride International, Inc.
National Tobacco Company	Oshkosh Corporation	Prince William Health System
National-Oilwell Varco, Inc.	Owens & Minor, Inc.	Principal Financial Group, Inc.
Nature’s Sunshine Products, Inc.	Owens Corning	Pro Staff
Navistar International Corporation	Owens-Illinois, Inc.	Probuild Holdings, Inc.
Navy Exchange Service Command	Oxford Industries	Progress Energy, Inc.
NBTY, Inc.	PACCAR, Inc.	The Progressive Corporation
NCCI Holdings, Inc.	Pacer International, Inc.	Project Management Institute

MDU Resources Group, Inc. Proxy Statement	A-11

Proxy Statement

ProLogis	Safeway, Inc.	Southern Union Company
Protective Life Corporation	Safilo USA	Southwest Airlines Company
Prudential Financial, Inc.	Sage Software	Southwest Gas Corporation
Psychiatric Solutions, Inc.	SAIC, Inc.	Southwestern Energy Company
Public Service Enterprise Group, Inc.	Saint Vincent Catholic Medical Centers	Sovereign Bank
Public Storage	Saks Incorporated	Space Telescope Science Institute
Public Utility District #1 of Chelan County	Sakura Finetek USA, Inc.	Sparrow Health System
Publix Super Markets, Inc.	Salk Institute	Spectra Energy Corporation
Puget Energy, Inc.	Sally Beauty Company	Spectrum Brands, Inc.
Pulte Homes, Inc.	Salt River Project	Spectrum Health – Downtown
QBE Regional Insurance	Samuel Roberts Noble Foundation	Spherion Corporation
Qdoba Restaurant Corporation	San Antonio Water System	Springs Global US, Inc.
QTI Human Resources	San Manuel Band of Mission Indians	Springs Window Fashions Division
Qualcomm, Inc.	Sanderson Farms, Inc.	Sprint Nextel Corporation
Quality Bicycle Products	SanDisk Corporation	SPX Corporation
Quanta Services, Inc.	Sandoz, Inc.	SRA International, Inc.
Quest Diagnostics, Inc.	Sanmina-SCI Corporation	St. Cloud Hospital
Questar Corporation	Sargent Fletcher, Inc.	St. Jude Medical, Inc.
Quiksilver, Inc.	SAS Institute, Inc.	St. Louis County Government
Quorum Health Resources	Sauer-Danfoss, Inc.	St. Mary’s at Amsterdam
Qwest Communications International, Inc.	Savannah River Nuclear Solutions LLC	Stamats Communications, Inc.
R H Donnelly	SavaSeniorCare Administrative Services	Stampin’ Up!
R L I Insurance Company	SCANA Corporation	StanCorp Financial Group, Inc.
R L Polk & Company	ScanSource, Inc.	Standard Aero Limited
Rackspace	Schaumburg Township District Library	Standard Motor Products, Inc.
Radian Group, Inc.	Schering-Plough Corporation	Standard Pacific Homes
Radio One	Schneider Electric	The Stanley Works
Radio Shack Corporation	Schnitzer Steel Industries, Inc.	Staples, Inc.
Ralcorp Holdings, Inc.	Schreiber Foods, Inc.	Starbucks Corporation
The Raymond Corporation	Schwan Food Company	Starwood Hotels & Resorts Worldwide, Inc.
Raymond James Financial, Inc.	Scottrade, Inc.	State Corporation Commission
Raytheon Company	The Scotts Miracle-Gro Company	State Employee Credit Union
Reading Hospital & Medical Center	Seaboard Corporation	State of Minnesota
Realogy Corporation	Sealed Air Corporation	State Personnel Administration
Regal Entertainment Group	Sealy, Inc.	State Street Corporation
Regal-Beloit Corporation	Sears Holdings Corporation	Stater Bros. Holdings, Inc.
The Regence Group	Seco Tools, Inc.	Steel Dynamics, Inc.
Regency Centers Corporation	Securitas Security Services USA	Steelcase, Inc.
Regions Financial Corporation	Securus Technologies, Inc.	Stepan Company
Reliance Steel & Aluminum	Self Regional Healthcare	Stericycle, Inc.
Reliant Energy	SEMCO Energy	Sterilite Corporation
Remington Arms Company, Inc.	Sempra Energy	STERIS
Remy International, Inc.	Senco Products, Inc.	Sterling Bank
Renaissance Learning, Inc.	Sentara Healthcare	Stinger Ghaffarian Technologies
Rent-A-Center, Inc.	Sentry Group	Stonyfield Farm, Inc.
Republic Services, Inc.	Serco, Inc.	Storck USA LP
Rewards Network	Service Corporation International	Structural Associates, Inc.
Rexel, Inc.	The ServiceMaster Company	Stryker Corporation
Reynolds American, Inc.	Seventh Generation	Subuaru of Indiana Automotive, Inc.
RiceTec, Inc.	Shands HealthCare	Sulzer Pumps US, Inc.
Rich Products Corporation	Sharp Electronics Corporation	Sun Healthcare Group, Inc.
Richco	The Shaw Group, Inc.	Sundt Companies
Ricoh Electronics, Inc.	Sherwin-Williams Company	SunGard Data Systems, Inc.
Rite-Hite Corporation	Sigma Aldrich	Sunoco, Inc.
Rite Aid Corporation	Silgan Holdings, Inc.	Sunrise Senior Living, Inc.
Robert Half International, Inc.	Simon Property Group, Inc.	SunTrust Banks, Inc.
Roche Diagnostics	Simpson Housing LLLP	Superior Energy Services, Inc.
Rock-Tenn Company	Sirius Computer Solutions, Ltd.	SUPERVALU, Inc.
Rockwell Automation	SJE-Rhombus	SureWest Communications Company
Rockwell Collins, Inc.	SkyWest, Inc.	Susser Holdings Corporation
Rockwood Holdings, Inc.	SLM Corporation	Sykes Enterprises
Rollins, Inc.	Smith International, Inc.	SYNNEX Corporation
Roper Industries	SMSC Gaming Enterprise	Synovate
Roper Industries, Inc.	Smurfit-Stone Container Corporation	Synovus Financial Corporation
Ross Stores, Inc.	Snap-on Incorporated	Synthes
Roundy’s, Inc.	Solo Cup Company	SYSCO Corporation
Rowan Companies, Inc.	Solutia, Inc.	Systemax, Inc.
RR Donnelley & Sons Company	Somerset Medical Center	T. Rowe Price Group, Inc.
RSC Holdings, Inc.	Sonic Automotive, Inc.	Targa Resources, Inc.
Ruddick Corporation	Sonoco Products Company	Target Corporation
Rutgers University	South Jersey Gas Company	Tastefully Simple
Ryder System, Inc.	Southeastern Freight Lines	The Taubman Company
The Ryland Group, Inc.	The Southern Company	Taylor Corporation
S&C Electric Company	Southern Farm Bureau Life Insurance	TD Ameritrade Holding Corporation
SAC Federal Credit Union	Southern Poverty Law Center	TDS Telecom Corporation

A-12	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Tech Data Corporation	Universal Health Services, Inc.	Wake County Government
TECO Energy, Inc.	Universal Orlando	Waldrop, Inc.
Tecolote Research, Inc.	University Health System	Walgreen Company
Tele-Consultants, Inc.	University of Akron	Wal-Mart Stores, Inc.
Teledyne Technologies Incorporated	University of Alabama at Birmingham	The Walt Disney Company
Teleflex	University of California at Berkeley	The Warnaco Group, Inc.
Telephone & Data Systems, Inc.	University of Chicago	Warner Music Group Corporation
Teletech	University of Georgia	The Washington Post Company
Tellabs, Inc.	University of Kansas Hospital	Washington University in St. Louis
Temple-Inland, Inc.	University of Louisville	Waste Management, Inc.
Tenet Healthcare Corporation	University of Michigan	Watson Pharmaceuticals, Inc.
Tenneco, Inc.	University of Minnesota	Wayne Memorial Hospital
Teradata Corporation	University of Nebraska-Lincoln	Weir Slurry Group
Terex Corporation	University of Notre Dame	Weis Markets, Inc.
Tesoro Corporation	University of Rochester	Wellcare Health Plans
Texas County & District Retirement System	University of St. Thomas	Wellmark BlueCross BlueShield
Texas Industries, Inc.	University of Texas at Austin	WellPoint, Inc.
Texas Instruments Incorporated	University of Texas Southwestern Medical	Wells Fargo & Company
Textron, Inc.	Center	Wells’ Dairy, Inc.
Thermo Fisher Scientific, Inc.	University of Virginia	Wendy’s/Arby’s Group, Inc.
Thomas & Betts Corporation	University of Wisconsin Medical Foundation	Werner Company
Thomas Jefferson University Hospital	University Physicians, Inc.	Werner Enterprises, Inc.
Thomson, Inc.	Univision Communications, Inc.	WESCO International, Inc.
Thor Industries, Inc.	Unum Group	West Bend Mutual Insurance Company
Tiffany & Company	UPS	West Penn Allegheny Health System
Time Warner Cable	Urban Outfitters, Inc.	West Virginia University Hospitals
Time Warner, Inc.	URS Corporation	Westar Energy, Inc.
TIMET	US Airways Group, Inc.	Western Refining, Inc.
The Timken Company	US Foodservices	Western Southern Financial Group
TJX Companies, Inc.	US Steel Corporation	Western Textile Companies
Toll Brothers, Inc.	USAA	Western Union Company
Torchmark Corporation	USG Corporation	Westlake Chemical Corporation
The Toro Company	Utah Retirement Systems	Weston Solutions, Inc.
Total Mechanical, Inc.	Utah Transit Authority	Weyerhaeuser Company
Toys “R” Us, Inc.	Utica National Insurance	WGL Holdings, Inc.
Tractor Supply Company	V S E Corporation	Wheaton Franciscan Healthcare
TransUnion	Vail Resorts, Inc.	Whirlpool Corporation
Travel Guard – AIG	Valassis Communications, Inc.	Whole Foods Market, Inc.
TravelCenters of America LLC	Valero Energy Corporation	The Wilder Foundation
The Travelers Companies, Inc.	VALHI, Inc.	William Rainey Harper College
Travis County	Valmont Industries, Inc.	Williams Companies, Inc.
Treasure Island Resort & Casino	Van Andel Institute	Williams-Sonoma
Tredegar Industries, Inc.	Vangent, Inc.	Wilmer Hale
Tribune Company	Varian Medical Systems, Inc.	Windstream Communications
Tri-Met	Vectren Corporation	Winn-Dixie Stores, Inc.
Trinity Consultants, Inc.	Venetian Resort-Hotel-Casino	Winpak Portion Packaging, Ltd.
Trinity Industries, Inc.	Ventura Foods LLC	Wisconsin Energy Corporation
Triwest Healthcare Alliance	Venturedyne, Ltd.	WMS
True Value Company	Verde Realty	World Fuel Services Corporation
TRW Automotive Holdings Corporation	Verizon Communications, Inc.	World Vision International
TSYS	Verso Paper Corporation	World Vision United States
Tufts Health Plan	Vesuvius USA	Worley Parsons
Tupperware Corporation	VF Corporation	The Wornick Company
Turner Broadcasting System, Inc.	Via Christi Regional Medical Center	Worthington Industries
Tyco Electronics	Viacom, Inc.	Wyle Laboratories
Tyson Foods, Inc.	Viad Corporation	Wyndham Worldwide Corporation
U.S. Bancorp	Viant Health Payment Solutions	Wynn Resorts, Limited
UAL Corporation	Viasystems Group, Inc.	Xcel Energy, Inc.
UGI Corporation	Viejas Enterprise	Xerox Corporation
UMB Bank NA	Virgin Media, Inc.	XTO Energy, Inc.
UMDNJ-University of Medicine & Dentistry	Visa, Inc.	Yahoo!, Inc.
Underwriters Laboratories, Inc.	Vishay Intertechnology	Yale University
Unified Grocers, Inc.	Visteon Corporation	Yamaha Motor Corporation USA
Union Pacific Corporation	Volt Information Sciences, Inc.	Yankee Candle Company
Unisys Corporation	Volvo Group North America	YKK Corporation of America
United HealthCare Group	Vornado Realty Trust	YRC Worldwide, Inc.
United Natural Foods, Inc.	Vought Aircraft Industries, Inc.	YSI
United Refining Company	Vulcan Materials Company	Yum! Brands, Inc.
United Rentals, Inc.	VWR International	Zale Corporation
United Stationers, Inc.	W C Bradley Company	Zappos.com
United Technologies Corporation	W R Grace & Company	Zebra Technologies Corporation
UnitedHealth Group, Inc.	W W Grainger, Inc.	Zimmer Holdings, Inc.
Unitrin, Inc.	W.R. Berkley Corporation	Zions Bancorporation
Universal American Corporation	WABCO Holdings, Inc.	Zurich North America
Universal Forest Products, Inc.	Wackenhut Services, Inc.

MDU Resources Group, Inc. Proxy Statement	A-13

Proxy Statement

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A-14	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXHIBIT B

Companies Surveyed using Equilar, Inc. –
MDU Resources Group, Inc. – Chief Executive Officer
Competitive Analysis Measuring Long-Term Incentive
Compensation and Supplemental Income Security Plan Benefits

AGL Resources Inc.
Allegheny Energy, Inc.
Amer. Water Works Co., Inc.
Armstrong World Ind., Inc.
Atmos Energy Corp.
BJ Services Co.
Bucyrus International Inc.
Cameron International Corp.
Centex Corp.
Chicago Bridge & Iron Co.
CMS Energy Corp.
CVR Energy Inc.
Delek US Holdings, Inc.
Diamond Offshore Drilling Inc.
Dynegy Inc.
El Paso Corp.
Energy Transfer Equity, L.P.
EOG Resources Inc.
FMC Technologies Inc.
Global Partners LP
Hawaiian Electric Ind., Inc.
Holly Corp.
Lennar Corp.
McDermott International Inc.
Mirant Corp.
Nabors Industries Ltd.
New Jersey Resources Corp.
Nexen Inc.
Nicor Inc.
Noble Corp.
Noble Energy Inc.
Northeast Utilities
Nustar Energy L.P.
NV Energy, Inc.
NVR Inc.
Oil States International, Inc.
Owens Corning
Patriot Coal Corp.
Pinnacle West Capital Corp.
Puget Energy Inc.
Pulte Homes Inc.
RPM International Inc.
Southern Union Co.
Southwestern Energy Co.
Spectra Energy Corp.
Sunoco Logistics Partners L.P.
Teco Energy Inc.
Transalta Corp.
Tutor Perini Corp.
UGI Corp.
USG Corp.
Valspar Corp.
Watsco Inc.
WGL Holdings Inc.
Wisconsin Energy Corp.

MDU Resources Group, Inc. Proxy Statement	B-1

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B-2	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXHIBIT C

Companies Surveyed using Equilar, Inc. –
Fidelity Exploration & Production Company – Chief Executive Officer
Competitive Analysis Measuring Base Salary, Target Annual Cash
Compensation, and Target Total Direct Compensation

ATP Oil & Gas Corp
Atwood Oceanics Inc
Berry Petroleum Co
Bill Barrett Corp
Clayton Williams Energy Inc
CNX Gas Corp
Comstock Resources Inc
Concho Resources Inc
Continental Resources Inc
Eagle Rock Energy Partners L P
Encore Acquisition Co
Energy XXI (Bermuda) Ltd
Exco Resources Inc
Forest Oil Corp
Geokinetics Inc
Global Geophysical Services Inc
Gran Tierra Energy, Inc.
Hercules Offshore, Inc.
Ion Geophysical Corp
Linn Energy, LLC
Markwest Energy Partners L P
McMoran Exploration Co
Parker Drilling Co
Patterson Uti Energy Inc
Penn Virginia Corp
Pioneer Drilling Co
Quicksilver Resources Inc
Rosetta Resources Inc
Sandridge Energy Inc
St Mary Land & Exploration Co
Stone Energy Corp
Swift Energy Co
Ultra Petroleum Corp
Unit Corp Venoco, Inc.
W&T Offshore Inc.

MDU Resources Group, Inc. Proxy Statement	C-1

Proxy Statement

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C-2	MDU Resources Group, Inc. Proxy Statement

MDU RESOURCES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 24, 2012

11:00 a.m. Central Daylight Saving Time

909 Airport Road

Bismarck, ND

1200 West Century Avenue	proxy

Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders on April 24, 2012.

This proxy will also be used to provide voting instructions to New York Life Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

The undersigned hereby appoints Harry J. Pearce and Paul K. Sandness and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Saving Time, April 24, 2012, at 909 Airport Road, Bismarck, ND, and at any adjournment(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touch-tone telephone, (2) submit your proxy by Internet or (3) mark, date, sign, and return this proxy card in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/mdu
Use the Internet to vote your proxy until 12:00 p.m. (CDT) on Monday, April 23, 2012.

TELEPHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on Monday, April 23, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to
MDU Resources Group, Inc., c/o Shareowner Services,
P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Telephone or Internet, please do not mail your Proxy Card.

     Please detach here

The Board of Directors Recommends a Vote “FOR” all nominees and “FOR” Items 2 and 3.

1.	Election of directors:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01.	Thomas Everist	☐	☐	☐	06.	Thomas C. Knudson	☐	☐	☐
02.	Karen B. Fagg	☐	☐	☐	07.	Richard H. Lewis	☐	☐	☐
03.	Terry D. Hildestad	☐	☐	☐	08.	Patricia L. Moss	☐	☐	☐
04.	A. Bart Holaday	☐	☐	☐	09.	Harry J. Pearce	☐	☐	☐
05.	Dennis W. Johnson	☐	☐	☐	10.	John K. Wilson	☐	☐	☐

2.	Ratification of Deloitte & Touche LLP as the company’s independent auditors for 2012.	☐	For	☐	Against	☐	Abstain

3.	Advisory vote to approve the compensation of the company’s named executive officers.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR ITEMS 2 AND 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.